PROSPECTUS SUPPLEMENT
(To Prospectus dated May 30, 2007)

                                 $1,950,000,000
                      Wachovia Auto Loan Owner Trust 2007-1
                                 Issuing Entity


          $384,000,000          5.3372% Class A-1 Asset Backed Notes
          $613,000,000            5.36% Class A-2 Asset Backed Notes
          $200,000,000            5.29% Class A-3a Asset Backed Notes
          $518,000,000 LIBOR plus 0.02% Class A-3b Asset Backed Notes
          $ 75,000,000            5.38% Class B Asset Backed Notes
          $ 80,000,000            5.45% Class C Asset Backed Notes
          $ 80,000,000            5.65% Class D Asset Backed Notes
          $ 50,000,000            6.92% Class E Asset Backed Notes(1)
                           ---------------------------
                                                              Wachovia Bank,
    WDS Receivables LLC          Wachovia Dealer          National Association
         Depositor                Services, Inc.        Sponsor, Master Servicer
                                    Originator             and Administrator
                            ---------------------------

     The underwriters are offering the following classes of notes pursuant to this prospectus supplement:


                                                                  Underwriting Discounts               Net Proceeds
                                           Price                     and Commissions                 to the Depositor
                               -------------------------------  ---------------------------- --------------------------------
Class A-1 Asset Backed Notes   $  384,000,000.00  (100.00000%)    $  460,800.00  (0.120%)    $  383,539,200.00  (99.88000%)
Class A-2 Asset Backed Notes   $  612,991,601.90   (99.99863%)    $1,164,700.00  (0.190%)    $  611,826,901.90  (99.80863%)
Class A-3a Asset Backed Notes  $  199,985,480.00   (99.99274%)    $  530,000.00  (0.265%)    $  199,455,480.00  (99.72774%)
Class A-3b Asset Backed Notes  $  518,000,000.00  (100.00000%)    $1,372,700.00  (0.265%)    $  516,627,300.00  (99.73500%)
Class B Asset Backed Notes     $   74,982,240.00   (99.97632%)    $  262,500.00  (0.350%)    $   74,719,740.00  (99.62632%)
Class C Asset Backed Notes     $   79,979,440.00   (99.97430%)    $  360,000.00  (0.450%)    $   79,619,440.00  (99.52430%)
Class D Asset Backed Notes     $   79,990,144.00   (99.98768%)    $  440,000.00  (0.550%)    $   79,550,144.00  (99.43768%)

   Total                       $1,949,928,905.90                  $4,590,700.00              $1,945,338,205.90

(1) The Class E Asset Backed Notes are not being offered by this prospectus supplement and will not be purchased by the underwriters but will instead be transferred to the Depositor on the closing date as partial consideration for the transfer of the receivables and related assets from the Depositor to the Issuing Entity. The Depositor may, from time to time, offer the Class E Asset Backed Notes as more fully described under "Underwriting" in this prospectus supplement.

     The price of the Notes will also include accrued interest, if any, from the date of initial issuance. Distributions on the Notes will be made monthly on the 20th day of each month or, if not a business day, on the next business day, beginning July 20, 2007. The net proceeds to the Depositor exclude expenses, estimated at $1,200,000.

     The main sources for payment of the Notes are a pool of motor vehicle receivables, certain payments under the receivables, monies on deposit in a reserve fund and overcollateralization (in the form of payments on the Notes such that the amount of the principal balance of the receivables will exceed the aggregate principal amount of the Notes outstanding by an anticipated percentage amount) as described herein. Credit enhancement will consist of subordination of each class of Notes with a lower alphabetical designation to each class of Notes with a higher alphabetical designation (i.e., A is higher than B), overcollateralization and a reserve fund. The Issuing Entity will enter into an interest rate swap agreement with Wachovia Bank, National Association, as swap counterparty, with respect to the Class A-3b Asset Backed Notes.

   The Notes will represent obligations of the Issuing Entity only and will not represent obligations of Wachovia Bank, National Association, Wachovia Dealer Services, Inc., WDS Receivables LLC or any of their respective affiliates.

   Consider carefully the Risk Factors beginning on page S-14 of this prospectus supplement and on page 10 of the prospectus.

   The Notes are not deposits and neither the Notes nor the underlying receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental authority.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Delivery of the Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about June 7, 2007.

                        Underwriters of the Class A Notes

Wachovia Securities
                        Credit Suisse
                                         Guzman & Company

                                                         RBS Greenwich Capital

  Underwriter of the Class B Notes, the Class C Notes and the Class D Notes
                               Wachovia Securities

             The date of this Prospectus Supplement is May 30, 2007.

                                Table of Contents


                                Page                                    Page
                                ----                                    ----


Reading These Documents..........S-3    Application of Available Funds..S-45
Transaction Illustration.........S-4      Sources of Funds for
Summary..........................S-5      Distributions.................S-45
Risk Factors....................S-14      Priority of Distributions.....S-46
The Issuing Entity..............S-19      Fees and Expenses of the
  Limited Purpose and Limited             Issuing Entity................S-49
  Assets........................S-19    Description of the Swap
  Capitalization of the Issuing           Agreement.....................S-49
  Entity........................S-19      General.......................S-49
  The Owner Trustee.............S-20      Modifications and Amendment
The Swap Counterparty...........S-20      of the Swap Agreement.........S-50
The Receivables Pool............S-20      Defaults Under the Swap
  General.......................S-20      Agreement.....................S-50
  Criteria Applicable to                Description of the Receivables
  Selection of Receivables......S-20      Transfer and Servicing
  Characteristics of the                  Agreements....................S-51
  Receivables...................S-21      Servicing the Receivables.....S-52
Static Pool Data................S-28      Accounts......................S-52
Weighted Average Lives of the             Advances......................S-52
  Notes.........................S-28      Servicing Compensation
The Originator..................S-35      and Expenses..................S-53
  General.......................S-35      Waiver of Past Events of
  Delinquency, Credit Loss and            Servicing Termination.........S-53
  Recovery Information..........S-35      Optional Purchase of
Use of Proceeds.................S-36      Receivables...................S-53
Description of the Notes........S-37      Deposits to the Collection
  Note Registration.............S-37      Account.......................S-53
  Payments of Interest..........S-37      Master Servicer Will Provide
  Payments of Principal.........S-38      Information to Indenture
  Priority of Distributions               Trustee.......................S-54
  Will Change if the Notes              Description of the Trust
  are Accelerated Following               Agreement.....................S-55
  an Event of Default...........S-40    Description of the Indenture....S-55
  Credit Enhancement............S-42      Rights Upon Event of Default..S-55
  Optional Prepayment...........S-44    Material Federal Income Tax
  Controlling Class.............S-44      Consequences..................S-55
  The Indenture Trustee.........S-44    ERISA Considerations............S-55
                                        Underwriting....................S-56
                                          General.......................S-56
                                        Legal Opinions..................S-58
                                        Glossary of Terms...............S-59

                                        Annex I -
                                          Global Clearance, Settlement
                                          and Tax Documentation
                                           Procedures..................S-I-1

                              Reading These Documents

      We provide information on the Notes in two documents that offer varying levels of detail:

      Prospectus--provides general information, some of which may not apply to the Notes.

      Prospectus Supplement--provides a summary of the specific terms of the Notes.

      We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the Notes described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references to sections in these documents where you can find further related discussions. Refer to the Table of Contents in this prospectus supplement and in the prospectus to locate the referenced sections.

      You should rely only on information on the Notes provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

      Capitalized terms used in this prospectus supplement are defined in the Glossary of Terms beginning on page S-59 and the Glossary of Terms beginning on page 81 of the prospectus.


                                                     Transaction Illustration

              -----------------------------------------                     -----------------------------------------
             |   Wachovia Bank, National Association   |                   |      Wachovia Dealer Servicer, Inc.     |
             |    (Sponsor, Master Servicer and        |                   |              (Originator)               |
             |           Administrator)                |                   |                                         |
             |                                         |                   |                                         |
             |                                         |                   |                                         |
              -----------------------------------------                     -----------------------------------------
                                   \                                                            /
                                    \                                                          /
                                     \                                                        /
                                      \                                                      /
                                       \                                                    /
                                        \                                                  /
                                         \                                                /
                                          \                                              /
                                           \                                            /
                                            \                                          /
                                             \                                        /
                                              \                                      /
                                               \                                    /
                                                \                                  /
                                                 \                               \ /
  -----------------------------           --------------------------------------------                    -----------------------
 |                             |         |             WDS Receivables LLC            |                  |     Wachovia Bank     |
 |                  (1)(2)     |         |                 (Depositor)                |                  |  National Association |
 |      Certificates           |-------->|                                            |                  |   (Swap Counterparty) |
 |                             |         |                                            |                  |                       |
 |                             |         |                                            |                  |                       |
  -----------------------------           --------------------------------------------                 .  ------------------------
                               / \                              |                                    .
                                 \                              |                                  .
                                  \                             |                                .
                                   \                            |                              .
                                    \                           |                            .
                                     \                          |                          .
                                      \                         |                        .
                                       \                        |                      .
  -----------------------------         \ -------------------------------------------.                     -----------------------
 |      Wilmington Trust       |         |        Wachovia Auto Loan Owner Trust      |                   |    U.S. Bank National |
 |           Company           |         |                    2007-1                  |                   |        Association    |
 |       (Owner Trustee)       |.........|              (Issuing Entity)              |...................|       (Indenture      |
 |                             |         |                                            |                   |        Trustee)       |
 |                             |         |                                            |                   |                       |
  -----------------------------           --------------------------------------------                    /------------------------
                                                                |
                                                                |
                                                                |
                                                                |
                                                                |
                                                                |
                                                               \ /
                                            ----------------------------------------
                                          /                                          \
                                         |        Class A-1  Notes    $384,000,000    |
                                         |        Class A-2  Notes    $613,000,000    |
                                         |        Class A-3a Notes    $200,000,000    |
                                         |        Class A-3b Notes    $518,000,000    |
                                         |        Class B    Notes    $ 75,000,000    |
                                         |        Class C    Notes    $ 80,000,000    |
                                         |        Class D    Notes    $ 80,000,000    |
                                         |        Class E    Notes(1) $ 50,000,000    |
                                          \                                          /
                                            ----------------------------------------

-----------------------
(1)  Not being offered by this document.
(2)  The Certificates do not have a principal balance.

-------------------------------------------------------------------------------
                                     Summary

      This summary describes the main terms of the offering of the notes. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Principal Parties

      Issuing Entity

Wachovia Auto Loan Owner Trust 2007-1 will be governed by the amended and restated trust agreement, dated as of June 1, 2007, between the depositor and the owner trustee. The issuing entity will issue the notes and the certificates to the depositor as consideration for the transfer by the depositor to the issuing entity of a pool of receivables consisting of motor vehicle retail installment sale contracts and installment loans that the depositor purchased from the originator. The issuing entity will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes. The issuing entity will be solely liable for the payment of the notes.

The notes will be obligations of the issuing entity secured by the assets of the issuing entity. The notes will not represent obligations of WDS Receivables LLC, Wachovia Bank, National Association, Wachovia Dealer Services, Inc. or any of their respective affiliates.

      Originator

Wachovia Dealer Services, Inc., a wholly owned subsidiary of Wachovia Bank, National Association. Prior to February 1, 2007, Wachovia Dealer
Services, Inc. was known as WFS Financial Inc.

      Sponsor, Master Servicer and Administrator

Wachovia Bank, National Association.

      Depositor

WDS Receivables LLC, a wholly owned subsidiary of Wachovia Dealer Services, Inc.

      Owner Trustee

Wilmington Trust Company will act as owner trustee of the issuing entity.

      Indenture Trustee

U.S. Bank National Association will act as indenture trustee with respect to the notes.

      The Swap Counterparty

Wachovia Bank, National Association will be the swap counterparty. On the closing date, the issuing entity will enter into an interest rate swap agreement with the swap counterparty in order to hedge against the interest rate risk resulting from the fixed rate receivables versus the variable rate class A-3b notes.

      Terms of the Securities

      The Notes

The following classes of notes, sometimes referred to herein as the offered notes, are being issued and offered pursuant to this prospectus supplement(1):


                                                 Final
           Aggregate                           Scheduled
 Note       Principal        Interest         Distribution
 Class       Amount      Rate Per Annum           Date
------    ------------   ----------------   ----------------
A-1.....  $384,000,000            5.3372%    June 20, 2008
A-2.....  $613,000,000              5.36%    July 20, 2010
A-3a....  $200,000,000              5.29%    April 20, 2012
A-3b....  $518,000,000   LIBOR plus 0.02%    April 20, 2012
B ......   $75,000,000              5.38%    July 20, 2012
C ......   $80,000,000              5.45%   October 22, 2012
D ......   $80,000,000              5.65%   February 20, 2013


(1) The issuing entity will also issue $50,000,000 aggregate principal amount of 6.92% class E notes with a final scheduled distribution date of January 20, 2015. The class E notes are not being offering by this prospectus supplement and will not be purchased by the underwriters but will instead be transferred to the depositor on the closing date as partial consideration for the transfer of receivables and related assets from the depositor to the issuing entity. The depositor may, from time to time, offer the class E notes as more fully described under "Underwriting" in this prospectus supplement.

Each class of notes with a lower alphabetical designation will be subordinated to each other class of notes with a higher alphabetical designation (i.e., A is higher than B, B is higher than C, C is higher than D and D is higher than E). The notes will bear interest at the rates set forth above and interest will be calculated

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
in the manner described below under "Interest Accrual".

The offered notes will be issued in book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 thereafter.

      The Certificates

The issuing entity will issue Wachovia Auto Loan Owner Trust 2007-1 certificates to the depositor. The certificates are not being offered by this prospectus supplement. The certificates will not bear interest nor have a principal balance, and all payments in respect of the certificates will be subordinated to payments on the notes.

Important Dates

      Statistical Calculation Date

April 21, 2007, the date used in preparing certain statistical information herein.

      Cutoff Date

The cutoff date with respect to the receivables transferred to the issuing entity on the closing date will be the close of business on or about June 2, 2007.

      Closing Date

The closing date will be on or about June 7, 2007.

      Distribution Dates

The 20th day of each month (or, if the 20th day is not a business day, the next succeeding business day). The first distribution date will be July 20, 2007.

      Record Dates

On each distribution date, the issuing entity will make payments to the holders of the notes as of the related record date. The record date will be the business day immediately preceding such distribution date or, if the notes have been issued in fully registered, certificated form, the last business day of the preceding month.

Interest Rates

The issuing entity will pay interest on each class of notes at the rate specified above under "Terms of the Securities--The Notes".

      Interest Accrual

      Class A-1 Notes and Class A-3b Notes

"Actual/360", accrued from and including the prior distribution date (or from and including the closing date, in the case of the first distribution date) to but excluding the current distribution date.

      Class A-2 Notes, Class A-3a Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes

"30/360", accrued from and including the 20th day of the prior month (or from and including the closing date, in the case of the first distribution date) to but excluding the 20th day of the current month (assuming each month has 30 days).

      Interest Payments

On each distribution date, to the extent that funds are available, the noteholders of each class will receive accrued interest at the interest rate for that class. Interest payments on each class of class A notes will have the same priority. Each class of notes with a higher alphabetical designation will be entitled to receive certain payments of principal before interest payments are made on the classes of notes with a lower alphabetical designation.

Interest accrued but not paid on any distribution date will be due on the immediately succeeding distribution date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate.

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuing entity will pay interest on the notes as described under "Description of the Notes--Priority of Distributions Will Change if the Notes are Accelerated Following an Event of Default".

For a more detailed description of the payment of interest, see "Description of the Notes--Payments of Interest" and "--Priority of Distributions Will Change if the Notes are Accelerated Following an Event of Default".

      Principal Payments

On each distribution date, from the amounts allocated to the holders of the notes to pay principal described in clauses (5), (7), (9), (11), (13) and (15) under "--

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Priority of Distributions", the issuing entity will pay principal of the notes in the following order of priority:

(1) to the class A-1 notes until they have been paid in full;

(2) to the class A-2 notes until they have been paid in full;

(3) pro rata to the class A-3a and class A-3b notes until they have been paid in full;

(4) to the class B notes until they have been paid in full;

(5) to the class C notes until they have been paid in full;

(6) to the class D notes until they have been paid in full; and

(7) to the class E notes until they have been paid in full.

If a distribution date is a final scheduled distribution date for one or more classes of notes as specified above under "Terms of the Securities--The Notes", all principal and interest with respect to such class of notes will be payable in full (if not previously paid).

However, if the notes are accelerated following the occurrence of an event of default under the indenture, the issuing entity will pay principal of the notes in the following order of priority:

(1) to the class A-1 notes until they have been paid in full;

(2) to the class A-2 notes, the class A-3a notes and the class A-3b notes, pro rata, until all classes of class A notes have been paid in full;

(3) to the class B notes until they have been paid in full;

(4) to the class C notes until they have been paid in full;

(5) to the class D notes until they have been paid in full; and

(6) to the class E notes until they have been paid in full.

For a more detailed description of the payment of principal, see "Description of the Notes--Payments of Principal", "--Priority of Distributions Will Change if the Notes are Accelerated Following an Event of Default", "Application of Available Funds" and "Description of the Indenture--Rights Upon Event of Default"

      Priority of Distributions

On each distribution date prior to the occurrence of an event of default under the indenture and acceleration of the maturity of the notes, from available collections received on or in respect of the receivables during the related collection period and, with respect to the distributions described in clauses
(1) through (13), amounts available for withdrawal from the reserve fund, the issuing entity will distribute the following amounts in the following order of priority:

(1) the servicing fee for the related collection period plus any overdue servicing fees for one or more prior collection periods plus an amount equal to any nonrecoverable advances to the master servicer;

(2) the fees and expenses of the trustees for the related collection period plus any overdue fees or expenses for one or more prior collection periods to the trustees pro rata; provided, however, that such fees and expenses may not exceed, in the aggregate, $100,000 per annum;

(3) net payments (excluding swap termination payments), if any, due to the swap counterparty under the interest rate swap agreement;

(4) pro rata, (a) the interest distributable amount for the class A notes, ratably to the holders of the class A notes and (b) certain swap termination payments, if any, due to the swap counterparty under the interest rate swap agreement;

(5) principal of the notes in an amount equal to the amount by which (a) the aggregate principal amount of the class A notes exceeds (b) the aggregate principal balance of the receivables as of the last day of the related collection period, to the noteholders in the priority described under "Principal Payments";

(6) the interest distributable amount for the class B notes to the holders of the class B notes;

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(7) principal of the notes in an amount equal to the amount by which (a) the aggregate principal amount of the class A notes and the class B notes exceeds (b) the aggregate principal balance of the receivables as of the last day of the related collection period, less (c) any amounts allocated to pay principal under clause (5) above, to the noteholders in the priority described under "Principal Payments";

(8) the interest distributable amount for the class C notes to the holders of the class C notes;

(9) principal of the notes in an amount equal to the amount by which (a) the aggregate principal amount of the class A notes, the class B notes and the class C notes exceeds (b) the aggregate principal balance of the receivables as of the last day of the related collection period, less (c) any amounts allocated to pay principal under clauses (5) and (7) above, to the noteholders in the priority described under "Principal Payments";

(10) the interest distributable amount for the class D notes to the holders of the class D notes;

(11) principal of the notes in an amount equal to the amount by which (a) the aggregate principal amount of the class A notes, the class B notes, the class C notes and the class D notes exceeds (b) the aggregate principal balance of the receivables as of the last day of the related collection period, less (c) any amounts allocated to pay principal under clauses (5),
     (7) and (9) above, to the noteholders in the priority described under "Principal Payments";

(12) the interest distributable amount for the class E notes to the holders of the class E notes;

(13) principal of the notes in an amount equal to the amount by which (a) the aggregate principal amount of the class A notes, the class B notes, the class C notes, the class D notes and the class E notes exceeds (b) the aggregate principal balance of the receivables as of the last day of the related collection period, less (c) any amounts allocated to pay principal under clauses (5), (7), (9) and (11) above, to the noteholders in the priority described under "Principal Payments";

(14) the amount, if any, necessary to fund the reserve fund up to the required amount, into the reserve fund;

(15) principal of the notes in an amount equal to (a) the lesser of the aggregate principal amount of the notes and the amount by which (i) the sum of the aggregate principal amount of the notes and the overcollateralization target amount for that distribution date, described under "Credit Enhancement--Overcollateralization" exceeds (ii) the aggregate principal balance of the receivables as of the last day of the related collection period, less (b) any amounts allocated to pay principal under clauses (5), (7), (9), (11) and (13) above, to the noteholders in the priority described under "Principal Payments";

(16) any swap termination payments due to the swap counterparty under the interest rate swap agreement and not paid pursuant to clause (4)(b);

(17) if a successor master servicer has replaced Wachovia Bank as master servicer, any unpaid transition expenses due in respect of the transfer of servicing and any additional servicing fees for the related collection period to the successor master servicer;

(18) any fees and expenses due to the trustees, pro rata, that have not previously been paid; and

(19) any remaining amounts to the certificateholders.

For purposes of these distributions, on any distribution date the principal amount of a class of notes will be calculated as of the immediately preceding distribution date after giving effect to all payments made on such preceding distribution date, or, in the case of the first distribution date, as of the closing date.


All amounts distributed in respect of principal of the notes will be paid in the manner and priority described under "Principal Payments".


Swap termination payments payable pursuant to clauses (4)(b) and (16) are described in more detail under "Description of the Swap Agreement--Defaults Under the Swap Agreement".

In addition, if the sum of the amounts on deposit in the collection account and the reserve fund on any distribution date equals or exceeds the aggregate principal amount of the notes, accrued and unpaid interest thereon and certain amounts due to the master servicer, the swap counterparty and the trustees, all such amounts will be applied up to the amounts necessary to retire the notes and pay all other amounts

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

due to the master servicer, the swap counterparty and the trustees.

If the notes are accelerated following the occurrence of an event of default under the indenture the issuing entity will pay principal of and interest on the notes, amounts due to the swap counterparty and fees of the trustees and the master servicer as described under "Description of the Notes--Priority of Distributions Will Change if the Notes are Accelerated Following an Event of Default".

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, see "Description of the Notes", "Description of the Swap Agreement" and "Application of Available
Funds--Priority of Distributions".

      Credit Enhancement

Credit enhancement for the notes generally will include the following:

      Subordination of the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes

The class B notes will be subordinated to each class of class A notes, the class C notes will be subordinated to the class B notes, the class D notes will be subordinated to the class C notes and the class E notes will be subordinated to the class D notes. On each distribution date:

o no interest will be paid on a class of notes until all interest due on each class of notes with a higher alphabetical designation has been paid in full through the related interest period, including, to the extent lawful, interest on overdue interest; and

o no principal will be paid on a class of notes until all principal due on each class of notes with a higher alphabetical designation (or lower numerical designation) on that distribution date has been paid in full.

The subordination of the class B notes, the class C notes, the class D notes and the class E notes is intended to decrease the risk of default by the issuing entity with respect to payments due to the more senior classes of notes.

      Overcollateralization

Overcollateralization will represent the amount, if any, by which the aggregate principal balance of the receivables exceeds the aggregate principal amount of the notes. Any overcollateralization will be available to absorb losses on the receivables.

On the closing date, the initial amount of overcollateralization will be approximately zero and the aggregate principal amount of notes to be issued will equal approximately 100.00% of the aggregate principal balance of the receivables as of the cutoff date.

The application of funds as described under clause (15) of "Priority of Distributions" is designed to build overcollateralization to, and thereafter to maintain overcollateralization at, a target amount.

The overcollateralization target amount will be equal to the greater of (i) 1.25% of the aggregate principal balance of the receivables as of the last day of the related collection period and (ii) 0.50% of the aggregate principal balance of the receivables as of the cutoff date; provided, however, the percentage described in (ii) may be reduced if on certain specified distribution dates the cumulative net loss and delinquency tests and certain other conditions have been satisfied.

The overcollateralization target amount is intended to be reached by paying a greater amount of principal of the notes on the first several distribution dates than is paid by obligors on the outstanding principal balance of the receivables during such time.

For a more detailed description of overcollateralization, see "Description of the Notes--Credit Enhancement--Overcollateralization".

      Reserve Fund

On the closing date, the master servicer will establish, in the name of the indenture trustee, a reserve fund into which certain amounts on the closing date and certain excess collections on or in respect of the receivables will be deposited. The reserve fund will afford investors in the notes some limited protection against losses on the receivables. The reserve fund will be funded on the closing date with a deposit by the depositor of an amount equal to 0.25% of the aggregate principal balance of the receivables as of the cutoff date.

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                                      S-9

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On each distribution date, the indenture trustee will deposit (or cause to be deposited) in the reserve fund, from amounts collected on or in respect of the receivables during the related collection period that are not used on that distribution date to make required payments to the master servicer, the trustees, the swap counterparty or the noteholders, the amount, if any, by which: (i) the amount required to be on deposit in the reserve fund on that distribution date exceeds (ii) the amount on deposit in the reserve fund on that distribution date.

Amounts on deposit in the reserve fund will be available to, among other things,
(i) pay shortfalls in interest and certain principal payments required to be paid on the notes and (ii) reduce the principal amount of a class of notes to zero on or after its related final scheduled distribution date.

On each distribution date, the indenture trustee will withdraw (or cause to be withdrawn) funds from the reserve fund, up to the amount on deposit therein, to the extent needed to make the following payments:

o to the master servicer, the servicing fee for the related collection period plus any overdue servicing fees for one or more prior collection periods plus an amount equal to any nonrecoverable advances;

o to the trustees, all fees and expenses for the related collection period plus any overdue fees or expenses for one or more prior collection periods, subject to the limitations described above in clause (2) under "Priority of Distributions";

o to the swap counterparty, all net swap payments described in clause (3) under "Priority of Distributions" and swap termination payments due under clause (4)(b) under "Priority of Distributions";

o to the noteholders, monthly interest and the amounts allocated to pay principal described in clauses (5), (7), (9), (11) and (13) under "Priority of Distributions", if any, required to be paid on the notes on that distribution date plus any overdue monthly interest due to any class of notes for the previous distribution date, together with interest on the overdue monthly interest at the interest rate applicable to that class.

The amount required to be on deposit in the reserve fund on any distribution date will be an amount equal to 0.50% of the aggregate principal balance of the receivables as of the cutoff date; provided, that the required amount (i) may not be greater than the aggregate principal amount of the notes and (ii) will be zero if the aggregate principal balance of the receivables as of the last day of the related collection period is zero.

If the amount on deposit in the reserve fund on any distribution date exceeds the amount required to be on deposit therein, after giving effect to all required deposits to and withdrawals from the reserve fund on that distribution date, the excess will be paid to the certificateholders.

For a more detailed description of the deposits to and withdrawals from the reserve fund, see "Description of the Notes--Credit Enhancement--Reserve Fund".

The various forms of credit enhancement described herein are intended to reduce the risk of payment default by the issuing entity. Available collections and certain funds available from credit enhancement will be applied in accordance with the priority set forth in "Application of Available Funds--Priority of Distributions" or following the occurrence of an event of default, set forth in "Description of the Notes--Priority of Distributions Will Change if the Notes are Accelerated Following an Event of Default". To the extent available collections and amounts in the reserve fund are insufficient to make all such distributions, such collections and amounts would be applied to the items having the then highest priority of distribution, in which case, items having lower priority of distribution may not be paid, either in whole or in part.

      Optional Prepayment

The originator has the option to purchase the receivables on any distribution date following the last day of a collection period as of which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the cutoff date. The purchase price will equal the lesser of the fair market value of the receivables and the aggregate principal balance of the receivables plus accrued and unpaid interest thereon; provided, however, that the purchase price must equal or exceed the aggregate principal amount of the notes, accrued and unpaid interest thereon and amounts due to the master servicer, the swap counterparty and the trustees. The issuing entity will apply the payment of such purchase price to the payment of the notes in full.

It is expected that at the time this purchase option becomes available to the originator only the class C

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                                      S-10

-------------------------------------------------------------------------------

notes, the class D notes and the class E notes will be outstanding.

For a more detailed description of this optional purchase right, see "Description of the Receivables Transfer and Servicing Agreements--Optional Purchase of Receivables".

      Events of Default

The events of default under the indenture will consist of the following:

o a default in the payment of interest on any note of the controlling class for five or more days;

o a default in the payment of the principal of any note on the related final scheduled distribution date;

o a default in the observance or performance of any other material covenant or agreement of the issuing entity made in the indenture and such default not having been cured for a period of 60 days after written notice thereof has been given to the issuing entity by the depositor or the indenture trustee or to the issuing entity, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the controlling class;

o any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the issuing entity by the depositor or the indenture trustee or to the issuing entity, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the controlling class; and

o certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or its property as specified in the indenture.

For a more detailed description of the events of default under the indenture, see "The Indenture" in this prospectus supplement and in the prospectus.

      Property of the Issuing Entity

      General

The property of the issuing entity will include the following:

o a pool of simple interest motor vehicle retail installment sale contracts and installment loans, with an aggregate principal balance as of the statistical calculation date of $2,000,000,000.21, originated by the originator or purchased by the originator from dealers in the ordinary course of business in connection with the sale of new and used motor vehicles and constituting tangible chattel paper;

o amounts received after the cutoff date on or in respect of the receivables transferred to the issuing entity on the closing date;

o     security interests in the vehicles financed under the receivables;

o any proceeds from claims on and refunds of premiums with respect to insurance policies relating to the financed vehicles or the related obligors;

o     the receivable files;

o funds on deposit in the collection account, the note payment account and the reserve fund;

o all rights under the receivables purchase agreement with the originator, including the right to cause the originator to repurchase from the issuing entity receivables affected materially and adversely by breaches of the representations and warranties of the originator made in the receivables purchase agreement;

o all rights under the sale and servicing agreement, including the right to cause the master servicer to purchase receivables affected materially and adversely by breaches of the representations and warranties or certain servicing covenants of the master servicer made in the sale and servicing agreement;

o     all rights under the interest rate swap agreement; and

o     any and all proceeds relating to the above.

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                                      S-11

-------------------------------------------------------------------------------

For a more detailed description of the receivables, see "The Receivables Pool".

      The Swap Agreement

On the closing date, the issuing entity will enter into an interest rate swap agreement with the swap counterparty to hedge the floating interest rate on the class A-3b notes. The interest rate swap will have an initial notional amount equal to the initial principal balance of the class A-3b notes and the notional amount will decrease by the amount of any principal payments on the class A-3b notes. The notional amount under the interest rate swap will at all times be equal to the principal balance of the class A-3b notes.

Under the interest rate swap agreement, on each distribution date the issuing entity will be obligated to pay the swap counterparty a payment based on a per annum fixed rate of 5.3012% times the notional amount of the interest rate swap, and the swap counterparty will be obligated to pay the issuing entity a per annum floating interest rate payment based on LIBOR plus 0.02% times the notional amount of the interest rate swap. Payments on the interest rate swap will be exchanged on a net basis. Any net swap payments owed by the issuing entity to the swap counterparty on the interest rate swap rank higher in priority than all interest and principal payments on the notes, but lower in priority than amounts owed to the master servicer and certain amounts owed to the trustees.

The swap agreement may be terminated upon an event of default or a termination event specified in the swap agreement. If the swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuing entity. Certain swap termination payments will be paid prior to any payments of principal of and certain payments of interest on the notes.

A termination event will occur under the swap agreement if the swap counterparty fails to maintain its credit rating at certain levels required by the swap agreement, unless the swap counterparty (i) maintains certain alternative minimum credit ratings and, among other things, posts collateral pursuant to the credit support annex or (ii) assigns its rights and obligations under the swap agreement to a substitute swap counterparty with an acceptable rating.

The issuing entity's obligation to pay the swap counterparty any net swap payments and any other amounts due under the swap agreement is secured by the lien granted by the issuing entity under the indenture.

For a more detailed description of the interest rate swap agreement and the swap counterparty, see "Description of the Swap Agreement" and "The Swap Counterparty".

      Servicing and Master Servicer Compensation

Wachovia Bank's responsibilities as master servicer will include, among other things, collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of delinquent or defaulted receivables and monitoring the performance of the receivables. In return for its services, the issuing entity will be required to pay the master servicer a servicing fee on each distribution date for the related collection period equal to the product of 1/12 of 1.25% and the aggregate principal balance of the receivables as of the first day of the related collection period (or as of the cutoff date in the case of the first distribution date).

The master servicer will have the right to delegate any or all of its servicing duties to any of its affiliates or other third parties; provided, however, that it will remain obligated and liable for servicing the receivables as if it alone were servicing the receivables.

Wachovia Dealer Services will subservice the receivables of the issuing entity. Except as otherwise indicated by the context, references to "master servicer" in this prospectus supplement will mean the master servicer or a subservicer, as the case may be.

      Ratings

It is a condition to the issuance of the offered notes that each class of offered notes shall have been assigned at least the following ratings:


                                         Rating
                          ---------------------------------
                          Standard &
          Note Class        Poor's        Moody's     Fitch
         -------------    ------------    -------     -----
              A-1             A-1+         Prime-1      F1+
              A-2             AAA           Aaa        AAA
             A-3a             AAA           Aaa        AAA
             A-3b             AAA           Aaa        AAA
               B              AA            Aa1         AA
               C               A            A1          A
               D              BBB          Baa2        BBB

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                                      S-12

-------------------------------------------------------------------------------

A rating is not a recommendation to purchase, hold or sell the related offered notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the offered notes address the likelihood of the payment of principal of and interest on the offered notes according to their terms. A rating agency rating the offered notes may, in its discretion, lower or withdraw its rating in the future as to any class of offered notes.


Tax Status

      Opinions of Counsel

In the opinion of Sidley Austin LLP, for federal income tax purposes the offered notes will be characterized as debt if held by persons other than the beneficial owner of the equity in the issuing entity, and the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

      Investor Representations

If you purchase offered notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

For a more detailed description of the tax consequences of acquiring, holding and disposing of notes, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered notes will generally be eligible for purchase by or with plan assets of employee benefit and other benefit plans and individual retirement accounts, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus. Each investing employee benefit or other benefit plan, and each person investing on behalf of or with plan assets of such a plan, will be deemed to make certain representations.

For a more detailed description of the ERISA considerations applicable to a purchase of the notes, see "ERISA Considerations" in this prospectus supplement and in the prospectus.

Eligibility for Purchase by Money Market Funds

The class A-1 notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of the class A-1 notes under Rule 2a-7 and whether an investment in such notes satisfies the fund's investment policies and objectives.

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                                      S-13

                                  Risk Factors

        You should consider the following risk factors (and the factors under "Risk Factors" in the prospectus) in deciding whether to purchase any of the notes. The following risk factors and those in the prospectus describe the principal risk factors of an investment in the notes.



Losses on the receivables may
 be affected disproportionately
 because of geographic
 concentration of receivables in
 California.......................As of the statistical calculation date, the master servicer's records indicate that 32.18% of the aggregate
                                  principal balance of the receivables related to obligors
                                  with mailing addresses in California.  As of that date, no other state accounted for more than 5.14% of the aggregate principal balance of the receivables.  If California
                                  experiences adverse economic changes, such as an increase in the unemployment rate, an increase in interest rates or an increase in the rate of inflation, obligors in California
                                  may be unable to make timely payments on their receivables and you may experience payment delays or losses on your
                                  notes.  We cannot predict whether adverse economic changes or other adverse events will occur or to what extent those events would affect the receivables or repayment of your
                                  notes.
Some notes have greater risk
 because they are subordinate
 to other classes of notes........You may suffer a loss on your investment if payments of interest on or principal of your notes are subordinated to one or more other classes of notes.  Both interest payments and principal payments on the notes will be subordinated to the servicing fee due to the master servicer, net swap
                                  payments due to the swap counterparty and certain amounts
                                  owed to the trustees and certain swap termination payments will be paid pari passu with the payment of interest owed to the class A noteholders.  In addition, payments on the notes are subject to the following priorities:

                                  o       no interest will be paid on any distribution date to
                                          a class of notes until all interest due on that
                                          distribution date on each class of notes with a
                                          higher alphabetical designation has been paid in
                                          full; and

                                  o       no principal will be paid on a class of notes until
                                          all principal due on each class with a higher
                                          alphabetical designation (and a lower numerical
                                          designation in the case of the class A notes) has
                                          been paid in full;

                                  provided, however, if the notes have been accelerated
                                  following the occurrence of an event of default under the
                                  indenture:

                                  o       arising from the issuing entity's breach of a
                                          covenant, representation of warranty, no interest
                                          will be paid on any class of notes until all
                                          interest due on each class of notes with a higher
                                          alphabetical designation has been paid in full and
                                          no principal will be paid on any class of notes
                                          until (i) all interest due has been paid in full and
                                          (ii) all principal on each class of notes with a
                                          higher alphabetical designation has been paid in
                                          full (with principal on the class A-1 notes being
                                          paid prior to principal on any other class of class
                                          A notes and thereafter to each class of class A
                                          notes pro rata);


                                      S-14

                                          or

                                  o       other than an event of default arising from the
                                          issuing entity's breach of a covenant,
                                          representation or warranty, no interest or principal
                                          will be payable on any class of notes until all
                                          interest due and principal on each class of notes
                                          with a higher alphabetical designation has been paid
                                          in full (with principal on the class A-1 notes being
                                          paid prior to principal on any other class of
                                          class A notes and thereafter to each class of
                                          class A notes pro rata).

                                  You may experience losses on your investment if available
                                  collections (including overcollateralization and net swap
                                  payments owed by the swap counterparty to the issuing
                                  entity, if any) and amounts on deposit in the reserve fund are insufficient to protect your notes from losses on the
                                  receivables.

                                  For more information on interest and principal payments, see
                                  "Description of the Notes--Payments of Interest",
                                  "--Payments of Principal", "--Priority of Distributions Will
                                  Change if the Notes are Accelerated Following an Event of
                                  Default" and "Application of Available Funds--Priority of
                                  Distributions".

Payment priorities increase
 risk of loss or delay in
 payment to certain class A
 notes............................Because the principal of each class of class A notes generally will be paid sequentially, classes of class A
                                  notes that have higher numerical class
                                  designations generally are expected to be
                                  outstanding longer and therefore will be
                                  exposed to the risk of losses on the
                                  receivables during periods after other classes
                                  of class A notes have been receiving most or
                                  all amounts payable on their notes, and after
                                  which a disproportionate amount of credit
                                  enhancement may have been applied and not
                                  replenished.

                                  If an event of default under the indenture has occurred and the notes have been accelerated, note principal payments and amounts that would otherwise be payable to the holders of
                                  the certificates will be paid first to the class A-1 notes until they have been paid in full, then pro rata to the
                                  other classes of class A notes based upon the principal
                                  amount of each class and then sequentially to the class B
                                  notes, the class C notes, the class D notes and the class E notes. As a result, in relation to the class A-1 notes, the yields of the class A-2 notes, the class A-3a notes and the class A-3b notes will be relatively more sensitive to losses on the receivables and the timing of such losses. If the
                                  actual rate and amount of losses exceeds historical levels, and if the available overcollateralization and amounts in
                                  the reserve fund are insufficient to cover the resulting
                                  shortfalls, the yield to maturity on your notes may be lower than anticipated and you could suffer a loss.

                                  For more information on interest and principal payments, see
                                  "Description of the Notes--Payments of Interest" and
                                  "--Payments of Principal".

The amounts on deposit in the
 reserve fund may not be
 sufficient to assure payment
 of your notes....................The amounts on deposit in the reserve fund will be used to fund certain payments of monthly interest and certain
                                  distributions of principal to noteholders on each
                                  distribution date if payments received on or in respect of the receivables, including amounts recovered in connection with the


                                      S-15



                                  repossession and sale of financed vehicles that secure
                                  defaulted receivables, are not sufficient to make such
                                  payments. There can be no assurances, however, that the
                                  amounts on deposit in the reserve fund will be sufficient on any distribution date to assure payment of your notes. If
                                  the receivables experience higher losses than were projected in determining the amounts required to be on deposit in the reserve fund, the amounts on deposit in the reserve fund may be less than projected. If on any distribution date,
                                  available collections and amounts in the reserve fund are
                                  not sufficient to pay in full the monthly interest and
                                  distributions of principal due, you may experience payment delays with respect to your notes. If the amount of that
                                  insufficiency is not offset by excess collections on or in respect of the receivables on subsequent distribution dates, you will experience losses with respect to your notes.

                                  For more information on the reserve fund, see "Description of the Notes--Credit Enhancement--Reserve Fund".

Prepayments, potential losses
 and changes in the order of
 priority of distributions
 following an indenture event
 of default could adversely
 affect your investment...........If the notes have been accelerated following the occurrence of an event of default under the indenture consisting of a default in the payment of interest on the class of
                                  outstanding notes with the highest alphabetical designation, a default in the payment of principal of any note on its
                                  final scheduled distribution date or an insolvency of the
                                  issuing entity, the issuing entity will not make any
                                  distributions of principal or interest on a class of notes until all interest due on and principal of each class of
                                  notes with a higher alphabetical designation has been paid
                                  (which, in the case of principal payments on the class A
                                  notes, will be made first to the class A-1 notes until they have been paid in full and then pro rata to the other
                                  class A notes based upon the outstanding principal amount of each such class).  If the notes have been accelerated
                                  following the occurrence of an event of default under the
                                  indenture consisting of a breach by the issuing entity of a covenant, representation or warranty, the issuing entity
                                  will not make any distributions of interest on a class of
                                  notes until all interest due on each class of notes with a higher alphabetical designation has been paid and, after
                                  payment of all such interest, the issuing entity will not
                                  make any distributions of principal of that class of notes until all principal of each class of notes with a higher
                                  alphabetical designation has been paid.

                                  If the maturity dates of the notes have been accelerated
                                  following the occurrence of an event of default and the
                                  indenture trustee determines that the future collections on the receivables would be insufficient to make payments on
                                  the notes, the indenture trustee may, or acting at the
                                  direction of the holders of 66 2/3% of the aggregate
                                  principal amount of notes of the controlling class (which
                                  will be the class of outstanding notes with the highest
                                  alphabetical designation), shall, sell the receivables and prepay the notes. Generally, the holders of the notes that are not part of the controlling class will not have any
                                  right to direct the indenture trustee or to consent to any action until the holders of the notes of the controlling
                                  class have been paid in full. If principal is repaid to any holder of the notes earlier than expected, such holder may not be able to reinvest the prepaid amount at a rate of
                                  return that is equal to or greater than the rate of return on such holder's notes. A holder of notes also may not be
                                  paid the full principal



                                             S-16



                                  amount of such holder's notes if the assets of the issuing entity are insufficient to pay the principal amount of such holder's notes.


                                  For more information on events of default, the rights of the noteholders following the occurrence of an event of default and payments after an acceleration of the notes following
                                  the occurrence of an event of default, see "The
                                  Indenture--Events of Default" in the prospectus and
                                  "Description of the Indenture--Rights Upon Event of Default"
                                  and "Description of the Notes--Priority of Distributions
                                  Will Change if the Notes are Accelerated Following an Event
                                  of Default" in this prospectus supplement.

You may suffer losses because
 you have limited control
 over actions of the issuing
 entity and conflicts between
 classes of notes may occur.......If an event of default under the indenture has occurred, the indenture trustee may, and at the direction of a specified percentage of the notes of the controlling class (which will be the class of outstanding notes with the highest
                                  alphabetical designation) will, take one or more of the
                                  actions to be specified in the indenture relating to the
                                  property of the issuing entity.  Furthermore, the holders of a majority of the notes of the controlling class, or the
                                  indenture trustee acting on behalf of the holders of the
                                  notes of the controlling class, under certain circumstances, have the right to waive an event of servicing termination or to terminate the master servicer without consideration of
                                  the effect such waiver or termination would have on the
                                  holders of the other classes of notes.

                                  Furthermore, the holders of the class B notes, the class C notes, the class D notes and the class E notes will have
                                  only limited rights to direct remedies under the indenture and will not have the ability to waive an event of servicing termination or to terminate the master servicer until each class of notes with a higher alphabetical designation has
                                  been paid in full.

                                  For more information on the rights of the noteholders with respect to events of servicing termination, see "Description of the Receivables Transfer and Servicing Agreements--Events
                                  of Servicing Termination", "--Rights Upon Event of Servicing
                                  Termination" and "--Waiver of Past Events of Servicing
                                  Termination" in the prospectus.

There are risks associated with
the interest rate swap
agreement.........................On the closing date, the issuing entity will enter into an interest rate swap arrangement with Wachovia Bank, National
                                  Association, as swap counterparty, in order to
                                  attempt to mitigate interest rate risk
                                  associated with the class A-3b notes. Interest
                                  rate risk is the risk that shortfalls in
                                  available collections on the receivables might
                                  occur because, among other things, the
                                  receivables bear interest at fixed rates as
                                  opposed to the class A-3b notes, which bear
                                  interest at a floating rate based on LIBOR. If
                                  the floating rate payable by the swap
                                  counterparty under the interest rate swap
                                  agreement is substantially greater than the
                                  fixed rate payable by the issuing entity, the
                                  issuing entity will be more dependent on
                                  receiving payments from the swap counterparty
                                  in order to make payments of principal of and
                                  interest on the notes.

                                  If the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the issuing entity, the issuing entity will be
                                  obligated to make net payments to the swap



                                             S-17


                                  counterparty. The net amounts payable to the swap
                                  counterparty rank higher in priority than interest and
                                  principal payments on the notes.


                                  If the swap counterparty fails to make any payments required under the interest rate swap agreement when due, or the
                                  issuing entity is required to make net swap payments to the swap counterparty, payments on your notes may be reduced or delayed.

                                  For more information on the interest rate swap agreement and the swap counterparty, see "Description of the Swap
                                  Agreement" and "The Swap Counterparty".

If the interest rate swap
agreement is terminated early
due to certain swap termination
events, payments on the notes
may be disrupted or delayed.......The interest rate swap agreement may not be terminated except upon certain events of default and termination events under the swap agreement, including the failure of either
                                  party to make payments when due, the insolvency of either
                                  party, illegality, an occurrence of an event of default
                                  under the indenture that results in acceleration of the
                                  notes and certain actions with respect to the assets of the issuing entity, amendment of the transaction documents that adversely affects the swap counterparty without its consent, or the failure of the swap counterparty to post collateral, assign the interest rate hedging arrangement to an eligible substitute swap counterparty or take other remedial action if the swap counterparty's credit ratings drop below the
                                  levels required by each of the rating agencies sufficient, in each case, to maintain the then-current ratings of all
                                  rated classes of notes.

                                  Upon termination of the interest rate swap agreement, a
                                  termination payment may be due to the issuing entity or due to the swap counterparty. Any such termination payment could be substantial if market interest rates and other conditions have changed materially. To the extent not paid by a
                                  replacement swap counterparty, any termination payments will be paid by the issuing entity from funds available for such purpose, and, depending on the type of swap termination
                                  event, such payments may be required to be paid pari passu with interest due to the class A notes. If the issuing
                                  entity is required to make a payment to the swap
                                  counterparty upon a swap termination event or the swap
                                  counterparty fails to make a payment due to the issuing
                                  entity, payments on your notes may be reduced or delayed.

                                  In addition, if the interest rate swap agreement is
                                  terminated, the issuing entity may not be able to enter into a replacement interest rate swap agreement on acceptable
                                  terms or at all. If this occurs, the amount available to pay principal and interest on the notes will be reduced to the extent the interest rate on the class A-3b notes exceeds the fixed rate the issuing entity would have been required to
                                  pay the swap counterparty under the interest rate swap
                                  agreement. If the interest rate swap agreement is terminated and no replacement swap agreement is entered into and
                                  collections on the receivables and funds on deposit in the reserve fund are insufficient to make payments of interest and principal on your notes, you may experience delays
                                  and/or reductions in the interest and principal payments on your notes.

                                  For more information on swap termination events, see
                                  "Description of the Swap Agreement".


                                      The Issuing Entity

Limited Purpose and Limited Assets

      The Depositor formed Wachovia Auto Loan Owner Trust 2007-1, a Delaware statutory trust, on October 10, 2006. The Issuing Entity will not engage in any activity other than:

o acquiring, holding and managing the assets of the Issuing Entity, including the Receivables, and the proceeds of those assets;

o     issuing the Notes and Certificates;

o using (or permitting the Depositor to use) the proceeds of the sale of the Notes to (i) fund the Reserve Fund, (ii) pay the organizational, start-up and transactional expenses of the Issuing Entity and (iii) pay the balance to the Depositor;

o paying interest on and principal of the Notes to the Noteholders and any excess collections to the Certificateholder;

o     entering into the Swap Agreement; and

o engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      If the various protections provided to the Noteholders by the subordination of the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, the available overcollateralization and the Reserve Fund are insufficient, the Issuing Entity will have to rely solely upon payments by obligors under the Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure Defaulted Receivables and net payments from the Swap Counterparty to make payments on the Notes. In connection with the exercise of remedies in relation to Defaulted Receivables, various factors, such as the Issuing Entity not having perfected security interests in the Financed Vehicles in all states or state and federal laws protecting defaulting consumers from repossession of their vehicles, may affect the Master Servicer's ability to repossess and sell the collateral securing such Defaulted Receivables, and thus may reduce the proceeds which the Issuing Entity can distribute to Noteholders. See "Material Legal Issues Relating to the Receivables" in the prospectus.

      The Issuing Entity's principal offices are in care of Wilmington Trust Company, as Owner Trustee, at 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration. The Issuing Entity's fiscal year ends on December 31.

Capitalization of the Issuing Entity

      The following table illustrates the expected capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes had taken place on such date:

Class A-1 Notes........................... $384,000,000
Class A-2 Notes...........................  613,000,000
Class A-3a Notes..........................  359,000,000
Class A-3b Notes..........................  359,000,000
Class B Notes.............................   75,000,000
Class C Notes.............................   80,000,000
Class D Notes.............................   80,000,000
Class E Notes.............................   50,000,000
                                         -----------------
      Total............................... $2,000,000,000
                                         =================

The Owner Trustee

      Wilmington Trust Company will be the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation with trust powers and was incorporated in 1903. The principal place of business of the Owner Trustee is located at 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration. The Owner Trustee has served as owner trustee in numerous asset-backed securities transactions involving auto receivables.

      The Owner Trustee is subject to various legal proceedings that arise from time to time in the ordinary course of business. The Owner Trustee does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.

      Other than the above two paragraphs, the Owner Trustee has not participated in the preparation of, and is not responsible for, any other information contained herein.

      The Depositor, the Originator, the Master Servicer and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates. The Owner Trustee will have the rights and duties set forth in the prospectus under "The Trustees--The Owner Trustee".

                             The Swap Counterparty

      The Swap Counterparty, Wachovia Bank, National Association, is a national banking association that has, as of the date of this prospectus supplement, long-term debt ratings from Standard & Poor's, Moody's and Fitch of "AA", "Aa1" and "AA-", respectively, and short-term debt ratings from Standard & Poor's, Moody's and Fitch of "A-1+", "Prime-1" and "F1+", respectively. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Swap Counterparty and may be subject to revision or withdrawal at any time by the rating agencies. The Swap Counterparty will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of the most recent audited annual financial statements of Wachovia Corporation, the parent company of the Swap Counterparty. Requests for such information should be directed to Wachovia Corporation--Investor Relations, (704) 374-6782 or in writing at Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, North Carolina 28288-0206.

      The Swap Counterparty has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained in this prospectus supplement, other than the information contained in the immediately preceding paragraph.

                             The Receivables Pool

General

      The Issuing Entity will own a pool of Receivables consisting of motor vehicle retail installment sale contracts and installment loans purchased by the Originator from dealers or originated directly by the Originator, and secured by security interests in the motor vehicles financed by those contracts or loans. The Originator will sell the Receivables to the Depositor on the Closing Date pursuant to the Receivables Purchase Agreement. The Depositor will transfer the Receivables to the Issuing Entity on the Closing Date pursuant to the Sale and Servicing Agreement. The property of the Issuing Entity will include, among other things, payments on the Receivables that are made after the Cutoff Date. No expenses incurred in connection with the selection and acquisition of the Receivables are payable from the proceeds of the issuance of the Notes. All of the Receivables constitute tangible chattel paper and none of the Receivables are in electronic format.

Criteria Applicable to Selection of Receivables

      The Receivables were or will be selected from the Originator's portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools". These criteria include the requirement that each Receivable:

      o     is secured by a new or used motor vehicle;

      o had an original principal balance of not more than $150,000.00 and, as of the Cutoff Date, a remaining principal balance of not less than $500.00;

      o had an original term to maturity of not more than 84 months and not less than 12 months and, as of the Cutoff Date, a remaining term to maturity of not more than 84 months and not less than three months;

      o provides for the allocation of payments to interest and principal based on the simple interest method;

      o     has a Contract Rate of at least 4.00% and not more than 30.00%;

      o provides for level scheduled monthly payments that fully amortize the amount financed over its original term to maturity (except that the period between the contract date and the first distribution date may be less than or greater than one month and except for the first and last payments, which may be minimally different from the level payments);

      o     as of the Cutoff Date, is not delinquent by more than 30 days;

      o as of the Cutoff Date, is not secured by a Financed Vehicle that has been repossessed;

      o as of the Cutoff Date, does not relate to an obligor who is the subject of a bankruptcy proceeding;

      o     is evidenced by only one original contract; and

      o was not selected using selection procedures believed by the Originator to be adverse to the Noteholders.

Characteristics of the Receivables

      The information concerning the Receivables presented throughout this prospectus supplement is as of the close of business on the Statistical Calculation Date. These Receivables, having a Statistical Calculation Date Pool Balance of $2,000,000,000.21, will be transferred, with limited exception, to the Issuing Entity on the Closing Date along with additional Receivables purchased through the Cutoff Date. The Receivables transferred to the Issuing Entity are expected to have a Cutoff Date Pool Balance of approximately $2,000,000,000. While the characteristics of the Receivables transferred to the Issuing Entity on the Closing Date may differ somewhat from the information set forth in the following tables, we anticipate that any variation will not be significant.

      The following tables set forth information with respect to the Receivables as of the Statistical Calculation Date. The percentages below are calculated based on the outstanding Principal Balance of the Receivables on the Statistical Calculation Date. The percentages may not add to 100.00% due to rounding.

                         Composition of the Receivables
                     as of the Statistical Calculation Date

                                     New Financed                  Used Financed
                                       Vehicles                       Vehicles                         Total
                                    ---------------               ------------------             -----------------
Aggregate Principal Balance.           $554,406,755.96               $1,445,593,244.25              $2,000,000,000.21
Percentage of Aggregate
  Principal Balance.........               27.72%                         72.28%                         100.00%
Number of Receivables.......               24,724                         95,125                         119,849
Percentage of Receivables...               20.63%                         79.37%                         100.00%
Average Principal Balance...             $22,423.83                     $15,196.78                      $16,687.67
Average Original Balance....             $24,173.02                     $16,492.35                      $18,076.82
Weighted Average Contract Rate             11.12%                         12.93%                          12.42%
Contract Rate (Range).......           4.90% to 25.99%                4.90% to 29.99%                4.90% to 29.99%
Weighted Average Original Term          71.13 months                   65.77 months                    67.25 months
Original Term (Range).......           18 months to 84                12 months to 84                12 months to 84
                                           months                         months                          months
Weighted Average Remaining Term         64.31 months                   58.96 months                    60.45 months
Remaining Term (Range)......       10 months to 84 months           6 months to 84 months          6 months to 84 months



      As of the Statistical Calculation Date, the weighted average FICO(R)(1) score of the obligors with respect to the Receivables is 638. Based on the Statistical Calculation Date Pool Balance, 90% of the Pool Balance related to obligors with FICO(R) scores between 539 and 757, 5% related to obligors with FICO(R) scores greater than 757 and 5% related to obligors with FICO(R) scores less than 539. A FICO(R) score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as a FICO(R) score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant. See "The Originator" in the accompanying prospectus. Additionally, FICO(R) scores are based on independent third party information, the accuracy of which cannot be verified. FICO(R) scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.




----------------------------
1 FICO(R) is a federally registered service mark of Fair Isaac Corporation.

         Distribution of the Receivables by Original Term to Maturity
                    as of the Statistical Calculation Date


                                                              Principal         Percentage
                                          Percentage of     Balance as of     of Statistical
                            Number of     Total Number     the Statistical   Calculation Date
  Original Term Range      Receivables   of Receivables   Calculation Date     Pool Balance
------------------------   ------------  ----------------  -----------------  ----------------
1 month to 12 months....           8            0.01%     $       18,291.98          0.00%
13 months to 24 months..         889            0.74           3,513,292.01          0.18
25 months to 36 months..       4,608            3.84          28,509,535.50          1.43
37 months to 48 months..      11,439            9.54         101,682,179.65          5.08
49 months to 60 months..      34,149           28.49         457,114,969.55         22.86
61 months to 66 months..       7,431            6.20         116,413,982.87          5.82
67 months to 72 months..      58,404           48.73       1,215,326,394.89         60.77
73 months to 78 months..       1,542            1.29          37,529,352.71          1.88
79 months to 84 months..       1,379            1.15          39,892,001.05          1.99
------------------------  ------------  ----------------  -----------------  ----------------
        Total...........     119,849          100.00%     $2,000,000,000.21        100.00%
                          ============  ================  =================  ================



         Distribution of the Receivables by Remaining Term to Maturity
                    as of the Statistical Calculation Date


                                                           Principal Balance      Percentage
                                         Percentage of         as of the        of Statistical
                            Number of     Total Number        Statistical      Calculation Date
  Remaining Term Range     Receivables   of Receivables     Calculation Date     Pool Balance
------------------------   ------------  --------------    -------------------  ----------------
1 month to 12 months....          85           0.07%       $    266,619.96             0.01%
13 months to 24 months..       1,369           1.14           6,051,042.62             0.30
25 months to 36 months..       5,599           4.67          37,295,259.11             1.86
37 months to 48 months..      13,406          11.19         129,931,918.63             6.50
49 months to 60 months..      38,850          32.42         553,227,949.92            27.66
61 months to 66 months..      44,026          36.73         900,160,387.67            45.01
67 months to 72 months..      15,026          12.54         330,227,370.80            16.51
73 months to 78 months..       1,154           0.96          32,875,202.75             1.64
79 months to 84 months..         334           0.28           9,964,248.75             0.50
------------------------   ------------  --------------  ---------------------  ----------------
    Total...............     119,849         100.00%     $2,000,000,000.21         100.00%
                          =============  ==============  =====================  ================


                                      S-23

       Distribution of the Receivables by State of Obligor Mailing Address
                     as of the Statistical Calculation Date


                                                                Principal          Percentage
                                           Percentage of      Balance as of      of Statistical
                              Number of     Total Number     the Statistical    Calculation Date
  Obligor Mailing Address    Receivables   of Receivables   Calculation Date      Pool Balance
-------------------------    -----------   --------------   ----------------    ----------------
California...............        37,140        30.99%       $ 643,537,373.79          32.18%
Arizona..................         5,962         4.97          102,716,371.44           5.14
Washington...............         6,692         5.58          101,888,464.62           5.09
Texas....................         5,245         4.38           91,455,815.82           4.57
North Carolina...........         4,589         3.83           80,505,253.84           4.03
Florida..................         4,492         3.75           76,205,616.23           3.81
Colorado.................         3,984         3.32           64,905,800.05           3.25
Virginia.................         3,367         2.81           58,372,927.29           2.92
Oregon...................         3,698         3.09           56,916,493.67           2.85
Nevada...................         3,035         2.53           53,455,287.10           2.67
New York.................         3,325         2.77           52,562,769.32           2.63
Maryland.................         2,715         2.27           51,427,205.29           2.57
Ohio.....................         3,385         2.82           49,946,659.71           2.50
Illinois.................         3,148         2.63           47,342,055.92           2.37
Georgia..................         2,532         2.11           46,500,291.54           2.33
Utah.....................         2,059         1.72           36,510,351.78           1.83
Idaho....................         2,429         2.03           35,498,496.17           1.77
Pennsylvania.............         1,995         1.66           30,961,390.95           1.55
Michigan.................         1,947         1.62           28,983,077.61           1.45
South Carolina...........         1,525         1.27           26,947,532.73           1.35
New Jersey...............         1,235         1.03           21,241,567.31           1.06
Wisconsin................         1,463         1.22           21,069,404.85           1.05
Missouri.................         1,478         1.23           20,932,432.42           1.05
Massachusetts............         1,231         1.03           20,791,831.31           1.04
Other (1)................        11,178         9.33          179,325,529.45           8.97
-------------------------    -------------  -------------  -----------------      ----------------
    Total................       119,849       100.00%      $2,000,000,000.21         100.00%
                             =============  =============  =================      ================

(1) Each state included in the "Other" category in the distribution by state of obligor mailing address table accounted for less than 1.00% of the Statistical
Calculation Date Pool Balance.


                                      S-24

        Distribution of the Receivables by Financed Vehicle Model Year
                    as of the Statistical Calculation Date

                                                             Principal Balance       Percentage
                                             Percentage of       as of the         of Statistical
                                Number of     Total Number      Statistical       Calculation Date
         Model Year            Receivables   of Receivables   Calculation Date      Pool Balance
-------------------------     ------------  ----------------  -----------------  ----------------
1996 or earlier..........           1,584          1.32%     $    9,900,062.70            0.50%
1997.....................           1,568          1.31          11,248,711.41            0.56
1998.....................           2,657          2.22          20,746,088.97            1.04
1999.....................           4,674          3.90          43,299,571.44            2.16
2000.....................           7,097          5.92          74,207,595.68            3.71
2001.....................           9,625          8.03         117,168,269.75            5.86
2002.....................          13,533         11.29         190,247,703.64            9.51
2003.....................          16,931         14.13         279,560,184.16           13.98
2004.....................          14,294         11.93         253,335,539.47           12.67
2005.....................          13,826         11.54         251,445,907.90           12.57
2006.....................          25,369         21.17         549,236,048.12           27.46
2007.....................           8,691          7.25         199,604,316.97            9.98
-------------------------     ------------  ----------------  -----------------  ----------------
    Total................         119,849        100.00%     $2,000,000,000.21          100.00%
                              ============  ================  =================  ================


                                      S-25


                Distribution of the Receivables by Contract Rate
                     as of the Statistical Calculation Date

                                                                 Principal         Percentage
                                              Percentage of    Balance as of     of Statistical
                                 Number of     Total Number   the Statistical   Calculation Date
     Contract Rate Range        Receivables   of Receivables  Calculation Date    Pool Balance
---------------------------   ------------  ----------------  -----------------  ----------------
4.001% to 5.000%...........            4             0.00%    $      49,786.55         0.00%
5.001% to 6.000%...........          292             0.24         5,478,387.48         0.27
6.001% to 7.000%...........        3,304             2.76        61,393,092.87         3.07
7.001% to 8.000%...........        7,523             6.28       145,243,430.75         7.26
8.001% to 9.000%...........       10,665             8.90       204,944,135.10        10.25
9.001% to 10.000%..........       13,969            11.66       265,074,871.68        13.25
10.001% to 11.000%.........       11,760             9.81       214,147,555.13        10.71
11.001% to 12.000%.........       10,805             9.02       191,247,807.49         9.56
12.001% to 13.000%.........       11,924             9.95       200,599,166.78        10.03
13.001% to 14.000%.........        8,887             7.42       146,693,635.04         7.33
14.001% to 15.000%.........        8,901             7.43       138,059,877.00         6.90
15.001% to 16.000%.........        7,049             5.88       106,817,506.11         5.34
16.001% to 17.000%.........        6,365             5.31        92,203,296.47         4.61
17.001% to 18.000%.........        5,661             4.72        79,338,892.61         3.97
18.001% to 19.000%.........        3,924             3.27        52,377,834.03         2.62
19.001% to 20.000%.........        3,382             2.82        40,638,410.61         2.03
20.001% to 21.000%.........        2,428             2.03        26,431,148.68         1.32
21.001% to 22.000%.........        1,339             1.12        13,863,053.31         0.69
22.001% to 23.000%.........          401             0.33         4,051,806.27         0.20
23.001% to 24.000%.........          653             0.54         6,040,841.80         0.30
24.001% to 25.000%.........          409             0.34         3,762,213.03         0.19
25.001% to 26.000%.........           74             0.06           688,701.43         0.03
26.001% to 27.000%.........           17             0.01           126,315.65         0.01
27.001% to 28.000%.........           10             0.01            85,084.72         0.00
28.001% to 29.000%.........           24             0.02           158,554.07         0.01
29.001% to 30.000%.........           79             0.07           484,595.55         0.02
---------------------------   ------------  ----------------  -----------------  ----------------
        Total..............      119,849           100.00%   $2,000,000,000.21       100.00%
                              ============  ================  =================  ================


                                      S-26


                      Distribution of the Receivables by Original Principal Balance
                                 as of the Statistical Calculation Date


                                                                   Principal         Percentage
                                               Percentage of     Balance as of     of Statistical
                                  Number of     Total Number    the Statistical   Calculation Date
   Original Principal Balance    Receivables   of Receivables  Calculation Date     Pool Balance
-----------------------------   ------------  ----------------  -----------------  ----------------
   $0.01 to $5,000.00 .......        1,650           1.38%     $    5,657,683.76          0.28%
   $5,000.01 to $10,000.00 ..       16,480          13.75         115,311,575.74          5.77
   $10,000.01 to $15,000.00 .       29,282          24.43         337,879,640.98         16.89
   $15,000.01 to $20,000.00 .       30,369          25.34         489,564,109.43         24.48
   $20,000.01 to $25,000.00 .       20,802          17.36         431,249,249.50         21.56
   $25,000.01 to $30,000.00 .       11,514           9.61         291,625,956.55         14.58
   $30,000.01 to $35,000.00 .        5,595           4.67         167,621,820.22          8.38
   $35,000.01 to $40,000.00 .        2,395           2.00          82,908,294.36          4.15
   $40,000.01 to $45,000.00 .          932           0.78          36,562,722.72          1.83
   $45,000.01 to $50,000.00 .          410           0.34          18,048,775.56          0.90
   $50,000.01 to $55,000.00 .          159           0.13           7,761,459.06          0.39
   $55,000.01 to $60,000.00 .          107           0.09           5,708,365.48          0.29
   $60,000.01 to $65,000.00 .           57           0.05           3,305,176.63          0.17
   $65,000.01 to $70,000.00 .           41           0.03           2,529,663.57          0.13
   $70,000.01 to $75,000.00 .           21           0.02           1,415,016.02          0.07
   $75,000.01 to $80,000.00 .           10           0.01             724,168.09          0.04
   $80,000.01 to $85,000.00 .            9           0.01             692,091.68          0.03
   $85,000.01 to $90,000.00 .            7           0.01             574,026.85          0.03
   $90,000.01 to $95,000.00 .            4           0.00             336,703.12          0.02
   $95,000.01 to $100,000.00.            1           0.00              90,496.86          0.00
   $100,000.01 to $105,000.00            1           0.00              95,544.97          0.00
   $105,000.01 to $110,000.00            1           0.00             100,118.64          0.01
   $110,000.01 to $115,000.00            1           0.00             104,196.72          0.01
   $140,000.01 to $145,000.00            1           0.00             133,143.70          0.01
-----------------------------   ------------  ----------------  -----------------  ----------------
       Total ................      119,849         100.00%     $2,000,000,000.21        100.00%
                                ============  ================  =================  ================

                                      S-27

                      Distribution of the Receivables by Remaining Principal Balance
                                  as of the Statistical Calculation Date

                                                                   Principal         Percentage
                                               Percentage of     Balance as of     of Statistical
                                 Number of     Total Number     the Statistical   Calculation Date
   Remaining Principal Balance  Receivables   of Receivables   Calculation Date     Pool Balance
------------------------------  ------------  ----------------  -----------------  ----------------
   $0.01 to $5,000.00 .......       3,582            2.99%     $   13,879,088.83          0.69%
   $5,000.01 to $10,000.00 ..      19,918           16.62         156,462,373.64          7.82
   $10,000.01 to $15,000.00 .      31,957           26.66         402,202,141.67         20.11
   $15,000.01 to $20,000.00 .      29,629           24.72         514,527,055.71         25.73
   $20,000.01 to $25,000.00 .      18,622           15.54         414,675,474.79         20.73
   $25,000.01 to $30,000.00 .       9,334            7.79         253,835,044.87         12.69
   $30,000.01 to $35,000.00 .       4,080            3.40         131,094,620.69          6.55
   $35,000.01 to $40,000.00 .       1,600            1.34          59,352,576.89          2.97
   $40,000.01 to $45,000.00 .         586            0.49          24,750,898.89          1.24
   $45,000.01 to $50,000.00 .         246            0.21          11,630,440.20          0.58
   $50,000.01 to $55,000.00 .         122            0.10           6,371,048.89          0.32
   $55,000.01 to $60,000.00 .          69            0.06           3,951,729.98          0.20
   $60,000.01 to $65,000.00 .          46            0.04           2,863,221.32          0.14
   $65,000.01 to $70,000.00 .          22            0.02           1,478,751.98          0.07
   $70,000.01 to $75,000.00 .          15            0.01           1,092,477.27          0.05
   $75,000.01 to $80,000.00 .           5            0.00             390,660.85          0.02
   $80,000.01 to $85,000.00 .           8            0.01             657,443.69          0.03
   $85,000.01 to $90,000.00 .           3            0.00             261,449.16          0.01
   $90,000.01 to $95,000.00 .           1            0.00              90,496.86          0.00
   $95,000.01 to $100,000.00.           1            0.00              95,544.97          0.00
   $100,000.01 to $105,000.00           2            0.00             204,315.36          0.01
   $130,000.01 to $135,000.00           1            0.00             133,143.70          0.01
------------------------------  ------------  ----------------  -----------------  ----------------
       Total ................     119,849          100.00%     $2,000,000,000.21        100.00%
                              ============  ================  =================  ================


                                  Static Pool Data

      Certain static pool data consisting of delinquency, cumulative loss and prepayment data for securitizations of retail motor vehicle installment sale contracts purchased by the Originator is available online at www.wachovia.com/absauto. This static pool data is not deemed part of this prospectus supplement or the Registration Statement of which this prospectus supplement is a part to the extent that the static pool data relates to prior securitized pools that were established before January 1, 2006. We cannot assure you that the prepayment, loss or delinquency history of the Receivables sold to the Issuing Entity will be comparable to the historical prepayment, loss or delinquency experience of any of the securitizations sponsored by Wachovia Bank or Wachovia Dealer Services. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the Receivables. Such differences, along with the varying economic conditions applicable to those securitized pools, may make it unlikely that the Receivables will perform in the same way that any of those pools has performed.

                      Weighted Average Lives of the Notes

      The following information is given solely to illustrate the effect of prepayments of the Receivables on the weighted average lives of the Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Receivables.

      Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model, or "ABS", represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all of the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the Receivables.

      The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables. For this reason, final distributions in respect of the Notes could occur significantly earlier than their respective Final Scheduled Distribution Dates. The Noteholders will exclusively bear any reinvestment risk associated with early payment of their Notes.

      The ABS Tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" have been prepared on the basis of the following assumptions:

      o the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

      o each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, commencing June 2007;

      o payments on the Notes are made on each Distribution Date (and each Distribution Date is assumed to be the 20th day of the applicable month);

      o the initial principal amount of each Class of Notes is as set forth on the cover page of this prospectus supplement;

      o the interest rate on the Class A-1 Notes is 5.3372%, the interest rate on the Class A-2 Notes is 5.35%, the interest rate on the Class A-3a Notes is 5.29%, the interest rate on the Class A-3b Notes is 5.24% (and assumes a 360 day year of twelve 30 day months), the interest rate on the Class B Notes is 5.36%, the interest rate on the Class C Notes is 5.43%, the interest rate on the Class D Notes is 5.65% and the interest rate on the Class E Notes is 6.91%;

      o     the Notes are purchased on June 7, 2007;

      o no defaults or delinquencies occur in the payment of any of the Receivables;

      o no Receivables are repurchased due to a breach of any representation or warranty or for any other reason;

      o     no Event of Default occurs;

      o the initial amount on deposit in the Reserve Fund is $5,000,000 and will increase to the lesser of $10,000,000 or the Note Balance;

      o the initial amount of overcollateralization is zero, and the amount of overcollateralization increases over time to an amount equal to, with respect to each Distribution Date, the greater of
            (i) 1.25% of the Pool Balance as of the last day of the related Collection Period and (ii) (a) 0.50% of the Cutoff Date Pool Balance for each Distribution Date prior to the 30th Distribution Date, (b) 0.25% of the Cutoff Date Pool Balance from the 30th to and including the 35th Distribution Date and (c) 0.00% of the Cutoff Date Pool Balance on and after the 36th Distribution Date; and

      o the Originator exercises its Optional Purchase Right on the earliest Distribution Date on which it is permitted to do so, as described in this prospectus supplement.

      The ABS Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal amount of each class of Notes that is projected to be Outstanding after each of the Distribution Dates shown at various constant ABS percentages.

      The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the aggregate Principal Balance of the Receivables in each pool, Contract Rate and remaining term to maturity) will be such that each pool will be fully amortized by the end of its remaining term to maturity.


                                     Weighted        Weighted Average       Weighted Average
                  Aggregate          Average         Original Term to       Remaining Term to
   Pool       Principal Balance   Contract Rate    Maturity (in months)   Maturity (in months)
-----------   -----------------   -------------    --------------------   --------------------
1.            $  6,317,662.58         15.714%               28                     19
2.              37,295,259.11         14.833%               38                     31
3.             129,931,918.63         14.411%               51                     43
4.             553,227,949.92         13.307%               62                     55
5.             900,160,387.46         11.858%               72                     65
6.             330,227,370.80         11.773%               72                     68
7.              32,875,202.75          9.368%               83                     76
8.               9,964,248.75          9.308%               84                     80
            ------------------
             $2,000,000,000.00
            ==================


      The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal payments than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the weighted average note rates, weighted average original terms to maturity and weighted average remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.


                      Percent of Initial Note Principal Amount at Various ABS Percentages

                                      Class A-1 Notes                                 Class A-2 Notes
                        -------------------------------------------     --------------------------------------------
  Distribution Date     0.50%    1.50%     1.80%     2.00%    2.50%     0.50%     1.50%    1.80%     2.00%     2.50%
-------------------     -----    -----     -----     -----    -----     -----     -----    -----     -----     -----
Closing Date......       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
July 2007.........        91%      85%       83%       82%      78%      100%      100%     100%      100%      100%
August 2007.......        79%      68%       64%       61%      54%      100%      100%     100%      100%      100%
September 2007....        68%      50%       45%       41%      31%      100%      100%     100%      100%      100%
October 2007......        58%      35%       28%       23%       9%      100%      100%     100%      100%      100%
November 2007.....        49%      21%       12%        5%       0%      100%      100%     100%      100%       93%
December 2007.....        40%       7%        0%        0%       0%      100%      100%      98%       93%       81%
January 2008......        31%       0%        0%        0%       0%      100%       96%      88%       82%       68%
February 2008.....        22%       0%        0%        0%       0%      100%       87%      78%       72%       56%
March 2008........        13%       0%        0%        0%       0%      100%       78%      69%       62%       44%
April 2008........         4%       0%        0%        0%       0%      100%       70%      60%       52%       33%
May 2008..........         0%       0%        0%        0%       0%       97%       62%      50%       42%       21%
June 2008.........         0%       0%        0%        0%       0%       91%       54%      41%       33%       10%
July 2008.........         0%       0%        0%        0%       0%       85%       46%      32%       23%        0%
August 2008.......         0%       0%        0%        0%       0%       80%       38%      24%       14%        0%
September 2008....         0%       0%        0%        0%       0%       74%       30%      15%        5%        0%
October 2008......         0%       0%        0%        0%       0%       69%       22%       7%        0%        0%
November 2008.....         0%       0%        0%        0%       0%       63%       15%       0%        0%        0%
December 2008.....         0%       0%        0%        0%       0%       57%        7%       0%        0%        0%
January 2009......         0%       0%        0%        0%       0%       52%        0%       0%        0%        0%
February 2009.....         0%       0%        0%        0%       0%       46%        0%       0%        0%        0%
March 2009........         0%       0%        0%        0%       0%       41%        0%       0%        0%        0%
April 2009........         0%       0%        0%        0%       0%       35%        0%       0%        0%        0%
May 2009..........         0%       0%        0%        0%       0%       30%        0%       0%        0%        0%
June 2009.........         0%       0%        0%        0%       0%       24%        0%       0%        0%        0%
July 2009.........         0%       0%        0%        0%       0%       19%        0%       0%        0%        0%
August 2009.......         0%       0%        0%        0%       0%       13%        0%       0%        0%        0%
September 2009....         0%       0%        0%        0%       0%        8%        0%       0%        0%        0%
October 2009......         0%       0%        0%        0%       0%        2%        0%       0%        0%        0%
November 2009.....         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
December 2009.....         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
January 2010......         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
February 2010.....         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
March 2010........         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
April 2010........         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
May 2010..........         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
June 2010.........         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
July 2010.........         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
August 2010.......         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
September 2010....         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
October 2010......         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
November 2010.....         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
December 2010.....         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
January 2011......         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
February 2011.....         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
March 2011........         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
April 2011........         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
May 2011..........         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
June 2011.........         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
July 2011.........         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
August 2011.......         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
September 2011....         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
October 2011......         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
November 2011.....         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
December 2011.....         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
January 2012 .....         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
Weighted Average
Life (In Years)...       0.50     0.34      0.31      0.30     0.26      1.69      1.12     1.00      0.94      0.79


                                      S-31

                               Percent of Initial Note Principal Amount at Various ABS Percentages

                                     Class A-3a Notes                                 Class A-3b Notes
                        -------------------------------------------     --------------------------------------------
  Distribution Date     0.50%    1.50%     1.80%     2.00%    2.50%     0.50%     1.50%    1.80%     2.00%     2.50%
-------------------     -----    -----     -----     -----    -----     -----     -----    -----     -----     -----
Closing Date......       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
July 2007.........       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
August 2007.......       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
September 2007....       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
October 2007......       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
November 2007.....       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
December 2007.....       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
January 2008......       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
February 2008.....       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
March 2008........       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
April 2008........       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
May 2008..........       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
June 2008.........       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
July 2008.........       100%     100%      100%      100%     100%      100%      100%     100%      100%      100%
August 2008.......       100%     100%      100%      100%      90%      100%      100%     100%      100%       90%
September 2008....       100%     100%      100%      100%      82%      100%      100%     100%      100%       82%
October 2008......       100%     100%      100%       97%      73%      100%      100%     100%       97%       73%
November 2008.....       100%     100%       99%       89%      64%      100%      100%      99%       89%       64%
December 2008.....       100%     100%       92%       82%      56%      100%      100%      92%       82%       56%
January 2009......       100%     100%       85%       75%      48%      100%      100%      85%       75%       48%
February 2009.....       100%      94%       79%       68%      40%      100%       94%      79%       68%       40%
March 2009........       100%      88%       72%       61%      33%      100%       88%      72%       61%       33%
April 2009........       100%      82%       66%       55%      25%      100%       82%      66%       55%       25%
May 2009..........       100%      76%       60%       48%      18%      100%       76%      60%       48%       18%
June 2009.........       100%      70%       53%       42%      11%      100%       70%      53%       42%       11%
July 2009.........       100%      65%       48%       36%       5%      100%       65%      48%       36%        5%
August 2009.......       100%      59%       42%       30%       0%      100%       59%      42%       30%        0%
September 2009....       100%      54%       36%       24%       0%      100%       54%      36%       24%        0%
October 2009......       100%      48%       31%       19%       0%      100%       48%      31%       19%        0%
November 2009.....        97%      43%       25%       13%       0%       97%       43%      25%       13%        0%
December 2009 ....        92%      39%       21%        9%       0%       92%       39%      21%        9%        0%
January 2010 .....        88%      34%       16%        4%       0%       88%       34%      16%        4%        0%
February 2010.....        83%      29%       11%        0%       0%       83%       29%      11%        0%        0%
March 2010........        79%      25%        7%        0%       0%       79%       25%       7%        0%        0%
April 2010........        74%      20%        3%        0%       0%       74%       20%       3%        0%        0%
May 2010..........        70%      16%        0%        0%       0%       70%       16%       0%        0%        0%
June 2010.........        65%      12%        0%        0%       0%       65%       12%       0%        0%        0%
July 2010.........        61%       8%        0%        0%       0%       61%        8%       0%        0%        0%
August 2010.......        56%       4%        0%        0%       0%       56%        4%       0%        0%        0%
September 2010....        52%       1%        0%        0%       0%       52%        1%       0%        0%        0%
October 2010......        47%       0%        0%        0%       0%       47%        0%       0%        0%        0%
November 2010.....        43%       0%        0%        0%       0%       43%        0%       0%        0%        0%
December 2010.....        39%       0%        0%        0%       0%       39%        0%       0%        0%        0%
January 2011......        34%       0%        0%        0%       0%       34%        0%       0%        0%        0%
February 2011.....        30%       0%        0%        0%       0%       30%        0%       0%        0%        0%
March 2011........        26%       0%        0%        0%       0%       26%        0%       0%        0%        0%
April 2011........        22%       0%        0%        0%       0%       22%        0%       0%        0%        0%
May 2011..........        18%       0%        0%        0%       0%       18%        0%       0%        0%        0%
June 2011.........        14%       0%        0%        0%       0%       14%        0%       0%        0%        0%
July 2011.........        11%       0%        0%        0%       0%       11%        0%       0%        0%        0%
August 2011.......         7%       0%        0%        0%       0%        7%        0%       0%        0%        0%
September 2011....         3%       0%        0%        0%       0%        3%        0%       0%        0%        0%
October 2011......         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
November 2011.....         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
December 2011.....         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
January 2012 .....         0%       0%        0%        0%       0%        0%        0%       0%        0%        0%
Weighted Average
Life (In Years)...       3.38     2.42      2.16      2.00     1.66      3.38      2.42     2.16      2.00      1.66


                                      S-32

                               Percent of Initial Note Principal Amount at Various ABS Percentages

                                      Class B Notes                                    Class C Notes
                        -------------------------------------------     --------------------------------------------
  Distribution Date     0.50%    1.50%     1.80%     2.00%    2.50%     0.50%     1.50%    1.80%     2.00%     2.50%
-------------------     -----    -----     -----     -----    -----     -----     -----    -----     -----     -----
Closing Date.....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
July 2007........       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
August 2007......       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
September 2007...       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
October 2007.....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
November 2007....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
December 2007....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
January 2008.....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
February 2008....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
March 2008.......       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
April 2008.......       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
May 2008.........       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
June 2008........       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
July 2008........       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
August 2008......       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
September 2008...       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
October 2008.....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
November 2008....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
December 2008....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
January 2009.....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
February 2009....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
March 2009.......       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
April 2009.......       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
May 2009.........       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
June 2009........       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
July 2009........       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
August 2009......       100%      100%     100%      100%       84%      100%      100%      100%     100%      100%
September 2009...       100%      100%     100%      100%       25%      100%      100%      100%     100%      100%
October 2009.....       100%      100%     100%      100%        0%      100%      100%      100%     100%        0%
November 2009....       100%      100%     100%      100%        0%      100%      100%      100%     100%        0%
December 2009....       100%      100%     100%      100%        0%      100%      100%      100%     100%        0%
January 2010.....       100%      100%     100%      100%        0%      100%      100%      100%     100%        0%
February 2010....       100%      100%     100%       91%        0%      100%      100%      100%     100%        0%
March 2010.......       100%      100%     100%       48%        0%      100%      100%      100%     100%        0%
April 2010.......       100%      100%     100%        7%        0%      100%      100%      100%     100%        0%
May 2010.........       100%      100%      85%        0%        0%      100%      100%      100%       0%        0%
June 2010........       100%      100%      49%        0%        0%      100%      100%      100%       0%        0%
July 2010........       100%      100%      13%        0%        0%      100%      100%      100%       0%        0%
August 2010......       100%      100%       0%        0%        0%      100%      100%        0%       0%        0%
September 2010...       100%      100%       0%        0%        0%      100%      100%        0%       0%        0%
October 2010.....       100%       74%       0%        0%        0%      100%      100%        0%       0%        0%
November 2010....       100%       41%       0%        0%        0%      100%      100%        0%       0%        0%
December 2010....       100%       11%       0%        0%        0%      100%      100%        0%       0%        0%
January 2011.....       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
February 2011....       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
March 2011.......       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
April 2011.......       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
May 2011.........       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
June 2011........       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
July 2011........       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
August 2011......       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
September 2011...       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
October 2011.....        89%        0%       0%        0%        0%      100%        0%        0%       0%        0%
November 2011....        52%        0%       0%        0%        0%      100%        0%        0%       0%        0%
December 2011....        16%        0%       0%        0%        0%      100%        0%        0%       0%        0%
January 2012 ....         0%        0%       0%        0%        0%        0%        0%        0%       0%        0%
Weighted Average
Life (In Years)..       4.50      3.47     3.08      2.82      2.29      4.62      3.62      3.20     2.95      2.37


                                      S-33



                               Percent of Initial Note Principal Amount at Various ABS Percentages

                                      Class D Notes                                    Class E Notes
                        -------------------------------------------     --------------------------------------------
  Distribution Date     0.50%    1.50%     1.80%     2.00%    2.50%     0.50%     1.50%    1.80%     2.00%     2.50%
-------------------     -----    -----     -----     -----    -----     -----     -----    -----     -----     -----
Closing Date.....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
July 2007........       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
August 2007......       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
September 2007...       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
October 2007.....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
November 2007....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
December 2007....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
January 2008.....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
February 2008....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
March 2008.......       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
April 2008.......       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
May 2008.........       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
June 2008........       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
July 2008........       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
August 2008......       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
September 2008...       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
October 2008.....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
November 2008....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
December 2008....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
January 2009.....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
February 2009....       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
March 2009.......       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
April 2009.......       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
May 2009.........       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
June 2009........       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
July 2009........       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
August 2009......       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
September 2009...       100%      100%     100%      100%      100%      100%      100%      100%     100%      100%
October 2009.....       100%      100%     100%      100%        0%      100%      100%      100%     100%        0%
November 2009....       100%      100%     100%      100%        0%      100%      100%      100%     100%        0%
December 2009....       100%      100%     100%      100%        0%      100%      100%      100%     100%        0%
January 2010.....       100%      100%     100%      100%        0%      100%      100%      100%     100%        0%
February 2010....       100%      100%     100%      100%        0%      100%      100%      100%     100%        0%
March 2010.......       100%      100%     100%      100%        0%      100%      100%      100%     100%        0%
April 2010.......       100%      100%     100%      100%        0%      100%      100%      100%     100%        0%
May 2010.........       100%      100%     100%        0%        0%      100%      100%      100%       0%        0%
June 2010........       100%      100%     100%        0%        0%      100%      100%      100%       0%        0%
July 2010........       100%      100%     100%        0%        0%      100%      100%      100%       0%        0%
August 2010......       100%      100%       0%        0%        0%      100%      100%        0%       0%        0%
September 2010...       100%      100%       0%        0%        0%      100%      100%        0%       0%        0%
October 2010.....       100%      100%       0%        0%        0%      100%      100%        0%       0%        0%
November 2010....       100%      100%       0%        0%        0%      100%      100%        0%       0%        0%
December 2010....       100%      100%       0%        0%        0%      100%      100%        0%       0%        0%
January 2011.....       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
February 2011....       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
March 2011.......       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
April 2011.......       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
May 2011.........       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
June 2011........       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
July 2011........       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
August 2011......       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
September 2011...       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
October 2011.....       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
November 2011....       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
December 2011....       100%        0%       0%        0%        0%      100%        0%        0%       0%        0%
January 2012 ....         0%        0%       0%        0%        0%        0%        0%        0%       0%        0%
Weighted Average
Life (In Years)..       4.62      3.62     3.20      2.95      2.37      4.62      3.62      3.20     2.95      2.37


      The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction therewith. The weighted average life of a Note is determined by multiplying the amount of each principal payment on the Note by the number of years from the Closing Date to the related Distribution Date, adding the results and dividing the sum by the initial principal amount of the Note.

                                 The Originator

General

      Wachovia Dealer Services is the Originator. Information regarding the origination and underwriting of the Receivables may be found under "The Originator" in the prospectus.

Delinquency, Credit Loss and Recovery Information

      The following tables set forth (i) the delinquency experience in regard to receivables originated and serviced by Wachovia Dealer Services and its affiliates, including receivables subsequently securitized, and receivables that have been sold but are still being serviced by Wachovia Dealer Services, as of December 31, 2004, 2005 and 2006 and as of March 31, 2006 and 2007 and (ii) the loss experience for receivables originated and serviced by Wachovia Dealer Services and its affiliates, including receivables subsequently securitized, and receivables that have been sold but are still being serviced by Wachovia Dealer Services for the years ended December 31, 2004, 2005 and 2006 and for the three months ended March 31, 2006 and 2007. There is no assurance that the future delinquency and loss experience of the Receivables will be similar to that set forth below. Wachovia Dealer Services defines delinquency as being past due based on the contractual due date of the underlying receivable. With respect to the Loss Experience table, it is the policy of Wachovia Dealer Services to charge off a receivable that becomes 120 days delinquent, except receivables for which the obligor is in a Chapter 13 bankruptcy proceeding. Receivables for which the obligor is in a Chapter 13 bankruptcy and as to which the obligor is not in compliance with the Chapter 13 plan of reorganization are charged off. None of the following tables include information relating to receivables originated by Wachovia Bank or through Wachovia Dealer Services' "super prime" program.


                                              Delinquency Experience

                                                   As of March 31,
                                  -----------------------------------------------------
                                            2007                       2006
                                  --------------------------  -------------------------
                                   Number of      Dollars     Number of      Dollars
                                  Receivables     ($000)     Receivables     ($000)
                                  -----------   -----------  -----------  -------------
   Receivables serviced.......     1,142,041    $15,825,940    974,765     $13,151,409
   Period of delinquency
      30 - 59 days............        18,061      $207,050      14,177        $147,372
      60 - 89 days............         5,142        60,340       3,830          40,445
      90 days or more.........         2,362        27,657       1,674          16,016
        Total receivables and     -----------   -----------  -----------  -------------
         amount delinquent....        25,565      $295,047      19,681        $203,834
   Delinquencies as a percentage  ===========   ===========  ===========  =============
   of number and dollar amount
   of receivables outstanding.          2.24%         1.86%       2.02%           1.55%


                                                               As of December 31,
                                  ------------------------------------------------------------------------------
                                            2006                       2005                      2004
                                  -------------------------  ------------------------  -------------------------
                                   Number of      Dollars     Number of     Dollars     Number of      Dollars
                                  Receivables     ($000)     Receivables    ($000)     Receivables     ($000)
                                  -----------   -----------  -----------  -----------  -----------   -----------
   Receivables serviced.......     1,087,382    $14,964,302     949,151   $12,772,415     876,695    $11,560,890
   Period of delinquency
      30 - 59 days............        25,414      $293,154       20,870     $217,472       19,318      $191,001
      60 - 89 days............         6,578        75,475        5,854       59,139        5,215        48,393
      90 days or more.........         2,889        32,115        2,622       28,109        2,073        19,267
        Total receivables and     -----------   -----------  -----------  -----------  -----------   -----------
         amount delinquent....        34,881      $400,744       29,346     $304,720       26,606      $258,661
   Delinquencies as a percentage  ===========  ============  ===========  ===========  ===========   ===========
   of number and dollar amount
   of receivables outstanding.         3.21%          2.68%        3.09%        2.39%        3.03%         2.24%



                                                              Loss Experience
                                                                  ($000)

                                                  For the Three Months Ended March 31,
                                                  ------------------------------------
                                                       2007                   2006
                                                  -------------           ------------

   Principal balance of receivables serviced
     at end of period .....................        $15,825,940            $13,151,409
   Average during period..................         $15,362,919            $12,991,971
   Gross chargeoffs of receivables during
     period...............................            $102,865                $78,774
   Recoveries of receivables charged off
     in current and prior periods ........             $36,181                $31,386
   Net chargeoffs.........................             $66,684                $47,388
   Net chargeoffs as a percentage of
     average receivables outstanding
     during period .......................               1.74%                  1.46%



                                                                For the Year Ended December 31,
                                                   ---------------------------------------------------------
                                                       2006                   2005                   2004
                                                   -----------            -----------            -----------
   Principal balance of receivables serviced
     at end of period .....................        $14,964,302            $12,772,415            $11,560,890
   Average during period..................         $13,794,592            $12,255,100            $11,113,411
   Gross chargeoffs of receivables during
     period...............................            $327,324               $280,988               $312,586
   Recoveries of receivables charged off
     in current and prior periods ........            $112,926               $102,155                $91,704
   Net chargeoffs.........................            $214,397               $178,833               $220,882
   Net chargeoffs as a percentage of
     average receivables outstanding
     during period .......................               1.55%                  1.46%                  1.99%


      As the characteristics of the Receivables transferred to the Issuing Entity will be different than that of the entire portfolio of receivables originated by Wachovia Dealer Services, no assurances can be given that the performance of these Receivables will be similar.

                                 Use of Proceeds

      Wachovia Dealer Services will sell the Receivables and certain related property to the Depositor. The Depositor in turn will transfer the Receivables and related property to the Issuing Entity. The Depositor will use the net proceeds from the sale of the Notes to (1) purchase the Receivables from Wachovia Dealer Services, (2) deposit an amount equal to the Reserve Fund Deposit into the Reserve Fund and (3) pay for certain expenses incurred in connection with the purchase of the Receivables and the sale of the Notes.

                            Description of the Notes

      The Issuing Entity will issue the Notes under the Indenture. We will file a copy of the Indenture with the SEC after the Issuing Entity issues the Notes. The material terms of the Notes are summarized below. This summary is not a complete description of all the provisions of the Notes. This summary supplements the description of the general terms and provisions of the notes of any issuing entity and the related indenture set forth under "Certain Information Regarding the Securities" and "The Indenture" in the prospectus and the description of the Indenture set forth under "Description of the Indenture" in this prospectus supplement.

            Note Registration

      The Offered Notes will be available for purchase in denominations of $2,000 and integral multiples of $1,000 thereafter. The Notes will initially be issued only in book-entry form. See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus for a further discussion of the book-entry registration system.

            Payments of Interest

      Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates for the various classes of Notes and will be due on each Distribution Date to the Noteholders of record as of the related Record Date.

      The Notes will bear interest at the following Interest Rates:

      o     in the case of the Class A-1 Notes,             % per annum;

      o     in the case of the Class A-2 Notes,             % per annum;

      o     in the case of the Class A-3a Notes,             % per annum;

      o     in the case of the Class A-3b Notes, LIBOR plus      % per annum;

      o     in the case of the Class B Notes,       % per annum;

      o     in the case of the Class C Notes,       % per annum;

      o     in the case of the Class D Notes,       % per annum; and

      o     in the case of the Class E Notes,        % per annum.

      Calculation of Interest. Interest will accrue and will be calculated on the Notes as follows:

      o Actual/360. Interest on the Class A-1 Notes and the Class A-3b Notes will accrue from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date. The interest due on the Class A-1 Notes and the Class A-3b Notes on each Distribution Date will be an amount equal to the product of:

            o the principal amount of that class of Notes as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Distribution Date;

            o     the Interest Rate applicable to that class of Notes; and

            o the actual number of days elapsed during the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the current Distribution Date divided by 360.

      o 30/360. Interest on the Class A-2 Notes, the Class A-3a Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will accrue from and including the 20th day of the prior calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the 20th day of the current month (assuming each month has 30 days). The interest due on the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, as applicable, on each Distribution Date will be an amount equal to the product of:

            o the principal amount of that class of Notes as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Distribution Date;

            o     the Interest Rate applicable to that class of Notes; and

            o 30 (or 43 in the case of the first Distribution Date, assuming a closing date of June 7, 2007) divided by 360.

      Unpaid Interest Accrues. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

      Determination of LIBOR. The Calculation Agent will determine LIBOR on each LIBOR Determination Date for purposes of calculating the interest rate for the Class A-3b Notes.

      Priority of Interest Payments. The Issuing Entity will pay interest on the Notes on each Distribution Date with Available Funds in accordance with the priority set forth under "Application of Available Funds--Priority of Distributions". Interest payments to holders of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes will have the same priority. If amounts available to make interest payments on a class of Class A Notes are less than the full amount of interest due on that class of Notes on a Distribution Date, the related Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of Class A Notes.

      Interest will generally not be paid on any class of Notes unless all interest then due on each class of more senior Notes has been paid in full, including any Interest Carryover Shortfall Amount with respect to such class of more senior Notes.

      An Event of Default will occur if the full amount of interest due on the Notes of the Controlling Class is not paid within five days of the related Distribution Date. The failure to pay interest due on any class of Notes, so long as any other class of Notes with a higher alphabetical designation remains Outstanding within five days of the related Distribution Date (and the interest on such class of Notes with a higher alphabetical designation has been paid in full), will not be an Event of Default. See "Description of the Indenture--Rights Upon Event of Default".

Payments of Principal

      Priority and Amount of Principal Payments. On each Distribution Date, Noteholders will receive principal, to the extent funds are available, in an amount generally equal to the excess, if any, of:

      o the aggregate unpaid principal amount of the Notes as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all payments made on that preceding Distribution Date, plus the Overcollateralization Target Amount for the current Distribution Date, over

      o     the Pool Balance as of the last day of the related Collection
            Period.

      On each Distribution Date, all Available Funds allocated to payments of principal of the Notes as described under "Application of Available Funds--Priority of Distributions" will be aggregated and will be paid out of the Note Payment Account in the following amounts and order of priority:

      (1) to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

      (2) to the Class A-2 Notes until the Class A-2 Notes have been paid in full;

      (3) pro rata to the Class A-3a Notes and the Class A-3b Notes until the Class A-3a Notes and the Class A-3b Notes have been paid in full;

      (4) to the Class B Notes until the Class B Notes have been paid in full;

      (5) to the Class C Notes until the Class C Notes have been paid in full;

      (6) to the Class D Notes until the Class D Notes have been paid in full;
          and

      (7) to the Class E Notes until the Class E Notes have been paid in full.

      These general rules are subject, however, to the following exceptions:

     o in no event will the principal paid in respect of a class of Notes exceed the unpaid principal amount of that class of Notes; and

     o if the Notes have been accelerated following the occurrence of an Event of Default, the Issuing Entity will distribute the funds allocated to the holders of the Notes to pay principal of the Notes, together with amounts that would otherwise be payable to the holders of the Certificates, as described under "--Priority of Distributions Will Change if the Notes are Accelerated Following an Event of Default".

      All payments in respect of the Certificates will be subordinated to payments on the Notes.

      Final Scheduled Distribution Dates. The principal amount of any class of Notes, to the extent not previously paid, will be due on the Final Scheduled Distribution Date for that class. The Final Scheduled Distribution Dates for the Notes are as follows:

     o    June 20, 2008 for the Class A-1 Notes;

     o    July 20, 2010 for the Class A-2 Notes;

     o    April 20, 2012 for the Class A-3a Notes;

     o    April 20, 2012 for the Class A-3b Notes;

     o    July 20, 2012 for the Class B Notes;

     o    October 22, 2012 for the Class C Notes;

     o    February 20, 2013 for the Class D Notes; and

     o    January 20, 2015 for the Class E Notes.

      The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Distribution Date for that class and could be significantly earlier depending upon the rate at which the Principal

Balances of the Receivables are paid. See "Weighted Average Lives of the Notes" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus for a further discussion of Receivable prepayments.

Priority of Distributions Will Change if the Notes are Accelerated Following an Event of Default

      Following the occurrence and during the continuation of an Event of Default (other than an Event of Default based on the Issuing Entity's breach of a covenant, representation or warranty) that has resulted in an acceleration of the Notes, the priority of distributions will change to the following order of priority:

      (1) to the Master Servicer, any Servicing Fees (including any overdue Servicing Fees) due to it and any Nonrecoverable Advances;

      (2) to the Indenture Trustee and the Owner Trustee, the fees and expenses due to each of them, without limitation;

      (3) to the Swap Counterparty, the net amount due under the Swap Agreement, excluding swap termination payments, if any;

      (4) pro rata (a) to the holders of the Class A Notes, the Interest Distributable Amount for the Class A Notes and (b) to the Swap Counterparty, certain swap termination payments, if any, due under the Swap Agreement;

      (5) to the holders of the Class A-1 Notes, principal on the Class A-1 Notes, until the Class A-1 Notes have been paid in full;

      (6) to the holders of the Class A-2 Notes, the Class A-3a Notes and the Class A-3b Notes, pro rata, principal on those Notes until all classes of Class A Notes have been paid in full;

      (7) to the holders of the Class B Notes, the Interest Distributable Amount for the Class B Notes;

      (8) to the holders of the Class B Notes, principal on the Class B Notes until the Class B Notes have been paid in full;

      (9) to the holders of the Class C Notes, the Interest Distributable Amount for the Class C Notes;

      (10) to the holders of the Class C Notes, principal on the Class C Notes until the Class C Notes have been paid in full;

      (11) to the holders of the Class D Notes, the Interest Distributable Amount for the Class D Notes;

      (12) to the holders of the Class D Notes, principal on the Class D Notes until the Class D Notes have been paid in full;

      (13) to the holders of the Class E Notes, the Interest Distributable Amount for the Class E Notes;

      (14) to the holders of the Class E Notes, principal on the Class E Notes until the Class E Notes have been paid in full;

      (15) to the Swap Counterparty, swap termination payments, if any, due under the Swap Agreement, not paid pursuant to clause (4)(b);

      (16) if any entity has replaced Wachovia Bank as Master Servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period will be paid to the successor Master Servicer; and

      (17)  to the Certificateholder, any remaining amounts.

      Following the occurrence and during the continuation of an Event of Default (due to the Issuing Entity's breach of a covenant, representation or warranty) that has resulted in an acceleration of the Notes, the priority of distributions will change from that set forth above to the following order of priority:

      (1) to the Master Servicer, any Servicing Fees (including any overdue Servicing Fees) due to it and any Nonrecoverable Advances;

      (2) to the Indenture Trustee and the Owner Trustee, the fees and expenses due to each of them, without limitation;

      (3) to the Swap Counterparty, the net amount due under the Swap Agreement, excluding swap termination payments, if any;

      (4) pro rata (a) to the holders of the Class A Notes, the Interest Distributable Amount for the Class A Notes and (b) to the Swap Counterparty, certain swap termination payments, if any, due under the Swap Agreement;

      (5) to the holders of the Class B Notes, the Interest Distributable Amount for the Class B Notes;

      (6) to the holders of the Class C Notes, the Interest Distributable Amount for the Class C Notes;

      (7) to the holders of the Class D Notes, the Interest Distributable Amount for the Class D Notes;

      (8) to the holders of the Class E Notes, the Interest Distributable Amount for the Class E Notes;

      (9) to the holders of the Class A-1 Notes, principal on the Class A-1 Notes until the Class A-1 Notes have been paid in full;

      (10) to the holders of the Class A-2 Notes, the Class A-3a Notes and the Class A-3b Notes, pro rata, principal on those Notes until all classes of Class A Notes have been paid in full;

      (11) to the holders of the Class B Notes, principal on the Class B Notes until the Class B Notes have been paid in full;

      (12) to the holders of the Class C Notes, principal on the Class C Notes until the Class C Notes have been paid in full;

      (13) to the holders of the Class D Notes, principal on the Class D Notes until the Class D Notes have been paid in full;

      (14) to the holders of the Class E Notes, principal on the Class E Notes until the Class E Notes have been paid in full;

      (15) to the Swap Counterparty, swap termination payments, if any, due under the Swap Agreement, not paid pursuant to clause (4)(b);

      (16) if any entity has replaced Wachovia Bank as Master Servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period will be paid to the successor Master Servicer; and

      (17)  to the Certificateholder, any remaining amounts.

      Any swap termination payments shall be made as described in "Description of the Swap Agreement--Defaults Under the Swap Agreement".


Credit Enhancement

      Subordination. The Class B Notes, Class C Notes, Class D Notes and Class E Notes are subordinated Notes. On each Distribution Date, prior to the occurrence of an Event of Default and acceleration of the Notes, interest and principal payments on the Notes will be subordinated as follows:

     o no interest will be paid on any class of subordinated Notes until all interest due on each class of more senior notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest, has been paid in full; and

     o no principal will be paid on any class of subordinated Notes until all principal due on each class of more senior Notes has been paid in full.

      The subordination of the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes is intended to decrease the risk of default by the Issuing Entity with respect to payments due to the more senior classes of Notes.

      Overcollateralization. Overcollateralization represents the amount by which the Pool Balance exceeds the Note Balance. Overcollateralization, if any, will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on or in respect of the Receivables, if any. On the Closing Date, the initial amount of overcollateralization will be approximately zero and the aggregate principal amount of Notes to be issued will equal approximately 100.00% of the Cutoff Date Pool Balance.

      The application of funds as described in clause (15) of "Application of Available Funds--Priority of Distributions" is designed to build and maintain overcollateralization and to increase, over time, the amount of overcollateralization as of any Distribution Date to the Overcollateralization Target Amount by paying a greater amount of principal of the Notes on the first several Distribution Dates after the Closing Date than is paid by obligors on the principal of the Receivables during this time. The amount of this payment on the Notes will be funded primarily from interest collections on the Receivables in excess of the interest paid on the Notes and other fees required to be paid by the Issuing Entity, but this payment will not be made from funds in the Reserve Fund.

      The Overcollateralization Target Amount will be equal to the greater of
(i) 1.25% of the Pool Balance as of the last day of the related Collection Period and (ii) 0.50% of the Cutoff Date Pool Balance; provided, however, if on the:

     o    December 2009 Distribution Date (i.e., the 30th Distribution Date),
          (a) the related Cumulative Net Loss Percentage is less than 4.75%, (b) the average of the 60+ Day Receivable Delinquency Rates for each of the three Collection Periods preceding that Distribution Date is less than 3.00%, and (c) as of the previous Distribution Date, the amount on deposit in the Reserve Fund equals or exceeds the Reserve Fund Required Amount for such previous Distribution Date and the Overcollateralization Amount equals or exceeds the Overcollateralization Target Amount for such previous Distribution Date (both after giving effect to all payments and withdrawals on such previous Distribution Date), the amount referred to in (ii) above will equal 0.25% of the Cutoff Date Pool Balance for that Distribution Date and for each subsequent Distribution Date through and including the May 2010 Distribution Date (i.e., the 35th Distribution Date); and

     o June 2010 Distribution Date (i.e., the 36th Distribution Date), (a) the related Cumulative Net Loss Percentage is less than 5.50%, (b) the average of the 60+ Day Receivable Delinquency Rates for each of the three Collection Periods preceding that Distribution Date is less than 3.00% and (c) as of the previous Distribution Date, the amount on deposit in the Reserve Fund equals or exceeds the Reserve Fund Required Amount for such previous Distribution Date and the Overcollateralization Amount equals or exceeds the Overcollateralization Target Amount for such previous Distribution Date (both after giving effect to all payments and withdrawals on such previous Distribution Date), the amount referred to in (ii) above will equal 0.00% of the Cutoff Date Pool Balance for that Distribution Date and for each subsequent Distribution Date.

      Reserve Fund. The Master Servicer will establish and maintain with Wachovia Bank in the name of the Indenture Trustee the Reserve Fund into which certain amounts on the Closing Date and certain excess collections on or in respect of the Receivables will be deposited and from which amounts may be withdrawn to pay the Servicing Fees, net swap payments and certain termination payments due to the Swap Counterparty pursuant to clauses (3) and (4)(b), respectively, under "Application of Available Funds--Priority of Distributions", any Nonrecoverable Advances to the Master Servicer, all monies due to the Trustees and to make required payments on the Notes.

      The Depositor will deposit the Reserve Fund Deposit in the Reserve Fund on the Closing Date. On each Distribution Date, the Indenture Trustee will deposit or cause to be deposited, in the Reserve Fund, from Available Collections during the related Collection Period that are not used on that Distribution Date to pay the Required Payment Amount, the amount, if any, by which the Reserve Fund Required Amount for that Distribution Date exceeds the amount on deposit in the Reserve Fund on that Distribution Date, after giving effect to all required withdrawals from the Reserve Fund on that Distribution Date. The amounts on deposit in the Reserve Fund will be invested in Eligible Investments selected by the Master Servicer. The Reserve Fund must be maintained as an Eligible Deposit Account.

      On each Determination Date, the Master Servicer will determine the Reserve Fund Draw Amount, if any, for the related Distribution Date. If the Reserve Fund Draw Amount for any Distribution Date is greater than zero, the Indenture Trustee will withdraw, or cause to be withdrawn, from the Reserve Fund, an amount equal to the lesser of the Reserve Fund Draw Amount and the amount on deposit in the Reserve Fund, and transfer the amount withdrawn to the Collection Account. If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Fund, a temporary shortfall in the amounts distributed to the Noteholders could result. In addition, depletion of the Reserve Fund ultimately could result in losses on your Notes.

      If the amount on deposit in the Reserve Fund on any Distribution Date exceeds the Reserve Fund Required Amount for that Distribution Date, after giving effect to all required deposits to and withdrawals from the Reserve Fund on that Distribution Date, that excess will be paid to the Certificateholders. Any amount paid to the Certificateholders will no longer be the property of the Issuing Entity. On or after the termination of the Issuing Entity, the Certificateholders will be entitled to receive any amounts remaining in the Reserve Fund after all required payments to the Master Servicer, the Swap Counterparty, the Trustees and the Noteholders have been made.

      If the sum of the amounts on deposit in the Collection Account and the Reserve Fund on any Distribution Date equals or exceeds the Note Balance, accrued and unpaid interest thereon and all amounts due to the Master Servicer, the Swap Counterparty and the Trustees, all such amounts will be applied up to the amounts necessary to retire the Notes and pay such amounts due.

      If any class of Notes has not been paid in full on any Distribution Date on or after its Final Scheduled Distribution Date (after giving effect to the distribution of Available Funds on such Distribution Date), the Indenture Trustee will distribute or cause to be distributed to the holders of that class of Notes, from amounts on deposit in the Reserve Fund, an amount equal to the lesser of the funds on deposit in the Reserve Fund and the outstanding principal amount of that class of Notes. After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Notes, the principal amount of the Notes, and all amounts due to the Master Servicer, the Swap Counterparty and the Trustees, any funds remaining on deposit in the Reserve Fund will be paid to the Certificateholders.

      Certificates. The Certificates will represent undivided interests in the Issuing Entity and will be issued pursuant to the Trust Agreement. The Certificates are not being offered hereby, and the Certificates, representing 100% of the equity in the Issuing Entity, will be acquired by the Depositor. The Certificates will not bear interest and will not have any principal balance. The rights of the Certificateholders to receive distributions will be subordinated to the rights of the Noteholders to receive all amounts payable to them as distributions as described under "Application of Available Funds--Priority of Distributions".

Optional Prepayment

      In order to avoid excessive administrative expense, the Originator will be permitted, at its option and subject to applicable notice provisions, to purchase all remaining Receivables from the Issuing Entity on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period is 10% or less of the Cutoff Date Pool Balance. The exercise of this right will effect the early retirement of the Notes. See "Description of the Receivables Transfer and Servicing Agreements--Optional Purchase of Receivables", herein and "Certain Information Regarding the Securities--Optional Redemption" in the prospectus.

Controlling Class

      So long as any Class A Notes are Outstanding, the Class A Notes will be the Controlling Class. As a result, holders of the Class A Notes generally will vote together as a single class under the Indenture. Upon payment in full of (i) the Class A Notes, the Class B Notes will be the Controlling Class, (ii) the Class B Notes, the Class C Notes will be the Controlling Class, (iii) the Class C Notes, the Class D Notes will be the Controlling Class and (vi) the Class D Notes, the Class E Notes will be the Controlling Class.

The Indenture Trustee

      U.S. Bank National Association will be the Indenture Trustee, registrar and paying agent under the Indenture. The Indenture Trustee is a national banking association and a wholly owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $221 billion as of March 31, 2007. As of March 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

      The Indenture Trustee has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The Indenture will be administered from the Indenture Trustee's corporate trust office located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN 55107, Attention: Structured Finance/WALOT 2007-1.

      The Indenture Trustee has provided corporate trust services since 1924. As of March 31, 2007, the Indenture Trustee was acting as trustee with respect to over 81,000 issuances of securities with an aggregate outstanding principal balance of over $2.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

      As of March 31, 2007, the Indenture Trustee (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 22 issuances of auto securities with an outstanding aggregate principal balance of approximately $21,924,600,000.

      The Indenture Trustee shall make each monthly report available to each holder of Notes that provides appropriate certification in the form acceptable to the Indenture Trustee via the Indenture Trustee's internet website at http://www.usbank.com/abs. See "Description of the Receivables Transfer and Servicing Agreement--Master Servicer Will Provide Information to Indenture Trustee". Holders of Notes with questions, including regarding the use of the Indenture Trustee's internet website, may direct them to the Indenture Trustee's bondholder services group at (800) 934-6802.

      Holders of Notes that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk of the Indenture Trustee and requesting a paper copy. The Indenture Trustee shall have the right to change the way the monthly reports are distributed in order to make such distribution more convenient and/or more accessible to the holders of Notes. The Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes. The Indenture Trustee will not be liable for the dissemination of information in accordance with the Indenture or the Administration Agreement.

      The Indenture Trustee will have various rights and duties with respect to the Notes. See "Description of the Indenture" in this prospectus supplement and "The Trustees--The Indenture Trustee" and "The Indenture" in the prospectus for a further discussion of the rights and duties of the Indenture Trustee. The Depositor, the Originator, the Master Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

                              Application of Available Funds

Sources of Funds for Distributions

      The funds available to the Issuing Entity to make payments on the Notes on each Distribution Date will come from Available Funds, which will be the only funds that will be used to make payments to Noteholders on each Distribution Date. The calculation of the funds available to make payments on the Notes is set forth in the definition of Available Funds under "Glossary of Terms".

      The following chart shows the sources of Available Funds for each Distribution Date:




 -------------------------        --------------           -----------------     ----------------------    -------------------
|                         |      |              |         |                 |   |                      |  |                   |
|        Receivables      |      |      Swap    |         |     Master      |   |      Depositor       |  |      Reserve      |
|                         |      | Counterparty |         |   Servicer      |   |                      |  |       Fund        |
|_________________________|       --------------           -----------------     ----------------------    ------------------
              |                          |                         |   \                    |                       |
              |                          |                         |    \                   |                       |
              |                          |                         |     \                  |                       |
              |                          |                         |      \                 |                       |
              |                          |                         |       \                |                       |
              |                          |                         |        \               |                       |
              |                          |                         |         \              |                       |
              |                          |                         |          \             |                       |
              |                          |                         |           \            |                       |
             \ /                        \ /                       \ /          \ /         \ /                     \ /
/---------------------------\    /----------------\        /--------------\     /-----------------------\ /-------------------\
|   Collections on the      |    |                |        |              |     |                       | |                   |
| Receivables, including    |    |Net amounts     |        |  Advances    |     |    Amounts paid to    | |     The Reserve   |
|payments from the obligors,|    |paid, if any, by|        |  made by the |     |    repurchase         | |      Fund Draw    |
| Net Liquidation Proceeds, |    |the Swap        |        |  Master      |     |    certain ineligible | |       Amount.     |
|    Insurance Proceeds,    |    |Counterparty    |        |  Servicer,   |     |    Receivables.       | \__________________/
|Recoveries, Dealer Recourse|    |pursuant to the |        |  if          |      \______________________/           |
|  and certain rebates and  |    |Swap            |        |  any.        |                 /                       |
|prepayments and investment |    |Agreement.      |        \______________/                /                        |
|  earnings on amounts on   |    |                |                |                      /                         |
|deposit in the Collection  |    \________________/                |                     /                          |
|  Account, if applicable.  |        \                             |                    /                           |
\__________________________ /         \                            |                   /                            |
                      \                \                           |                  /                             |
                       \                \                          |                 /                              |
                        \                \                         |                /                               |
                         \                \                        |               /                                |
                          \                \                       |              /                                 |
                           \                \                      |             /                                  |
                            \                \                     |            /                                   |
                            \ /              \ /                  \ /         \ /                                   |
                          -----------------------------------------------------------------------------             |
                         /                                                                              \           |
                         |                               Available Collection                           |           |
                         |                                                                              |           |
                         |                                                                              |           |
                         \_____________________________________________________________________________/            |
                                                                   |                                                |
                                                                   |                                                |
                                                                   |                                                |
                                                                   |                                                |
                                                                  \|/                                              \ /
           ----------------------------------------------------------------------------------------------------------------
          |                                                                                                                |
          |                                                Available Funds                                                 |
          |                          to be paid in accordance with "--Priority of Distribution                             |
          |________________________________________________________________________________________________________________


Priority of Distributions

      On each Distribution Date, so long as the Notes have not been accelerated following the occurrence of an Event of Default, the Issuing Entity will apply Available Funds in the following amounts and order of priority:

(1) to the Master Servicer, for the related Collection Period, the Servicing Fee (plus any overdue Servicing Fees for one or more prior Collection Periods) and any Nonrecoverable Advances for the related Collection Period;

(2) to the Trustees pro rata, the fees and expenses due to each of them for the related Collection Period plus any overdue fees and expenses of the Trustees for one or more preceding Collection Periods; provided, however, that the aggregate amount to be paid to the Trustees for such fees and expenses pursuant to this clause shall not exceed $100,000 in any given calendar year;

(3) to the Swap Counterparty, the net amount due under the Swap Agreement, excluding swap termination payments, if any;

(4) pro rata (a) to the Note Payment Account for the benefit of the holders of Class A Notes, the Interest Distributable Amount, ratably, for each class of Class A Notes and (b) to the Swap Counterparty, certain swap termination payments, if any, due under the Swap Agreement;

(5) to the Note Payment Account for the benefit of the holders of the Notes, as a payment of principal, the Priority Principal Distributable Amount, if any;

(6) to the Note Payment Account for the benefit of the holders of the Class B Notes, the Interest Distributable Amount for the Class B Notes;

(7) to the Note Payment Account for the benefit of the holders of the Notes, as a payment of principal, the Secondary Principal Distributable Amount, if any;

(8) to the Note Payment Account for the benefit of the holders of the Class C Notes, the Interest Distributable Amount for the Class C Notes;

(9) to the Note Payment Account for the benefit of the holders of the Notes, as a payment of principal, the Third Principal Distributable Amount, if any;

(10) to the Note Payment Account for the benefit of the holders of the Class D Notes, the Interest Distributable Amount for the Class D Notes;

(11) to the Note Payment Account for the benefit of the holders of the Notes, as a payment of principal, the Fourth Principal Distributable Amount, if any;

(12) to the Note Payment Account for the benefit of the holders of the Class E Notes, the Interest Distributable Amount for the Class E Notes;

(13) to the Note Payment Account for the benefit of the holders of the Notes, as a payment of principal, the Fifth Principal Distributable Amount, if any;

(14) to the Reserve Fund, the excess, if any, of the Reserve Fund Required Amount for that Distribution Date over the amount then on deposit in the Reserve Fund, after giving effect to all required withdrawals from the Reserve Fund on that Distribution Date;

(15) to the Note Payment Account for the benefit of the holders of the Notes as a payment of principal, the Regular Principal Distributable Amount;

(16) to the Swap Counterparty, swap termination payments, if any, due under the Swap Agreement, not paid pursuant to clause (4)(b);

(17) to any successor Master Servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period;

(18) to the Trustees pro rata, the fees and expenses due to each of them for the related Collection Period plus any overdue fees and expenses of the Trustees for the immediately preceding Collection Period, to the extent that they have not previously been paid; and

(19) to the Certificateholders, any amounts remaining after the foregoing distributions.

      Each payment of principal referred to above shall be made in the priority set forth under "Description of the Notes--Payments of Principal--Priority and Amount of Principal Payments". Any swap termination payments shall be made as described in "Description of the Swap Agreement--Defaults Under the Swap Agreement".

      The following chart shows how payments from Available Funds are made on each Distribution Date unless the Notes are accelerated following the occurrence of an Event of Default:



                        -----------------------------------------------
                        | Available Funds for the Distribution Date   |
                        -----------------------------------------------
                                                |
                                                V
                        ----------------------------------------------
                        |   Due and unpaid Servicing Fees and        |
                        |       Nonrecoverable Advances              |
                        ----------------------------------------------
                                                |
                                                V
                        -----------------------------------------------
                        | Fees and expenses of Indenture Trustee and  |
                        |     Owner Trustee, subject to maximum       |
                        -----------------------------------------------
                                                |
                                                V
                        -----------------------------------------------
---------------         |      Net swap payments due to the Swap      |
|             |-------->|                Counterparty                 |
|             |         -----------------------------------------------
|             |                                 |
|             |                                 V
|             |         -----------------------------------------------
|             |         |  Interest Distributable amount for the      |
|Portion of   |-------->|  Class A Notes and certain swap termination |
|             |         |  payments ratably                           |
|Available    |         -----------------------------------------------
|Funds        |                                 |                              ................------------------------------------
|related      |                                 V                              . ..............|                                  |
|to the       |         ------------------------------------------------........ .             |Principal payments on the notes   |
|Reserve      |-------->| Priority Principal Distributable Amount, if  |         . ............|from Available Funds will be made |
|Fund Draw    |         |                   any                        |         . . ..........|in the following order of priority|
|Amount       |         ------------------------------------------------         . . .   ......------------------------------------
|             |                                 |                                . . .   .                      |
|             |                                 V                                . . .   .                      V
|             |         ------------------------------------------------         . . .   .     ------------------------------------
|             |-------->|    Interest Distributable Amount for the     |         . . .   .     | First, to pay principal on the   |
|             |         |               Class B Notes                  |         . . .   .     |Class A-1 Notes until paid in full|
|             |         ------------------------------------------------         . . .   .     ------------------------------------
|             |                                 |                                . . .   .                      |
|             |                                 V                                . . .   .                      V
|             |         ------------------------------------------------.......... . .   .     ------------------------------------
|             |-------->| Secondary Principal Distributable Amount,    |           . .   .     | Second, to pay principal on the  |
|             |         |                   if any                     |           . .   .     |Class A-2 Notes until paid in full|
|             |         ------------------------------------------------           . .   .     ------------------------------------
---------------                                 |                                  . .   .                      |
  |    |   |  |                                 V                                  . .   .                      V
  |    |   |  |         ------------------------------------------------           . .   .     ------------------------------------
  |    |   |  |-------->| Interest Distributable Amount for the Class  |           . .   .     |  Third, to pay principal on the  |
  |    |   |            |                 C Notes                      |           . .   .     |  Class A-3a Notes and Class A-3b |
  |    |   |            ------------------------------------------------           . .   .     |  Notes, pro rata, until paid in  |
  |    |   |                                    |                                  . .   .     |  full                            |
  |    |   |                                    V                                  . .   .     ------------------------------------
  |    |   |            ------------------------------------------------           . .   .                      |
  |    |   |----------->|    Third Principal Distributable Amount,     |............ .   .                      V
  |    |                |                  if any                      |             .   .     ------------------------------------
  |    |                ------------------------------------------------             .   .     |  Fourth, to pay principal on the |
  |    |                                        |                                    .   .     |Class A-4 Notes until paid in full|
  |    |                                        V                                    .   .     ------------------------------------
  |    |                ------------------------------------------------             .   .                      |
  |    |--------------->|  Interest Distributable Amount for the Class |             .   .                      V
  |                     |                   D Notes                    |             .   .     ------------------------------------
  |                     ------------------------------------------------             .   .     |  Fifth, to pay principal on the  |
  |                                             |                                    .   .     |Class B Notes until paid in full  |
  |                                             V                                    .   .     ------------------------------------
  |                     ------------------------------------------------             .   .                      |
  |-------------------->|  Fourth Principal Distributable Amount,      |..............   .                      V
                        |                  if any                      |                 .     ------------------------------------
                        ------------------------------------------------                 .     |  Sixth, to pay principal on the  |
                                                |                                        .     | Class C Notes until paid in full |
                                                V                                        .     ------------------------------------
                        ------------------------------------------------                 .                      |
                        | Interest Distributable Amount for the Class  |                 .                      V
                        |                  E Notes                     |                 .     ------------------------------------
                        ------------------------------------------------                 .     |Seventh, to pay principal on the  |
                                                |                                        .     | Class D Notes until paid in full |
                                                V                                        .     ------------------------------------
                        ------------------------------------------------..................
                        | Fifth Principal Distributable Amount, if any |
                        |                                              |
                        ------------------------------------------------
                                                |
                                                V
                        ------------------------------------------------
                        | Amount, if any, necessary to replenish the   |
                        |                  Reserve Fund                |
                        ------------------------------------------------
                                                |
                                                V
                        ------------------------------------------------
                        |      Regular Principal Distributable Amount  |
                        |                                              |
                        ------------------------------------------------
                                                |
                                                V
                        ------------------------------------------------
                        |   Swap termination payments not paid above   |
                        |                                              |
                        ------------------------------------------------
                                                |
                                                V
                        ------------------------------------------------
                        |   To any successor Master Servicer, unpaid   |
                        | transition expenses and Additional Servicing |
                        |                     Fees                     |
                        ------------------------------------------------
                                                |
                                                V
                        ------------------------------------------------
                        |  To the Trustees, pro rata, any fees and     |
                        |        expenses not previously paid          |
                        ------------------------------------------------
                                                |
                                                V
                        ------------------------------------------------
                        |            To the Certificateholders         |
                        |                                              |
                        ------------------------------------------------

      Fees and Expenses of the Issuing Entity

      As set forth in the table below, the Issuing Entity is obligated to pay the servicing fee to the Master Servicer and the fees and expenses of the Indenture Trustee and the Owner Trustee, subject to a cap, before it pays any amounts due on the Notes and any other liabilities. In addition, the Master Servicer is obligated to pay the fees and expenses of the accountants in delivering their annual attestation report and the fee of the Administrator. The following table illustrates this arrangement.


Recipient                  Source of Payment                        Fees and Expenses Payable
----------------------------------------------------------------------------------------------------------------------------------
Master Servicer            Collections on the Receivables           The servicing fee as described below under "Description of the
                                                                    Receivables Transfer and Servicing Agreements-Servicing
                                                                    Compensation and Expenses"

Indenture Trustee          Collections on the Receivables           $3,500 per annum plus reasonable expenses

Owner Trustee              Collections on the Receivables           $3,000 per annum plus reasonable expenses

      Any other expenses or liabilities of the Issuing Entity will be payable by the Issuing Entity prior to any payments due on the Notes.

                       Description of the Swap Agreement

General

      On the Closing Date, the Issuing Entity will enter into the Swap Agreement with the Swap Counterparty. All terms of the Swap Agreement will be acceptable to each Rating Agency. The Swap Agreement will have an initial notional amount equal to the principal balance of the Class A-3b Notes on the Closing Date and such notional amount will decrease by the amount of any principal payments on the Class A-3b Notes in order to remain equal to the outstanding principal balance of the Class A-3b Notes.

      Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the Swap Agreement is less than 10%.

      In general, under the Swap Agreement, on each Distribution Date:

      (i) the Issuing Entity will be obligated to pay the Swap Counterparty an amount equal to the product of:

            o     a fixed rate of ________ %;

            o the notional amount of the Swap Agreement on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) (after giving effect to all principal payments made with respect to the Class A-3b Notes made on such preceding Distribution Date); and

            o a fraction, the numerator of which is 30 (or 43 in the case of the first Distribution Date, assuming a closing date of June 7, 2007) and the denominator of which is 360; and

      (ii) the Swap Counterparty will be obligated to pay the Issuing Entity an amount equal to the product of:

            o     LIBOR plus _______ %;

            o the notional amount of the Swap Agreement on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) (after giving effect to all principal payments made with respect to the Class A-3b Notes made on such preceding Distribution Date); and

            o a fraction, the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360.

Payments on the Swap Agreement will be exchanged on a net basis. Net swap payments made by the Swap Counterparty to the Issuing Entity under the Swap Agreement will become a part of Available Collections and distributed in accordance with "Application of Available Funds--Priority of Distributions". Net swap payments made by the Issuing Entity to the Swap Counterparty under the Swap Agreement will be made from Available Funds, including, to the extent applicable, funds on deposit in the Reserve Fund, and are secured under the Indenture by the same lien in favor of the Indenture Trustee that secures payments to the Noteholders and the Swap Counterparty. Any net swap payment owed by the Issuing Entity to the Swap Counterparty will rank higher in priority than any payment of principal of or interest on the Notes, but lower in priority than amounts owed to the Master Servicer and certain amounts owed to the Trustees.

Modifications and Amendment of the Swap Agreement

      The Trust Agreement will contain provisions permitting the Owner Trustee to enter into amendments to the Swap Agreement (subject to the consent of the Swap Counterparty) to cure any ambiguity in, or correct or supplement any provision of, the Swap Agreement, so long as such action will not materially and adversely affect the interest of the Noteholders.

Defaults Under the Swap Agreement

      An event of default under the Swap Agreement includes, among other things:

      o failure by the Issuing Entity or the Swap Counterparty to make payments due under the Swap Agreement;

      o the occurrence of certain bankruptcy and insolvency events of the Issuing Entity or the Swap Counterparty;

      o the merger by either the Issuing Entity or Swap Counterparty if the successor entity does not assume the obligations of such party under the Swap Agreement; or

      o with respect to the Swap Counterparty, and to the extent set forth in the Swap Agreement, the Issuing Entity, its breach of certain obligations under the Swap Agreement, failure to comply with any credit support document, certain misrepresentations under the Swap Agreement or the occurrence of a default under certain other agreements to which it is a party.

      A termination event under the Swap Agreement includes, among other things:

      o     illegality of the transactions contemplated by the Swap Agreement;

      o the occurrence of certain tax events, including certain tax events upon the merger of either the Swap Counterparty or the Issuing Entity;

      o the Issuing Entity or any affiliate of the Issuing Entity amends the Indenture or the Sale and Servicing Agreement (or any provision or definition in any transaction document incorporated by reference into the Indenture or the Sale and Servicing Agreement) without the prior consent of the Swap Counterparty if such consent is required and if such amendment could have a materially adverse effect on the Swap Counterparty;

      o any redemption, acceleration, auction, clean-up call or other prepayment in full, but not in part, of the Notes under the Indenture;

      o any Event of Default under the Indenture that results in certain rights or remedies being exercised with respect to the assets of the Issuing Entity; or

      o the failure of the Swap Counterparty to maintain its credit rating at certain levels required by the Swap Agreement, which failure may not constitute a termination event if the Swap Counterparty
            (i) maintains certain alternative minimum credit ratings and, among other things, posts collateral pursuant to the credit support annex or (ii) assigns its rights and obligations under the Swap Agreement to a substitute swap counterparty with an acceptable rating.

      Upon the occurrence of any event of default or termination event specified in the Swap Agreement, the Swap Agreement may be terminated. If the Swap Agreement is terminated due to an event of default or a termination event, a swap termination payment under the Swap Agreement may be due to the Swap Counterparty by the Issuing Entity or to the Issuing Entity by the Swap Counterparty.

      If the Issuing Entity is required to make a swap termination payment to the Swap Counterparty following an event of default or termination event (other than the illegality of the transactions contemplated by the Swap Agreement or the occurrence of certain tax events) where the Swap Counterparty is the sole defaulting party or the sole affected party, the swap termination payment will be payable out of Available Funds pursuant to clause 16 under "Application of Available Funds--Priority of Distributions" and as such will be subordinate to (i) the right of the Noteholders to receive payment of principal of and interest on the Notes on that Distribution Date, (ii) the replenishment of the Reserve Fund to the Reserve Fund Required Amount and
(iii) the creation of overcollateralization by the payment of the Regular Principal Distributable Amount, each in accordance with clauses (4) through
(13), (14) and (15), respectively, under "Application of Available Funds--Priority of Distributions". In all other cases the swap termination payment will be paid out of Available Funds pursuant to clause 4(b) under "Application of Available Funds--Priority of Distributions", pari passu with the Interest Distributable Amount for the Class A Noteholders.

      The amount of any swap termination payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the Swap Agreement, in each case in accordance with the procedures set forth in the Swap Agreement. Any swap termination payment could, if market rates or other conditions have changed materially, be substantial. Upon termination of the Swap Agreement, the Administrator, on behalf of the Issuing Entity will attempt to enter into a replacement swap agreement on substantially the same terms as the Swap Agreement. However, no assurance can be given that this will be possible under then existing economic or market conditions or that the Issuing Entity will have sufficient funds available for this purpose. If a replacement swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the Swap Counterparty, will be applied to any swap termination payment owed to the Swap Counterparty under the Swap Agreement, to the extent not previously paid.

       Description of the Receivables Transfer and Servicing Agreements

      We summarize below some of the important terms of the Receivables Purchase Agreement and the Sale and Servicing Agreement. We will file a copy of these agreements with the SEC after the Issuing Entity issues the Notes. This summary is not a complete description of all of the provisions of the Receivables Purchase Agreement and the Sale and Servicing Agreement. We refer you to those documents. This summary supplements the description of the Receivables Purchase Agreement and the Sale and Servicing Agreement set forth under "Description of the Receivables Transfer and Servicing Agreements" in the prospectus.

      The Originator will agree in the Receivables Purchase Agreement to repurchase from the Issuing Entity any Receivable as to which the Originator has breached a representation or warranty if that breach materially and adversely affects the interest of the Depositor, the Issuing Entity or any Noteholder in that Receivable and the Originator has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which the Originator becomes aware of, or receives written notice of, such breach. The Originator will repurchase such Receivable as of the last day of such Collection Period by depositing an amount equal to the Purchase Amount into the Collection Account on the related Deposit Date. The Depositor will assign to the Issuing Entity, pursuant to the Sale and Servicing Agreement, all of its rights under the Receivables Purchase Agreement, including its right to cause the Originator to repurchase Receivables as to which there has been a breach of a representation or warranty. The repurchase obligation of the Originator under the Receivables Purchase Agreement, as assigned to the Issuing Entity under the Sale and Servicing Agreement, will constitute the sole remedy available to the Issuing Entity, the Noteholders, the Trustees and the Certificateholders for any uncured breach of a representation or warranty relating to the Receivables as contained in the Receivables Purchase Agreement.

Servicing the Receivables

      The Master Servicer, pursuant to the Sale and Servicing Agreement, will service, manage, maintain custody of and collect amounts due under the Receivables. The Master Servicer will make reasonable efforts to collect all payments due under the Receivables and will, consistent with the Sale and Servicing Agreement, follow the collection practices and procedures it follows with respect to comparable motor vehicle retail installment sale contracts and installment loans that it owns or services for itself or others. The Master Servicer will continue to follow its normal collection practices and procedures to the extent necessary or advisable to realize upon any Defaulted Receivables. The Master Servicer may sell the Financed Vehicle securing any Defaulted Receivable at a public or private sale or take any other action permitted by applicable law.

      The Master Servicer may, in its sole discretion but consistent with its normal practices and procedures, extend the payment schedule applicable to any Receivable for credit-related reasons; provided, however, that if the extension of a payment schedule causes a Receivable to remain outstanding after the last day of the Collection Period preceding the Class E Final Scheduled Distribution Date, the Master Servicer will, pursuant to the Sale and Servicing Agreement, purchase that Receivable for an amount equal to the Purchase Amount as of the last day of the Collection Period which includes the 30th day after the date of discovery by or notice to the Master Servicer of such extension. The purchase obligation of the Master Servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Issuing Entity, the Noteholders, the Trustees and the Certificateholders for any extension of a payment schedule that causes a Receivable to remain outstanding after the Collection Period preceding the Final Scheduled Distribution Date for the Class E Notes.

Accounts

      General. In addition to the accounts referred to under "Description of the Receivables Transfer and Servicing Agreements--Accounts" in the prospectus, the Master Servicer will establish the Reserve Fund for the benefit of the Noteholders, the Trustees and the Master Servicer.

      So long as the Master Servicer is entitled to deposit collections on or in respect of the Receivables into the Collection Account on a monthly basis, all net investment earnings on funds on deposit in the Collection Account will be distributed to the Indenture Trustee. In the event that the Master Servicer is required to make such deposits on a daily basis, all such net investment earnings will be retained in the Collection Account and available to be distributed to the Noteholders in accordance with "Application of Available Funds--Priority of Distributions".

      As of the Closing Date, the Master Servicer will be permitted to retain all collections received on or in respect of the Receivables during each Collection Period and deposit such collections into the Collection Account on the related Deposit Date. See "Description of the Receivables Transfer and Servicing Agreements--Collections" in the prospectus.

Advances

      The Master Servicer, at its option, may make Advances in respect of a Collection Period on the related Deposit Date to the extent that the Master Servicer determines that such Advances will be recoverable. The Master Servicer will recover Advances from (i) subsequent payments made by or on behalf of the related obligor, (ii) Net Liquidation Proceeds and Recoveries and (iii) the Purchase Amount or, upon the Master Servicer's determination that such Advance is a Nonrecoverable Advance, from Available Collections as described in clause (1) under "Application of Available Funds--Priority of Distributions".

Servicing Compensation and Expenses

      The Master Servicer will be entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from any prior Distribution Date, will be payable on each Distribution Date. The Servicing Fee will be paid only to the extent of the funds deposited into the Collection Account with respect to the Collection Period relating to such Distribution Date, plus funds, if any, deposited into the Collection Account from the Reserve Fund. The Master Servicer will also be entitled to retain as a supplemental servicing fee for each Collection Period, any late fee, prepayment fee and other administrative fees and expenses collected during the Collection Period. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus.

Waiver of Past Events of Servicing Termination

      The holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may, on behalf of all Noteholders, waive any Event of Servicing Termination and its consequences, except a default in making any required deposits to or payments from the Collection Account, the Note Payment Account, the Certificate Payment Account or the Reserve Fund in accordance with the Sale and Servicing Agreement. No waiver of a default by the Master Servicer in the performance of its obligations under the Sale and Servicing Agreement will impair the rights of the Noteholders with respect to any subsequent or other Event of Servicing Termination. See "Description of the Receivables Transfer and Servicing Agreements--Waiver of Past Events of Servicing Termination" in the prospectus.

Optional Purchase of Receivables

      In order to avoid excessive administrative expense, the Originator will be permitted, at its option, to purchase all remaining Receivables from the Issuing Entity on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period is 10% or less of the Cutoff Date Pool Balance. The exercise of the Optional Purchase Right will effect the early retirement of the Notes.

      The price to be paid by the Originator in connection with the exercise of this option will equal the lesser of the fair market value of the Receivables and the aggregate Purchase Amount of the Receivables; provided, however, that the purchase price paid by the Originator for the remaining Receivables, together with amounts on deposit in the Reserve Fund and the Collection Account, must equal or exceed the Note Balance as of the purchase date, plus accrued but unpaid interest on each class of Notes at the related Interest Rate through the related Interest Period, plus all amounts due to the Master Servicer in respect of its servicing compensation, any unreimbursed Advances, all amounts due to the Swap Counterparty under the Swap Agreement and all amounts owed to the Trustees. The Originator will notify the Trustees, the Depositor, the Master Servicer and the Rating Agencies of the Originator's intent to exercise its Optional Purchase Right no later than 30 days prior to the related Distribution Date. The exercise of the Optional Purchase Right will effect the early retirement of the Notes. See "Description of the Receivables Transfer and Servicing Agreements--Termination" in the prospectus.

Deposits to the Collection Account

      As of the Closing Date, with respect to each Distribution Date, the Master Servicer will deposit all amounts received on or in respect of the Receivables during the related Collection Period into the Collection Account on the related Deposit Date. See "Description of the Receivables Transfer and Servicing Agreements--Collections" in the prospectus.

      To the extent necessary to make the required payments on any Distribution Date, on or before such Distribution Date, the Master Servicer will instruct the Indenture Trustee to withdraw and deposit (or cause to be withdrawn and deposited) into the Collection Account, the Reserve Fund Draw Amount from the Reserve Fund.

Master Servicer Will Provide Information to Indenture Trustee

      On or before each Determination Date, the Master Servicer will provide the Indenture Trustee with certain information specified in the Sale and Servicing Agreement with respect to the related Distribution Date and the related Collection Period, including:

      o     the aggregate amount of collections on the Receivables;

      o     the aggregate amount of Defaulted Receivables;

      o the aggregate Purchase Amount of Receivables to be repurchased by the Depositor or to be purchased by the Master Servicer;

      o     the Reserve Fund Draw Amount, if any;

      o     the Reserve Fund Amount;

      o     the Reserve Fund Required Amount;

      o the aggregate amount to be distributed as principal and interest on the Notes;

      o the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Third Principal Distributable Amount, the Fourth Principal Distributable Amount, the Fifth Principal Distributable Amount, the Regular Principal Distributable Amount and the Interest Distributable Amount for each class of Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes;

      o     the Overcollateralization Target Amount;

      o the Pool Balance as of the last day of the related Collection Period and the Overcollateralization Amount (after giving effect to all payments made on such Distribution Date);

      o     the Nonrecoverable Advances, if any;

      o     the Trustees' Fees;

      o LIBOR for the related Distribution Date and the interest rate for the Class A-3b Notes;

      o net swap payments and swap termination payments, if any, paid or received by the Issuing Entity; and

      o     the Servicing Fee.

      The Master Servicer will provide a monthly report containing the information specified above (and, at the option of the Master Servicer, any additional files containing the same information in an alternative format) to the Indenture Trustee. The Indenture Trustee will provide the monthly report to any holder of Notes that provides appropriate certification in the form acceptable to the Indenture Trustee (which may be submitted electronically via the Indenture Trustee's internet site, initially located at www.usbank.com/abs). See "Description of the Notes - The Indenture Trustee".

      The Master Servicer will also provide in the monthly report a factor which you can use to compute your portion of the principal amount outstanding of the Notes. See "Note Factors and Trading Information" in the prospectus.

                      Description of the Trust Agreement

      We summarize below some of the important terms of the Trust Agreement. We will file a copy of the Trust Agreement with the SEC after the Issuing Entity issues the Notes. This summary is not a complete description of all of the provisions of the Trust Agreement. We refer you to that document.

      The Depositor formed the Issuing Entity pursuant to a trust agreement between the Depositor and the Owner Trustee that will be amended and restated by the Trust Agreement. The Issuing Entity will, concurrently with the transfer of the Receivables to the Issuing Entity pursuant to the Sale and Servicing Agreement, issue the Certificates pursuant to the Trust Agreement.

                         Description of the Indenture

      We summarize below some of the important terms of the Indenture. We will file a copy of the Indenture with the SEC after the Issuing Entity issues the Notes. This summary is not a complete description of all of the provisions of the Indenture. We refer you to that document. This summary supplements the description of the Indenture set forth under "The Indenture" in the prospectus.

Rights Upon Event of Default

      If the property of the Issuing Entity is sold following the occurrence of an Event of Default, the Indenture Trustee will apply or cause to be applied the proceeds of that sale first to pay all amounts due to the Indenture Trustee as compensation under the Indenture and then as Available Funds as described under "Description of the Notes--Priority of Distributions Will Change if the Notes are Accelerated Following an Event of Default". See "The Indenture--Rights Upon Event of Default" in the prospectus.

      If the property of the Issuing Entity is sold following the occurrence of an Event of Default and the proceeds of that sale are insufficient to pay in full the principal amount of and all accrued but unpaid interest on the Notes, the Indenture Trustee will withdraw or will cause to be withdrawn, available amounts from the Reserve Fund.

                   Material Federal Income Tax Consequences

      In the opinion of Sidley Austin LLP, counsel to the Depositor and federal tax counsel to the Issuing Entity, for federal income tax purposes, the Offered Notes will be characterized as debt if held by persons other than the beneficial owner of the equity interest in the Issuing Entity, and the Issuing Entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See "Material Federal Income Tax Consequences" in the prospectus. For a discussion of possible alternative treatments of notes not properly characterized as debt, see "Material Federal Income Tax Consequences--Trusts Treated as Partnerships--Tax Consequences to Holders of the Notes--Possible Alternative Treatments of the Notes" and "--Tax Consequences to Holders of the Certificates" in the prospectus.

                             ERISA Considerations

      The Offered Notes may, in general, be purchased by, on behalf of or with "plan assets" of Plans. Although we cannot assure you in this regard, the Offered Notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the Offered Notes:

      o are expected to be treated as indebtedness under applicable local law and will, in the opinion of federal tax counsel to the Issuing Entity, be treated as debt, rather than equity, for federal income tax purposes (see "Material Federal Income Tax Consequences" in the prospectus); and

      o     should not be deemed to have any "substantial equity features".

      See "ERISA Considerations" in the prospectus.

      The acquisition and holding of Notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the Issuing Entity, the Owner Trustee, the Indenture Trustee, a holder of 50% or more of the equity interest in the Issuing Entity or any of their respective affiliates is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Internal Revenue Code, respectively) with respect to such Plan.

      Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities--for example, PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code may apply to the purchase or holding of securities. Each investor in an Offered Note, by its acceptance of the Offered Note or a beneficial interest therein, will be deemed to represent either that it is not a Plan, and is not investing on behalf of or with plan assets of a Plan, or that its acquisition and holding of the Offered Note satisfy the requirements for exemptive relief under one of the foregoing exemptions.

      Because the Issuing Entity, the Depositor, the Master Servicer, the Trustees, the underwriters or any of their respective affiliates may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any of such parties has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code for which no exemption may be available. Accordingly, any investor considering a purchase of Notes using plan assets should consult with its counsel if the Issuing Entity, the Depositor, the Master Servicer, either Trustee, any underwriter or any of their respective affiliates has investment authority or administrative discretion or provides advice for a direct or indirect fee with respect to such assets or is an employer maintaining or contributing to the Plan. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the prospectus.

      The sale of Notes to a Plan is in no respect a representation by the Issuing Entity or any underwriter of the Notes that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                 Underwriting

General

      Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell to each of the underwriters named below, for whom Wachovia Capital Markets, LLC is acting as representative, and each of those underwriters has severally agreed to purchase, the initial principal amounts of Offered Notes set forth opposite its name below:


                                                 Principal             Principal            Principal            Principal
                                                 Amount of             Amount of            Amount of            Amount of
Underwriters of the Class A Notes             Class A-1 Notes       Class A-2 Notes     Class A-3a Notes      Class A-3b Notes
--------------------------------------      -----------------    ------------------    -----------------    ------------------
Wachovia Capital Markets, LLC.........       $                   $                     $                     $
Credit Suisse Securities (USA) LLC....
Greenwich Capital Markets, Inc........
Guzman & Company .....................
                                            -----------------    ------------------    -----------------    ------------------
     Total............................       $  384,000,000      $   613,000,000       $   359,000,000       $   359,000,000
                                            =================    ==================    =================    ==================


                                     S-56


                                                Principal            Principal             Principal
Underwriter of the Class B, Class C             Amount of            Amount of             Amount of
and Class D Notes                             Class B Notes        Class C Notes         Class D Notes
--------------------------------------      -----------------    ------------------    -----------------
Wachovia Capital Markets, LLC.........         $75,000,000           $80,000,000          $80,000,000
     Total............................         $75,000,000           $80,000,000          $80,000,000

      The Depositor has been advised by the representative of the underwriters that the underwriters propose initially to offer the Offered Notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Offered Notes, the public offering prices may change.

      The underwriting discounts and commissions are set forth on the cover page of this prospectus supplement. After the initial public offering of the Offered Notes, these discounts and commissions may change. The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Offered Notes shall be as follows:

                                      Selling Concessions     Reallowance
                                         not to exceed       not to exceed
                                      -------------------    -------------
Class A-1 Notes...................                %                  %
Class A-2 Notes...................                %                  %
Class A-3a Notes..................                %                  %
Class A-3b Notes..................                %                  %
Class B Notes.....................                %                  %
Class C Notes.....................                %                  %
Class D Notes.....................                %                  %

      The Offered Notes are new issues of notes and there currently is no secondary market for the Offered Notes. The underwriters for the Offered Notes expect to make a secondary market for the related Offered Notes, but will not be obligated to do so. We cannot assure you that a secondary market for the Offered Notes will develop. If a secondary market for the Offered Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Offered Notes.

      The Class E Notes may be offered by the Depositor or one or more of its affiliates from time to time in private placement transactions, directly or through one or more initial purchasers or agents (either of which may include Wachovia Capital Markets, LLC) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no distribution arrangement in effect for the Class E Notes. Proceeds to the Depositor or one or more of its affiliates from any sale of Class E Notes will be equal to the purchase price paid by the purchaser, net of any expenses payable by the Depositor or one or more of its affiliates and any compensation payable to any initial purchaser or agent (which may include Wachovia Capital Markets, LLC).

      The Depositor is a subsidiary of the Originator and created the Issuing Entity. Wachovia Bank, the parent of the Originator, is the Sponsor, the Master Servicer, the Swap Counterparty and the Administrator. The Owner Trustee and the Indenture Trustee are national banking associations with whom the Originator, Wachovia Bank and their respective affiliates may have other banking or trust relationships directly or with their respective affiliates in the ordinary course of their businesses. In some instances the Owner Trustee and the Indenture Trustee will be acting in similar capacities for other asset-backed transactions of the Originator or Wachovia Bank for similar or other asset types.

      Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its affiliates, including Wachovia Capital Markets, LLC, a U.S. broker-dealer registered with the SEC and a member of the New York Stock Exchange, the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation.

      Wachovia Capital Markets, LLC is an affiliate of Wachovia Bank, the Originator and the Depositor. Any obligations of Wachovia Capital Markets, LLC are the sole responsibility of Wachovia Capital Markets, LLC and do not create any obligation or guarantee on the part of any affiliate of Wachovia Capital Markets, LLC.

      The Indenture Trustee or the Master Servicer may, from time to time, invest the funds in the Collection Account and the Reserve Fund in investments acquired from or issued by the underwriters or their affiliates.

      In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Originator, the Master Servicer, the Swap Counterparty, the Depositor and their respective affiliates.

      The Originator and the Depositor have agreed to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

      The closing of the sale of each class of Offered Notes is conditioned on the closing of the sale of each other class of Notes. The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the Offered Notes is subject to, among other things, the receipt of certain legal opinions.

      Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the Depositor or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

      For additional information regarding the underwriting of your Offered Notes, see "Plan of Distribution" in the prospectus.

                                Legal Opinions

      Certain legal matters relating to the Notes, including certain federal income tax matters, have been passed upon for the Depositor by Sidley Austin LLP, San Francisco, California. Certain legal matters relating to the Issuing Entity have been passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware. Dechert LLP, New York, New York will act as counsel for the underwriters.

                               Glossary of Terms

      Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

      "60+ Day Receivable Delinquency Rate" means, with respect to any Collection Period and the related Distribution Date, the percentage equivalent of a fraction, the numerator of which is equal to the aggregate Principal Balance of Receivables as of the last day of such Collection Period that are delinquent in the amount of at least three monthly payments (but are not Defaulted Receivables) as of the last day of such Collection Period and the denominator of which is the Pool Balance as of the last day of such Collection Period.

      "ABS" means the Absolute Prepayment Model which is used to measure prepayments on receivables and described under "Weighted Average Lives of the Notes".

      "ABS Tables" means the tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages".

      "Additional Servicing Fee" means, with respect to any Collection Period, the excess of the servicing fee of any successor Master Servicer for such Collection Period over the Servicing Fee for such Collection Period.

      "Administration Agreement" means the Administration Agreement, dated as of June 1, 2007, among the Administrator, the Depositor, the Issuing Entity and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

      "Administrator" means Wachovia Bank, as administrator under the Administration Agreement, and its successors in such capacity.

      "Advance" means, with respect to a Receivable and any Collection Period, payment by the Master Servicer of an amount equal to the amount, if any, by which 30 days of interest at a rate equal to the sum of the related Contract Rate and the annualized Servicing Fee rate on the Principal Balance of such Receivable as of the opening of business on the first day of such Collection Period exceeds the amount of interest actually received on such Receivable during such Collection Period.

      "Available Collections" means, for any Distribution Date, the sum of the following amounts with respect to the related Collection Period:

      o all obligor payments received by the Master Servicer with respect to the Receivables during the related Collection Period that were received after the Cutoff Date;

      o all Net Liquidation Proceeds, Insurance Proceeds (with respect to Receivables that are not Defaulted Receivables), Recoveries and Dealer Recourse received with respect to the Receivables during the Collection Period;

      o     Advances made by the Master Servicer for the related Collection
            Period;

      o in the event that the Master Servicer is required to deposit collections received on or in respect of the Receivables into the Collection Account on a daily, rather than monthly, basis, net investment earnings on funds on deposit in the Collection Account;

      o the Purchase Amount of each Receivable that became a Purchased Receivable during the Collection Period;

      o net amounts payable to the Issuing Entity by the Swap Counterparty pursuant to the Swap Agreement; and

      o all prepayments received with respect to the Receivables during the Collection Period attributable to any refunded item included in the amount financed of a Receivable, including amounts received as a result of rebates of extended warranty contract costs and insurance premiums and proceeds received under physical damage, theft, credit life and credit disability insurance policies;

provided, however, that Available Collections will exclude (1) all payments and proceeds (including Net Liquidation Proceeds and Recoveries) received with respect to any Purchased Receivable the Purchase Amount of which has been included in Available Collections for a prior Collection Period, and (2) payments received on any Receivable to the extent that the Master Servicer has previously made an unreimbursed Advance with respect to such Receivable and is entitled to reimbursement from such payments.

      "Available Funds" means, for any Distribution Date, the sum of Available Collections and the Reserve Fund Draw Amount.

      "Calculation Agent" means the Person appointed for the purpose of calculating LIBOR on each LIBOR Determination Date, which shall initially be the Indenture Trustee.

      "Certificate Payment Account" means the account established and maintained by the Master Servicer in the name of the Owner Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Certificateholders.

      "Certificateholders" means holders of record of the Certificates.

      "Certificates" means the Wachovia Auto Loan Owner Trust 2007-1
Certificates.

      "Class A Notes" means the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

      "Class A-1 Notes" means the $384,000,000 aggregate principal amount of the Issuing Entity's Class A-1 % Asset Backed Notes.

      "Class A-2 Notes" means the $613,000,000 aggregate principal amount of the Issuing Entity's Class A-2 % Asset Backed Notes.

      "Class A-3 Notes" means the Class A-3a Notes together with the Class A-3b Notes.

      "Class A-3a Notes" means the $359,000,000 aggregate principal amount of the Issuing Entity's Class A-3a % Asset Backed Notes.

      "Class A-3b Notes" means the $359,000,000 aggregate principal amount of the Issuing Entity's Class A-3b LIBOR plus % Asset Backed Notes.

      "Class B Notes" means the $75,000,000 aggregate principal amount of the Issuing Entity's Class B % Asset Backed Notes.

      "Class C Notes" means the $80,000,000 aggregate principal amount of the Issuing Entity's Class C % Asset Backed Notes.

      "Class D Notes" means the $80,000,000 aggregate principal amount of the Issuing Entity's Class D % Asset Backed Notes.

      "Class E Notes" means the $50,000,000 aggregate principal amount of the Issuing Entity's Class E % Asset Backed Notes.

      "Closing Date" means the date on which the Notes are initially issued, which is expected to be on or about June 7, 2007.

      "Collection Account" means the account established by the Master Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders into which the Master Servicer will be required to deposit collections on the Receivables and other amounts.

      "Collection Period" means, with respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs, except that the first Collection Period will be the period from but excluding the Cutoff Date to and including June 30, 2007.

      "Controlling Class" means the Class A Notes as long as any Class A Notes are Outstanding and thereafter the Class B Notes as long as any Class B Notes are Outstanding and thereafter the Class C Notes as long as any Class C Notes are Outstanding and thereafter the Class D Notes as long as any Class D Notes are Outstanding and thereafter the Class E Notes.

      "Cumulative Net Loss Percentage" means, with respect to any Distribution Date and the related Collection Period, the percentage equivalent of a fraction, (i) the numerator of which is equal to the excess, if any, of (a) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period and all prior Collection Periods over (b) the aggregate Net Liquidation Proceeds and Recoveries received by the Master Servicer during such Collection Period and all prior Collection Periods and (ii) the denominator of which is the Cutoff Date Pool Balance.

      "Cutoff Date" means the close of business on or about June 2, 2007, the date after which the Issuing Entity will be entitled to collections of principal and interest received on the Receivables.

      "Cutoff Date Pool Balance" means the Pool Balance as of the Cutoff Date.

      "Dealer" means the dealer of motor vehicles who sold a Financed Vehicle and who originated and assigned the Receivable relating to such Financed Vehicle to the Originator under an existing agreement between such dealer and the Originator.

      "Dealer Recourse" means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor to such Dealer.

      "Defaulted Receivable" means a Receivable as to which any of the following has occurred:

      o any payment, or any part of any payment, due under the Receivable has become 120 days or more delinquent, whether or not the Master Servicer has repossessed the related Financed Vehicle;

      o the Master Servicer has repossessed and sold the related Financed Vehicle; or

      o the Master Servicer has charged off any portion of the Principal Balance of the Receivable or has determined in accordance with its customary practices that the Receivable is uncollectible;

provided, however, that a Receivable will not become a Defaulted Receivable until the last day of the month during which one of these events first occurs; and, provided further, that any Receivable which the Originator or the Master Servicer has repurchased or purchased under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable, will not be deemed to be a Defaulted Receivable.

      "Deposit Date" means, for each Distribution Date, the Business Day preceding such Distribution Date.

      "Depositor" means WDS Receivables LLC, in its capacity as Depositor under the Trust Agreement, and its successors in such capacity.

      "Determination Date" means the third Business Day preceding each Distribution Date.

      "Distribution Date" means the date on which the Issuing Entity will pay interest and principal on the Notes, which will be the 20th day of each month or, if any such day is not a Business Day, the next Business Day, commencing July 20, 2007.

      "Fifth Principal Distributable Amount" means, with respect to any Distribution Date, the excess, if any, of the aggregate principal amount of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Third Principal Distributable Amount, the Fourth Principal Distributable Amount and the Pool Balance as of the last day of the related Collection Period; provided, however, that on and after the Final Scheduled Distribution Date for the Class E Notes, the Fifth Principal Distributable Amount will be not less than the amount that is necessary to reduce the outstanding principal balance of the Class E Notes to zero.

      "Final Scheduled Distribution Date" means, for each class of Notes, the related date set forth under "Description of the Notes--Payments of Principal--Final Scheduled Distribution Dates".

      "Financed Vehicles" means the new or used motor vehicles financed by the Receivables.

      "Fitch" means Fitch, Inc., and its successors.

      "Fourth Principal Distributable Amount" means, with respect to any Distribution Date, the excess, if any, of the aggregate principal amount of the Class A Notes, Class B Notes, Class C Notes and Class D Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Third Principal Distributable Amount and the Pool Balance as of the last day of the related Collection Period; provided, however, that on and after the Final Scheduled Distribution Date for the Class D Notes, the Fourth Principal Distributable Amount will be not less than the amount that is necessary to reduce the outstanding principal balance of the Class D Notes to zero.

      "Indenture" means the Indenture, dated as of June 1, 2007, between the Issuing Entity and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

      "Indenture Trustee" means U.S. Bank National Association, as indenture trustee under the Indenture, and its successors in such capacity.

      "Insurance Proceeds" means proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance relating to a Receivable, other than funds used for the repair of the related Financed Vehicle or otherwise released to the related obligor in accordance with normal servicing procedures, after reimbursement to the Master Servicer for expenses recoverable under the related insurance policy.

      "Interest Carryover Shortfall Amount" means, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Interest Distributable Amount for that class of Notes on the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Payment Account with respect to that class of Notes on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of that class of Notes on that preceding Distribution Date at the applicable Interest Rate.

      "Interest Distributable Amount" means, with respect to any Distribution Date and a class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that class of Notes for that Distribution Date.

      "Interest Period" means, with respect to any Distribution Date and the:

      o Class A-1 Notes and the Class A-3b Notes the period from, and including, the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the current Distribution Date; and

      o Class A-2 Notes, the Class A-3a Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, the period from, and including the 20th day of the month of the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 20th day of the month of the current Distribution Date (assuming each month has 30 days).

      "Interest Rate" means, with respect to any class of Notes, the interest rate for that class set forth under "Description of the Notes--Payments of Interest".

      "Issuing Entity" means Wachovia Auto Loan Owner Trust 2007-1, and its successors.

      "LIBOR" means, for any Distribution Date and the related accrual period, the rate for deposits in United States dollars having a one-month maturity, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time on the applicable LIBOR Determination Date; provided however, that for the first accrual period, LIBOR shall mean an interpolated rate for deposits in United States dollars for a period that corresponds to the actual number of days in the first accrual period.

      Notwithstanding the foregoing, in the event that such rate does not appear on the Reuters Screen LIBOR01 Page on the applicable LIBOR Determination Date, then LIBOR shall be the arithmetic mean of the rates at which one-month United States dollar deposits are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent as of the LIBOR Determination Date and time specified above and in an amount that is representative of a single transaction in such market at such time. If at least two such quotations are provided by such banks, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided by such banks, then LIBOR shall be the arithmetic mean of the rates at which one-month loans in United States dollars are offered to leading European banks by three major banks in The City of New York selected by the Calculation Agent as of 11:00 a.m. New York City time on the applicable LIBOR Determination Date and in an amount that is representative of a single transaction in such market at such time. If no such quotation can be obtained, LIBOR for such Distribution Date will be LIBOR for the prior Distribution Date. The determination of LIBOR for each Distribution Date by the Calculation Agent will be final and binding in the absence of manifest error.

      "LIBOR Determination Date" means two London Business Days prior to the Distribution Date preceding the applicable Distribution Date (or, in the case of the first Distribution Date, two London Business Days prior to the Closing
Date).

      "London Business Day" means, for the purpose of calculating LIBOR, a Business Day on which banking institutions in the City of London, England are open for general business (including dealings in foreign exchange and foreign currency deposits).

      "Master Servicer" means Wachovia Bank, in its capacity as master servicer under the Sale and Servicing Agreement, and its successors in such capacity; provided that, to the extent Wachovia Bank appoints a subservicer to subservice the Receivables, except as otherwise indicated by the context, references to "Master Servicer" in this prospectus supplement will mean the Master Servicer or a subservicer, as the case may be.

      "Monthly Interest Distributable Amount" means, with respect to any Distribution Date and any class of Notes, the interest due on that class of Notes for the related Interest Period calculated based on the Interest Rate and the principal amount of that class of Notes on the preceding Distribution Date after giving effect to all payments of principal to holders of that class of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of that class of Notes as of the Closing Date.

      "Moody's" means Moody's Investors Service, Inc., and its successors.

      "Net Liquidation Proceeds" means all amounts received by the Master Servicer, from whatever source (including Insurance Proceeds), with respect to any Defaulted Receivable during the Collection Period in which such Receivable became a Defaulted Receivable, minus the sum of:

      o expenses incurred by the Master Servicer in connection with collection of such Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Master Servicer); and

      o     all payments required by law to be remitted to the obligor.

      "Nonrecoverable Advance" means an Advance which the Master Servicer determines is nonrecoverable from payments made on or in respect of the Receivable as to which such Advance was made.

      "Non-United States Person" means a person other than a United States
Person.

      "Note Balance" means, at any time, the aggregate principal amount of all Notes Outstanding at such time.

      "Note Payment Account" means the account established by the Master Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

      "Noteholders" means holders of record of the Notes.

      "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

      "Offered Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

      "Optional Purchase Right" means the Originator's right to purchase all outstanding Receivables from the Issuing Entity on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is equal to or less than 10% of the Cutoff Date Pool Balance.

      "Originator" means Wachovia Dealer Services, as seller of the Receivables to the Depositor, and its successors in such capacity.

      "Outstanding" means, as of any Distribution Date, all Notes authenticated and delivered under the Indenture except:

      o Notes canceled by the Note registrar or delivered to the Note registrar for cancellation;

      o Notes or portions of the Notes of the payment for which money in the necessary amount has been deposited with the Indenture Trustee in trust for the Noteholders; provided, however, that if the Notes are to be redeemed, notice of such redemption must have been given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

      o Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser.

      "Overcollateralization Amount" means, with respect to any date, the amount by which the Pool Balance, as of the last day of the most recent Collection Period, exceeds the Note Balance.

      "Overcollateralization Target Amount" has the meaning set forth under "Description of the Notes--Credit Enhancement--Overcollateralization".

      "Owner Trustee" means Wilmington Trust Company, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors in such capacity.

      "Pool Balance" means, as of any date, the aggregate Principal Balance of the Receivables.

      "Principal Balance" means, with respect to any Receivable as of any date, the amount financed under such Receivable minus the sum of:

      o that portion of all scheduled payments actually received on or prior to such date allocable to principal using the simple interest method;

      o any rebates of extended warranty contract costs and physical damage, theft, credit life or credit disability insurance premiums included in the amount financed; and

      o any full or partial prepayment applied to reduce the unpaid principal balance of such Receivable;

provided, however, that the Principal Balance of a Defaulted Receivable will be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and the Principal Balance of a Purchased Receivable will be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

      "Priority Principal Distributable Amount" means, with respect to any Distribution Date, the excess, if any, of the principal amount of the Class A Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period; provided, however, that, on and after the Final Scheduled Distribution Date for any class of Class A Notes, the Priority Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding principal balance of that class of Class A Notes to zero.

      "Purchase Amount" means the price at which the Originator or the Master Servicer must purchase a Receivable, which price equals the Principal Balance of such Receivable plus interest accrued thereon at the related Contract Rate through the last day of the Collection Period of repurchase.

      "Purchased Receivable" means a Receivable repurchased as of the last day of a Collection Period from the Issuing Entity by the Originator or purchased by the Master Servicer because of a breach of a representation, warranty or servicing covenant under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable.

      "Rating Agency" means Standard & Poor's, Moody's and Fitch.

      "Receivables" means the motor vehicle retail installment sale contracts and installment loans transferred by the Depositor to the Issuing Entity pursuant to the Sale and Servicing Agreement.

      "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of June 1, 2007, between the Originator and the Depositor, as amended, supplemented or otherwise modified from time to time.

      "Recoveries" means, with respect to any Collection Period following the Collection Period in which a Receivable became a Defaulted Receivable, all amounts received by the Master Servicer, from whatever source (including Insurance Proceeds) with respect to such Defaulted Receivable during such Collection Period, minus the sum of:

      o expenses incurred by the Master Servicer in connection with collection of such Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Master Servicer); and

      o     all payments required by law to be remitted to the obligor.

      "Regular Principal Distributable Amount" means, with respect to any Distribution Date, an amount equal to the excess, if any, of (i) the lesser of
(a) the Note Balance on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date), and (b) the excess, if any, of (1) the sum of the Note Balance on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) and the Overcollateralization Target Amount for that Distribution Date over (2) the Pool Balance as of the last day of the related Collection Period, over (ii) the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Third Principal Distributable Amount, the Fourth Principal Distributable Amount and the Fifth Principal Distributable Amount.

      "Required Payment Amount" means, for any Distribution Date, the aggregate amount to be applied on that Distribution Date in accordance with clauses (1) through (13) under "Application of Available Funds--Priority of Distributions".

      "Reserve Fund" means the account established and maintained by the Master Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement into which the Reserve Fund Deposit will be deposited and into which the Indenture Trustee will make the other deposits and withdrawals specified in this prospectus supplement.

      "Reserve Fund Amount" means, for any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Fund after giving effect to all deposits to and withdrawals from the Reserve Fund on the preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date), including investment earnings earned on amounts on deposit therein during the related Collection Period.

      "Reserve Fund Deposit" means an amount equal to 0.25% of the Cutoff Date Pool Balance.

      "Reserve Fund Draw Amount" means, for any Distribution Date, the lesser of:

      o the amount, if any, by which the Required Payment Amount for that Distribution Date exceeds the Available Funds (excluding any Reserve Fund Draw Amount) for that Distribution Date; and

      o     the Reserve Fund Amount for that Distribution Date;

provided, however, that, if on the last day of the related Collection Period the Pool Balance is zero, the Reserve Fund Draw Amount for that Distribution Date will equal the Reserve Fund Amount for that Distribution Date.

      "Reserve Fund Required Amount" means, for any Distribution Date, 0.50% of the Cutoff Date Pool Balance; provided, however, that the Reserve Fund Required Amount (i) may not be greater than the aggregate outstanding principal amount of the Notes and (ii) will be zero if the Pool Balance as of the last day of the related Collection Period is zero.

      "Reuters Screen LIBOR01 Page" means the display designated as the LIBOR01 Page on the Reuters service (or such other page as may replace the LIBOR01 page on that service or any successor service for the purpose of displaying LIBOR).

      "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of June 1, 2007, among the Issuing Entity, the Depositor, the Originator and the Master Servicer, as amended, supplemented or otherwise modified from time to time.

      "Secondary Principal Distributable Amount" means, with respect to any Distribution Date, the excess, if any, of the aggregate principal amount of the Class A Notes and Class B Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the sum of the Priority Principal Distributable Amount and the Pool Balance as of the last day of the related Collection Period; provided, however, that on and after the Final Scheduled Distribution Date for the Class B Notes, the Secondary Principal Distributable Amount will be not less than the amount that is necessary to reduce the outstanding principal balance of the Class B Notes to zero.

      "Servicing Fee" means a fee payable to the Master Servicer on each Distribution Date for the related Collection Period for servicing the Receivables which is equal to the product of 1/12 of 1.25% and the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Distribution Date). "Sponsor" means Wachovia Bank.

      "Standard & Poor's" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and its successors.

      "Statistical Calculation Date" means April 21, 2007.

      "Statistical Calculation Date Pool Balance" means $2,000,000,000.21.

      "Swap Agreement" means the interest rate swap agreement entered into as of the Closing Date between the Issuing Entity and the Swap Counterparty, comprised of an ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and a confirmation with the Swap Counterparty to hedge the floating interest rate risk on the Class A-3b Notes.

      "Swap Counterparty" means Wachovia Bank, as swap counterparty under the Swap Agreement.

      "Third Principal Distributable Amount" means, with respect to any Distribution Date, the excess, if any, of the aggregate principal amount of the Class A Notes, Class B Notes and Class C Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount and the Pool Balance as of the last day of the related Collection Period; provided, however, that on and after the Final Scheduled Distribution Date for the Class C Notes, the Third Principal Distributable Amount will be not less than the amount that is necessary to reduce the outstanding principal balance of the Class C Notes to zero.

      "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of June 1, 2007, between the Depositor and the Owner Trustee, as amended, supplemented or otherwise modified from time to time.

      "Trustees" means the Indenture Trustee and the Owner Trustee.

                                                                       ANNEX I

                       Global Clearance, Settlement and
                         Tax Documentation Procedures

      The globally-offered securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear. The globally-offered securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice.

      Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

      See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus for further information.

      A beneficial owner of globally-offered securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons (or, in the case of a Non-United States Person holding the securities through a partnership, such other rate as is applicable), unless each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes steps to obtain one of the following exemptions or reduced tax rate:

      Exemption for Non-United States Persons. Non-United States Persons that are beneficial owners of the Notes and are individuals or entities treated as corporations for federal income tax purposes can generally obtain a complete exemption from the withholding tax by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). A Non-United States Person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

      Exemption for Non-United States Persons with Effectively Connected Income. Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the Notes and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholdings on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or Reduced Rate for Non-United States Persons Resident in Treaty Countries. Non-United States Persons that for federal income tax purposes are individuals or entities treated as corporations that beneficially own the Notes and reside in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.


                                     S-I-1

      Exemption for United States Persons. United States Persons that are beneficial owners of the Notes can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer
Identification Number and Certification).

      United States Federal Income Tax Reporting Procedure. The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8ECI and Form W-8BEN are effective from the date the form is signed through the end of the third succeeding calendar year. If the information on either Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of such change. Form W-8BEN and Form W-8ECI may be filed by the beneficial owner of a security or its agent.

      This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered securities. We suggest that you read "Material Federal Income Tax Consequences" in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities. The information contained in this Annex I is an integral part of the prospectus supplement to which it is attached.


                                     S-I-2

PROSPECTUS

                        Wachovia Auto Loan Owner Trusts
                                 Issuing Entity

                               Asset Backed Notes
                            Asset Backed Certificates

                              --------------------

WDS Receivables LLC   Wachovia Dealer Services, Inc.       Wachovia Bank,
     Depositor              Originator                   National Association
                                                    Sponsor, Master Servicer and
                                                            Administrator

                              --------------------

--------------------------------------------------------------------------------
Before you purchase any of these securities, be sure to read the risk factors beginning on page 10 of this prospectus and the risk factors set forth in the related prospectus supplement.

The notes and the certificates, if any, will represent interests in obligations of the related issuing entity only and will not represent interests in or obligations of WDS Receivables LLC, Wachovia Dealer Services, Inc., Wachovia Bank, National Association or any of their respective affiliates.

This prospectus may be used to offer and sell any of the notes and/or certificates only if accompanied by the prospectus supplement for the related issuing entity.
--------------------------------------------------------------------------------

A new issuing entity will be formed to be the issuing entity for each securitization. Each issuing entity:

o will issue a series of asset-backed notes and/or certificates in one or more classes;

o     will own:

      o a pool of motor vehicle installment sale contracts and installment loans evidencing receivables made to finance the retail purchase of new or used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or commercial vehicles;

      o     collections on the receivables;

      o     security interests in the vehicles financed by those receivables;

      o     any proceeds from claims on related insurance policies;

      o     funds in accounts of the issuing entity; and

      o any other property described herein and identified in the accompanying prospectus supplement; and

o may have the benefit of one or more forms of credit enhancement described herein.

The main sources of funds for making payments on an issuing entity's securities will be collections on its receivables and any credit enhancement that the issuing entity may have.

The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in an accompanying prospectus supplement.

                              --------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

                  The date of this Prospectus is May 30, 2007

                                Table of Contents
                                                                            Page
                                                                            ----
Reading this Prospectus and the Accompanying Prospectus Supplement ........    4
Available Information .....................................................    4
Incorporation of Certain Documents by Reference ...........................    4
Summary ...................................................................    6
Risk Factors ..............................................................   10
The Sponsor and Master Servicer ...........................................   18
   Overview ...............................................................   18
   Servicing Responsibility ...............................................   18
   Collection Procedures ..................................................   19
   Physical Damage Insurance ..............................................   20
   Extensions .............................................................   20
   Prepayment .............................................................   20
The Originator ............................................................   20
The Depositor .............................................................   22
The Issuing Entities ......................................................   22
The Trustees ..............................................................   22
   The Owner Trustee ......................................................   23
   The Indenture Trustee ..................................................   24
Property of the Issuing Entity ............................................   25
The Receivables Pools .....................................................   26
   The Receivables ........................................................   26
Static Pool Data ..........................................................   28
Maturity and Prepayment Considerations ....................................   28
Note Factors and Trading Information ......................................   29
   General ................................................................   29
   The Note Factors Will Decline as the Issuing Entity Makes
   Payments on the Securities .............................................   29
   Additional Information .................................................   30
Use of Proceeds ...........................................................   30
Principal Documents .......................................................   31
Certain Information Regarding the Securities ..............................   32
   General ................................................................   32
   Fixed Rate Securities ..................................................   32
   Floating Rate Securities ...............................................   33
   Optional Redemption ....................................................   33
   Book-Entry Registration ................................................   34
   Definitive Securities ..................................................   38
   Reports to Securityholders .............................................   38
   Reports to be Filed with the SEC .......................................   40
   Securities Owned by the Issuing Entity, the Depositor, the
   Originator, the Master Servicer or their Affiliates ....................   40
   Limitation on Right to Institute Bankruptcy Proceedings ................   40
The Indenture .............................................................   41
   Events of Default ......................................................   41
   Rights Upon Event of Default ...........................................   41
   Issuing Entity Indenture Covenants .....................................   43
   List of Noteholders ....................................................   44
   Annual Compliance Statement ............................................   45
   Indenture Trustee's Annual Report ......................................   45
   Modification of Indenture ..............................................   45
   Resignation of Indenture Trustee Due to Conflict of Interest ...........   46
   Satisfaction and Discharge of Indenture ................................   46
Description of the Receivables Transfer and Servicing Agreements ..........   47
   Sale and Assignment of Receivables .....................................   47
   Accounts ...............................................................   49
   Servicing Procedures ...................................................   49
   Collections ............................................................   50
   Advances ...............................................................   50
   Servicing Compensation and Expenses ....................................   50
   Distributions ..........................................................   51
   Credit and Cash Flow Enhancement .......................................   51
   Statements to Trustees and Issuing Entities ............................   53
   Evidence as to Compliance ..............................................   54
   Certain Matters Regarding the Master Servicer ..........................   54
   Events of Servicing Termination ........................................   55
   Rights Upon Event of Servicing Termination .............................   55
   Waiver of Past Events of Servicing Termination .........................   56
   Amendment ..............................................................   56
   Payment of Notes .......................................................   57
   Termination ............................................................   57
   List of Certificateholders .............................................   57
Description of the Administration Agreement ...............................   58
Material Legal Issues Relating to the Receivables .........................   58
   General ................................................................   58
   Security Interests in the Financed Vehicles ............................   59
   Enforcement of Security Interests in Financed Vehicles .................   60
   Certain Bankruptcy Considerations and Matters Relating to
   Bankruptcy .............................................................   61
   Certain Regulatory Matters .............................................   62
   Consumer Protection Laws ...............................................   62
   Other Matters ..........................................................   63
Material Federal Income Tax Consequences ..................................   64
   Trusts Treated as Partnerships .........................................   64
   Trusts in Which all Certificates are Retained by the Depositor
   or an Affiliate of the Depositor .......................................   71
Certain State Tax Consequences ............................................   72
ERISA Considerations ......................................................   72
   Certificates ...........................................................   74
   Special Considerations Applicable to Insurance Company General
   Accounts ...............................................................   76
Plan of Distribution ......................................................   76
   Sales through Underwriters .............................................   76
   Foreign Sales ..........................................................   77
   Other Placements .......................................................   78
   Stabilization Transactions, Short Sales and Penalty Bids ...............   79

                                                                            Page
                                                                            ----
Ratings ...................................................................   79
Legal Opinions ............................................................   80
Glossary of Terms .........................................................   81

       Reading this Prospectus and the Accompanying Prospectus Supplement

      We provide information on your securities in two separate documents that offer varying levels of detail:

      o this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities; and

      o the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

      Whenever information in a prospectus supplement is more specific than or different from the information in this prospectus, you should rely on the information in that prospectus supplement.

      We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections. Capitalized terms used in this prospectus are defined in the Glossary of Terms beginning on page 81.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus and each prospectus supplement is only accurate as of the dates on their respective covers.

      This prospectus and a prospectus supplement may contain forward-looking statements, including without limitation statistical information based on assumed facts. Whenever we use words like "intends", "anticipates" or "expects", or similar words in this prospectus or in a prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus or in a prospectus supplement speak only as of the date of this prospectus or the date of the prospectus supplement, as applicable. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus or a prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                             Available Information

      WDS Receivables LLC, as the depositor for each issuing entity, has filed a Registration Statement covering the securities offered by this prospectus and a prospectus supplement with the SEC under the Securities Act. This prospectus is part of the Registration Statement but the Registration Statement includes additional information.

      You can review the Registration Statement online at the SEC's website, http://www.sec.gov, or you may inspect and copy the Registration Statement at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 (telephone 1-800-732-0330). Also available at the SEC's website are reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

      For the time period that each issuing entity is required to report under the Exchange Act, Wachovia Bank, National Association, as the master servicer, will file for the issuing entity annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K and amendments to those reports with the SEC. A copy of each such report may be obtained by any securityholder by request to the depositor. See "Certain Information Regarding the Securities--Reports to be Filed with the SEC".

                Incorporation of Certain Documents by Reference

      The SEC allows us to "incorporate by reference" information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or a prospectus supplement.
We incorporate by reference into this prospectus any future distribution report on Form 10-D or current report on Form 8-K, or any amendment to any such report, we file with the SEC prior to the termination of the offering of the securities offered by this prospectus. These periodic reports will be filed under the name of the issuing entity for those securities.

      The depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated by reference into this prospectus or the accompanying prospectus supplement. Requests for such copies should be directed to:

      WDS Receivables LLC
      444 East Warm Springs Road, Suite 118
      Las Vegas, Nevada 89119
      (702) 407-4317

      This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to under "Available Information".

                                    Summary

      The following summary is a short description of the main structural features that an issuing entity's securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an issuing entity's securities, you will need to read both this prospectus and the prospectus supplement in their entirety.

Principal Parties

      Issuing Entity

A separate trust will be formed to be the issuing entity for each series of securities by a trust agreement between the depositor and the owner trustee of the issuing entity. The name of the issuing entity will be set forth in the prospectus supplement.

      Originator

Wachovia Dealer Services, Inc., a California corporation and a wholly owned subsidiary of Wachovia Bank, National Association, a national banking association. The originator will have purchased or originated the receivables relating to the issuing entity and will sell the receivables and certain related property to the depositor. Prior to February 1, 2007, Wachovia Dealer Services, Inc. was known as WFS Financial Inc.

Wachovia Dealer Services' principal executive offices are located at 23 Pasteur, Irvine, California 92618, and its telephone number is (949) 727-1002. Depositor

WDS Receivables LLC, a Nevada limited liability company, will transfer the receivables and related property to the issuing entity.

WDS's principal executive offices are located at 444 East Warm Springs Road, Suite 116, Las Vegas, Nevada 89119, and its telephone number is (702) 407-4317.

      Sponsor/Master Servicer/Administrator

Wachovia Bank, National Association will be the sponsor of each securitization and the master servicer and administrator for each issuing entity and will be responsible for servicing the receivables.

Wachovia Bank's principal executive offices are located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, and its telephone number is (704) 374-6565.

      Owner Trustee

The prospectus supplement will name the owner trustee.

      Indenture Trustee

The prospectus supplement will name the indenture trustee.

Securities

A series of securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

o     its principal amount;

o     its interest rate, which may be fixed or variable or a combination;

o the timing, amount and priority or subordination of payments of principal and interest;

o the method for calculating the amount of principal and interest payments;

o     the currency or currencies in which it will be issued;

o     its final scheduled distribution date;

o     any form of credit or cash flow enhancement; and

o whether and when it may be redeemed prior to its final scheduled distribution date.

Some classes of securities may be entitled to:

o principal payments with disproportionate, nominal or no interest payments; or

o interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities of a series that is not being offered to the public.

You may purchase securities, which generally will be issued only in book-entry form, in the denominations set forth in the prospectus supplement.

Property of the Issuing Entity

      The Receivables

The property of each issuing entity will consist of a pool of motor vehicle installment loans or installment sale contracts originated, either (1) indirectly by motor vehicle dealers or lenders, and purchased, directly or indirectly, by the originator or (2) by the originator via direct channels. The receivables will in each case be sold by the originator to the depositor. The receivables will be secured by new or used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or commercial vehicles and other property, including:

o the right to receive payments made on the receivables after the cutoff date specified in the prospectus supplement;

o     security interests in the vehicles financed by the receivables; and

o     any proceeds from claims on certain related insurance policies.

You will find a description of the characteristics of each issuing entity's receivables in the prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be transferred to an issuing entity, and the other property supporting the related securities, see "The Receivables Pools".

      Other Property of the Issuing Entity

In addition to the receivables, each issuing entity will own amounts on deposit in various trust accounts, which may include:

o     an account into which collections are deposited;

o     an account to fund post-closing purchases of additional receivables; and

o a reserve fund or one or more other accounts providing credit enhancement.

      Purchase of Subsequent Receivables After the Closing Date

If an issuing entity has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the depositor during a pre-funding period specified in the prospectus supplement. A pre-funding period will not exceed one year from the applicable closing date. During a pre-funding period, the issuing entity will purchase receivables using amounts deposited on the closing date into the pre-funding account which will be an account of the issuing entity established in the name of the indenture trustee, or from principal collections on its receivables. The other terms, conditions and limitations of the purchase of receivables during any pre-funding period will be specified in the prospectus supplement.

Credit or Cash Flow Enhancement

Some classes of securities may have the benefit of one or more of the following enhancements which are intended to increase the likelihood of payments to those securities:

o     subordination of one or more classes of securities;

o     one or more reserve funds;

o overcollateralization (i.e., the amount by which the principal balance of the issuing entity's receivables exceeds the principal amount of the related securities);

o excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, interest on the issuing entity's securities and any amounts required to be deposited in any reserve fund);

o     a letter of credit or other credit facility;

o     a surety bond or insurance policy;

o     liquidity arrangements;

o     currency swaps and/or interest rate swaps;

o     yield supplement agreements or accounts; and

o     guaranteed investment contracts;

The prospectus supplement will describe the credit or cash flow enhancement and any limitations and exclusions applicable for the related securities. Enhancements cannot guarantee that losses will not be incurred on the securities.

Optional Redemption

As specified in the prospectus supplement, the master servicer or the originator will have the option to purchase the receivables of the issuing entity on any distribution date following the last day of a monthly collection period as of which the aggregate principal balance of the receivables sold to the issuing entity has declined to 10% (or such other percentage specified in the prospectus supplement) or less of their initial amount. Upon such a purchase, the securities of the issuing entity will be prepaid in full.

Servicing Fees

Each issuing entity will pay the master servicer a servicing fee based on the aggregate principal balance of the receivables. The amount of the servicing fee will be specified in the prospectus supplement. The master servicer may also be entitled to retain as supplemental servicing compensation fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.

Repurchase May Be Required in Certain Circumstances

The originator will be obligated to repurchase any receivable transferred to the issuing entity, if:

o any of the depositor's representations or warranties are breached with respect to that receivable;

o     the receivable is materially and adversely affected by the breach; and

o the breach has not been cured following the discovery by or notice to the originator of the breach.

If so provided in the prospectus supplement, the originator will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding paragraph, to instead substitute a comparable receivable for the receivable required to be repurchased.

In the course of its normal servicing procedures, the master servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the master servicer to repurchase the receivable to the extent the receivable would no longer comply with the applicable covenants or representations and warranties made by the master servicer with respect to such receivable.

For a discussion of the representations and warranties given by the originator and the master servicer and their related repurchase obligations, see "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures".

Tax Status

Unless otherwise stated in the prospectus supplement, it is the opinion of Sidley Austin LLP, as federal tax counsel to the issuing entity, that for federal income tax purposes:

o     the notes will be characterized as debt; and

o the issuing entity will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.

For additional information concerning the application of federal income tax laws to the securities, see "Material Federal Income Tax Consequences".

ERISA Considerations

      Notes

Unless otherwise stated in the prospectus supplement, the notes will generally be eligible for purchase by or with plan assets of employee benefit and other plans that are subject to ERISA or to Section 4975 of the Internal Revenue Code.

      Certificates

Certificates generally will not be eligible for purchase by or with plan assets of employee benefit and other plans.

If you are investing assets of an employee benefit plan or other plan subject to ERISA or Section 4975 of the Internal Revenue Code, you should review the matters discussed under "ERISA Considerations" before investing in the securities.

                                  Risk Factors

         You should consider the following risk factors in deciding whether to purchase any of the securities. The risk factors stated here and in the prospectus supplement describe the principal risk factors of an investment in the securities.

You may have difficulty selling your
securities or obtaining your desired
price..............................     There may be no secondary market for the securities.  Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so.  We cannot assure you that a secondary market will develop.  In addition, there have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity.  There may be a similar lack of liquidity in the future.
                                        As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

The securities are not suitable
investments for all investors......     The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.
                                        The securities are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the securities.

The issuing entity assets are limited
and only the assets of the issuing
entity are available to pay your
securities.........................     The securities represent interests solely in an issuing entity or indebtedness of an issuing entity and will not be insured or guaranteed by the originator, the depositor, the master servicer, any of their respective affiliates or, unless otherwise specified in the prospectus supplement, any other person or entity.  The only source of payment on your securities will be payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the issuing entity.  Therefore, you must rely solely on the assets of the issuing entity for repayment of your securities.  If these assets are insufficient, you may suffer losses on your securities.

Performance of the receivables is
uncertain..........................     The performance of the receivables depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual obligors, the underwriting standards of the originator at origination and the success of the master servicer's servicing and collection strategies.  Consequently, no accurate prediction can be made of how the receivables will perform based on FICO scores or other similar measures.

Interests of other persons in the
receivables could reduce the funds
available to make payments on your
securities.........................     Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by the originator to the depositor and by the depositor to the issuing entity.  The originator will mark its computer systems, and the originator and the depositor will each mark its accounting records, to reflect its sale of the receivables.  However, because the master

                                       10

                                        servicer will maintain possession of the physical installment sale contracts and installment loans evidencing the receivables and will not segregate or mark the contracts and loans as belonging to the issuing entity, another person could acquire an interest in receivables evidenced by a physical installment sale contract or installment loan that is superior to the issuing entity's interest in those receivables by obtaining physical possession of the installment sale contracts or installment loans representing those receivables without knowledge of the assignment of the receivable to the issuing entity.
                                        If another person acquires an interest in a receivable that is superior to the issuing entity's interest, some or all of the collections on that receivable may not be available to make payment on your securities.

                                        Additionally, if another person acquires an interest in a vehicle financed by a receivable that is superior to the issuing entity's security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

                                        The issuing entity's security interest in the financed vehicles could be impaired for one or more of the following reasons:


                                        o         the originator or the depositor might fail to perfect its security interest in a financed vehicle;

                                        o         another person may acquire an interest in a financed vehicle that is superior to the issuing entity's security interest through fraud, forgery, negligence or error because the master servicer will not amend the certificate of title or ownership to identify the issuing entity as the new secured party;

                                        o         the issuing entity may not have a security interest in the financed vehicles in certain states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest to the issuing entity;

                                        o         holders of some types of liens, such as tax liens or mechanics'
                                                  liens, may have priority over the issuing entity's security interest; and

                                        o         the issuing entity may lose its security interest in vehicles confiscated by the government.

                                        The originator will be obligated to repurchase from the issuing entity any receivable sold by it to the issuing entity as to which a perfected security interest in the name of the originator in the vehicle securing the receivable did not exist as of the date such receivable was transferred to the issuing entity. However, the originator will not be required to repurchase a receivable if a perfected security interest in the name of the originator in the vehicle securing a receivable has not been perfected in the issuing entity or if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the issuing entity. If an issuing entity does not have a perfected security interest in a vehicle, its ability to realize on the vehicle following an event of a default under the related receivable may be adversely affected and some or all of the collections on that vehicle may not be available to make payment on your securities.


                                       11


Consumer protection laws may reduce
payments on your
securities........                      Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment sale contracts and installment loans. Some of these laws make an assignee of the contract or loan, such as an issuing entity, liable to the obligor for any violation by the lender. Any liabilities of the issuing entity under these laws could reduce the funds that the issuing entity would otherwise have to make payments on your securities.

Amounts on deposit in any reserve
fund will be limited and subject to
depletion..........................     The amount required to be on deposit in any reserve fund will be limited.
                                        If the amounts in the reserve fund are depleted as amounts are paid out to cover shortfalls in distributions of principal and interest on the securities, the issuing entity will depend solely on collections on the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, and any other credit or cash flow enhancement to make payments on your securities.
                                        In addition, the minimum required balance in the reserve fund may decrease as the aggregate principal balance of the receivables decreases.

A bankruptcy of the depositor could
result in losses or payment delays
with respect to your
notes..............................     WDS Receivables LLC, as depositor, intends that its transfer of the receivables to the issuing entity will be a valid sale and assignment of the receivables to the issuing entity for non-tax purposes.  If the depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the depositor or the depositor itself were to take the position that the sale of receivables by the depositor to the issuing entity for non-tax purposes should instead be treated as a pledge of the receivables to secure a borrowing by it, delays in payments of collections on or in respect of the receivables to the related securityholders could occur.  If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of those payments could result.  A tax or governmental lien on the property of the depositor arising before the transfer of the receivables to the issuing entity may have priority over the issuing entity's interest in those receivables even if the transfer of the receivables to the issuing entity is characterized as a sale for non-tax purposes.

Bankruptcy of Wachovia Dealer
Services, as originator, could
result in delays in payment or
losses on your securities..........     If Wachovia Dealer Services, as originator, were to become the subject of a bankruptcy proceeding, you could experience losses or delays in payment on your securities. Wachovia Dealer Services will sell the receivables to the depositor, and the depositor will sell the receivables to the trust. However, if Wachovia Dealer Services is the subject of a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the sale of the receivables by Wachovia Dealer Services to the depositor was not a true sale for bankruptcy purposes and that Wachovia Dealer Services still owns the receivables. The court also could conclude that Wachovia Dealer Services and the depositor should be consolidated for bankruptcy purposes. If the court were to reach either of these conclusions, you could experience losses or


                                       12


                                        delays in payments on your securities because:

                                        o         the indenture trustee will not be able to exercise remedies against
                                                  Wachovia Dealer Services on your behalf without permission from the court;

                                        o         the court may require the indenture trustee to accept property in exchange for the receivables that is of less value than the receivables;

                                        o         tax or other government liens on Wachovia Dealer Services property that arose before the transfer of the receivables to the issuing entity will be paid from the collections on the receivables before the collections are used to make payments on your securities; and

                                        o         the indenture trustee may not have a perfected security interest in one or more of the vehicles securing the receivables or cash collections held by Wachovia Dealer Services at the time that a bankruptcy proceeding begins.

                                        Wachovia Dealer Services and the depositor have taken steps in structuring the transactions described in this prospectus to minimize the risk that a court would conclude that the sale of the receivables to the depositor was not a
                                        "true sale" or that Wachovia Dealer Services and the depositor should be consolidated for bankruptcy purposes.

                                        For more information regarding bankruptcy considerations, see "Material Legal
                                        Issues Relating to the Receivables--Certain Bankruptcy Considerations and
                                        Matters Relating to Bankruptcy".

Any credit support provided by
financial instruments may be
insufficient to protect you against
losses.............................     Credit support for the securities may be provided through the use of financial instruments like interest rate or currency swaps, letters of credit, credit or liquidity facilities, surety bonds, insurance policies regarding payment of the securities, guaranteed investment contracts, yield supplement agreements or cash deposits.  These types of credit support are limited by the credit of the provider of the related financial instrument and by its ability to make payments as and when required by the terms of the financial instrument.  Any failure of the credit support provider to meet its obligations under the financial instrument could result in losses on the related securities.  The terms of any financial instrument providing credit support for the securities may also impose limitations or conditions on when or in what circumstances it may be drawn on.  Any form of credit support may apply only to certain classes of securities, may be limited in dollar amount, may be accessible only under some circumstances and may not provide protection against all risks of loss.  The prospectus supplement will describe the provider of any financial instrument supporting the securities and any conditions, limitations or risks material to the securityholders.

You may suffer losses upon a
liquidation of the receivables if the
proceeds of the liquidation are less
than the amounts due on the
outstanding securities.............     Under certain circumstances described in this prospectus and in the


                                       13


                                        prospectus supplement, the receivables of an issuing entity may be sold after the occurrence of an event of default under the related indenture.
                                        The related securityholders will suffer losses if the issuing entity sells the receivables for less than the total amount due on its securities.  We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Subordination of certain securities
may reduce payments
to those securities................     To the extent specified in the prospectus supplement, the rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities.
                                        Subordination may take one or more of the following forms:

                                        o         interest payments on any distribution date on which interest is due may first be allocated to the more senior classes;

                                        o         principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

                                        o         principal payments on the more senior classes may be made on a distribution date before interest payments on the subordinated classes are made; and

                                        o         if the indenture trustee sells the receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

                                        The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any issuing entity will be described in the prospectus supplement.

Prepayments on the receivables may
adversely affect the average life of
and rate of return on your
securities .........................    You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. Faster than expected prepayments on the receivables may cause the issuing entity to make payments on its securities earlier than expected. We cannot predict the effect of prepayments on the average lives of your securities.

                                        All receivables, by their terms, may be prepaid at any time. Prepayments include:

                                        o         prepayments in whole or in part by the obligor;

                                        o         liquidations due to default;

                                        o         partial payments with proceeds from amounts received as a result of rebates of extended warranty protection plan costs, insurance premiums and physical damage, theft, credit life and disability insurance policies;

                                        o         required purchases of receivables by the master servicer or repurchases of receivables by the originator for specified breaches of their respective representations, warranties or covenants; and


                                       14


                                        o         an optional repurchase of an issuing entity's receivables by the master servicer or the originator when their aggregate principal balance is 10% (or such other percentage specified in the
                                                  prospectus supplement) or less of the initial aggregate principal balance, or under such other circumstances as may be specified in the prospectus supplement.

                                        A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

                                        As a result of prepayments, the final payment of each class of securities is expected to occur prior to the related final scheduled distribution date specified in the prospectus supplement. If sufficient funds are not available to pay any class of notes in full on its final scheduled distribution date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

                                        For more information regarding the timing of repayments of the securities, see "Maturity and Prepayment Considerations".

You may suffer a loss on your
securities because the master
servicer may commingle collections
on the receivables with its
own funds. .........................    The master servicer, so long as it continues to satisfy certain requirements, directly or through Wachovia Dealer Services Financial Inc, as subservicer, will be permitted to hold with its own funds collections it receives from obligors on the receivables and the purchase price of receivables required to be repurchased from the issuing entity until the day prior to the date on which the related distributions are made on the securities. During this time, the master servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the master servicer is unable to pay these amounts to the issuing entity on or before the distribution date, you might incur a loss on your securities.

                                        For more information about the master servicer's obligations regarding payments on the receivables, see "Description of the Receivables Transfer and
                                        Servicing Agreements--Collections".

The senior class of securities
controls removal of the master
servicer upon a default on its
servicing obligations..............     Generally, unless otherwise specified in the prospectus supplement, the holders of a majority of an issuing entity's most senior class of securities, or the applicable trustee acting on their behalf, can remove the related master servicer if the master servicer--

                                        o         does not deliver to the applicable trustee the available funds for application to a required payment after a grace period after notice or discovery;

                                        o         defaults on a servicing obligation which materially and adversely affects the issuing entity after a grace period after notice; or

                                        o         initiates or becomes the subject of certain insolvency proceedings.


                                       15


                                        Those holders may also waive a default by the master servicer. The holders of any subordinate class of securities (which includes, in the case of an issuing entity that issues both notes and certificates, the holders of the certificates) may not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes.

                                        See "Description of the Receivables Transfer and Servicing Agreements--Events
                                        of Servicing Termination".

Geographic concentration of an
issuing entity's receivables may
adversely affect your securities...     Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of an issuing entity's receivables could adversely affect the securities of that issuing entity.
                                        We are unable to forecast, with respect to any state or region, whether these conditions may occur, or to what extent these conditions may affect receivables or the repayment of your securities.  The location of an issuing entity's receivables by state, based upon obligors' addresses at the time the receivables were originated, will be described in the prospectus supplement.

Ratings of the securities are limited
and may be reduced or withdrawn....     At the initial issuance of the securities of an issuing entity, at least one nationally recognized statistical rating organization will rate the offered securities in one of the four highest rating categories or in the categories otherwise specified in the prospectus supplement. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of an offered security's rating would adversely affect its value.

You may experience a greater risk of
loss on your securities as the result
of armed conflict and terrorist
activities.........................     The long-term economic impact of the United States' military operations in
                                        Iraq and Afghanistan, as well as the possible response to these operations, other terrorist activities and tensions in other regions of the world remains uncertain but could have a material adverse effect on general economic conditions, consumer confidence, market liquidity and the performance of the receivables of an issuing entity.  You should consider the possible effects of these events on the delinquency, default and prepayment experience of the receivables.  Under the Servicemembers Civil
                                        Relief Act, members of the military on active duty, including reservists, who have entered into an obligation, such as a retail installment sale contract or installment loan for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6%
                                        and a stay of foreclosure and similar actions.  In addition, pursuant to the laws of various states, under certain circumstances payments on retail installment sale contracts or installment loans such as the receivables of residents of such states who are called into active duty with the National
                                        Guard or the reserves will automatically be deferred.  No

                                       16

                                        information can be provided as to the number of receivables that may be affected. If an obligor's obligation to repay a receivable is reduced, adjusted or extended, the master servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the securities.

The securities will not be listed on
an exchange and this may make it
difficult for you to sell your
securities or to obtain your desired
price..............................     Unless otherwise specified in the prospectus supplement, the issuing entity will not apply to list the securities on an exchange or quote them in the automated quotation system of a registered securities association.  The liquidity of the securities will therefore likely be less than what it would be in the event that they were so listed or quoted, and there may be no secondary market for the securities.  As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

                         The Sponsor and Master Servicer

Overview

      Wachovia Bank will be (i) the sponsor of each securitization in which securities covered by this prospectus are issued, (ii) responsible for structuring each securitization and selecting the transaction parties and
(iii) be the master servicer of the receivables and the administrator for each issuing entity.

      Wachovia Bank is subject to examination and regulation by federal banking authorities. Its primary federal bank regulatory authority is the OCC, and its deposits are insured by the FDIC. Wachovia Bank is a wholly owned, direct subsidiary of Wachovia Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank Holding Company Act. Wachovia Bank is engaged in general commercial banking business, offering a full range of financial services to corporations and individuals.

      Wachovia Bank's principal executive offices are located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288 and its telephone number is (704) 374-6565.

      Wachovia Corporation, with headquarters in Charlotte, North Carolina, is a financial holding company that serves regional, national and international markets. At March 31, 2007, Wachovia Corporation had assets of $706,406 million and deposits of $408,148 million. Through its subsidiaries, Wachovia Corporation offers consumer and commercial banking, asset and wealth management, capital markets and investment banking, brokerage and insurance services. As of March 31, 2007, Wachovia Corporation had 4,167 offices and 5,146 ATMs primarily in Alabama, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, Mississippi, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington, D.C. As of March 31, 2007, Wachovia Corporation had 110,369 employees.

      As reported on its March 31, 2007 call report, Wachovia Bank had total deposits of approximately $346,971 million, total assets of approximately $518,753 million and total equity of approximately $53,188 million. A call report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles.

      Wachovia Bank began its motor vehicle financing operations in 1945. Wachovia Bank has been publicly securitizing its motor vehicle finance receivables since 2004. Wachovia Bank has sponsored five public retail receivables securitizations since 2004. There have been no defaults in any of its public retail receivables securitizations and Wachovia Bank has not taken any actions outside of its ordinary performance to prevent any such events. In addition to indirect motor vehicle receivables, Wachovia Bank has in the past also securitized other assets, primarily commercial loans (principally commercial mortgages) and consumer loans (including real-estate secured mortgages and student loans).

      Except as otherwise provided in the prospectus supplement, Wachovia Bank is not a party to any legal proceeding that could reasonably be expected to have a material impact on the issuing entity, the interests of the securityholders or on Wachovia Bank's ability to perform its obligations under the transaction documents to which it is a party.

      On March 1, 2006, Wachovia Corporation completed its merger with Westcorp and WFS Financial Inc (predecessor to Wachovia Dealer Services). The merger of Wachovia Corporation with Westcorp makes Wachovia Corporation one of the ten largest auto finance lenders in the United States. The combined auto finance business serves approximately 1.4 million retail auto loan customers and 11,000 dealer customers across the United States.

Servicing Responsibility

      Master Servicer. Wachovia Bank, in its capacity as master servicer, will be responsible for managing, administering, servicing and making collections on the receivables of each issuing entity. Wachovia Bank will have the right to delegate any or all of its servicing duties to any of its affiliates or other third parties; provided, however, that it will remain obligated and liable for servicing the receivables as if it alone were servicing the receivables.

      Wachovia Dealer Services as Subservicer. Wachovia Dealer Services will subservice the receivables of each issuing entity, unless otherwise provided in the prospectus supplement. Except as otherwise indicated by the context, references to "master servicer" in this prospectus will mean the master servicer or a subservicer, as the case may be.

      Wachovia Dealer Services services all of the receivables it has originated, including receivables sold in securitizations and other structured financings and whole loan sales. None of the asset-backed securities in the Wachovia Dealer Services retail securitization program has experienced any events of default and there are no instances of material noncompliance with the servicing criteria in such program. See "the Originator". Except as otherwise provided in the related prospectus supplement, Wachovia Dealer Services is not a party to any legal proceeding that could reasonably be expected to have a material impact on the issuing entity, the interests of the securityholders or Wachovia Dealer Services' ability to perform its obligations as subservicer under the transaction documents to which it is a party. Information regarding the delinquency, credit loss and recovery experience of Wachovia Dealer Services pertaining to its indirect and direct motor vehicle receivable portfolio, as well as a discussion of any delinquency and credit loss trends, will be set forth in the prospectus supplement.

      Possession of the Receivables. To facilitate the servicing of the receivables, each trustee will authorize the master servicer to retain physical possession of the receivables held by each issuing entity and other documents relating thereto as custodian for each issuing entity. Due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each issuing entity. See "Risk Factors--Interests of other persons in the receivables could reduce the funds available to make payments on your securities" and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables".

Collection Procedures

         The servicing process includes the routine collection and processing of payments, responding to obligor inquiries, maintaining the security interest in the vehicle, maintaining physical damage insurance coverage to the extent provided in the related sale and servicing agreement and repossessing and selling collateral when necessary.

         The master servicer uses monthly billing statements to serve as a reminder to borrowers as well as an early warning mechanism in the event that an obligor has failed to notify the master servicer of an address change. Approximately 15 days before an obligor's payment is due, the master servicer mails a billing statement directing the obligor to mail payments to the master servicer's lockbox address. Payments received in the mail or through the master servicer's offices are processed by the master servicer's remittance processing center using state of the art lockbox equipment. To expedite the collection process, the master servicer accepts payments from obligors through automated payment programs, direct debits and third party payment processing services. The master servicer's customer service center uses interactive voice response technology to answer routine account questions and route calls to the appropriate service counselor.

         The master servicer's fully integrated servicing and collections system automatically forwards accounts based on estimated likelihood of default and delinquency status to the master servicer's automated dialers or to the master servicer's collection centers throughout the country. The master servicer uses a behavioral scoring model to determine the collection strategy for each contract and loan. Low risk delinquent accounts generally are contacted by a collector queued through an automated telephone dialing system. If the system is unable to reach an obligor within a specified number of days, or if the account is more than 30 days delinquent, the account is forwarded to a collection specialist within the office that originated the contract. High risk delinquent accounts generally are serviced by a collection specialist in the office that originated the contract. This process balances the efficiency of centralized collection efforts with the effectiveness of decentralized personal collection efforts. The master servicer's systems also track delinquencies and chargeoffs, monitor the performance of the master servicer's collection associates and forecast potential future delinquency. To assist in the collections process, the master servicer can access original documents through the master servicer's imaging system which stores all the documents related to each receivable.

         If satisfactory payment arrangements are not made by delinquent obligors, the vehicle is generally repossessed within 60 to 90 days of the date of delinquency, subject to compliance with applicable law. The master servicer uses independent contractors to perform repossessions. The vehicle remains in the master servicer's custody generally for 15 days, or longer if required by local law, to provide the obligor the opportunity to redeem the contract or loan. If after the redemption period the delinquency is not cured, the master servicer writes down the vehicle to fair value and reclassifies the contract or loan as a repossessed asset. After the redemption period expires, the master servicer prepares the vehicle for sale. The master servicer sells substantially all repossessed vehicles through wholesale auto auctions. The master servicer does not provide financing on repossessions sold. The master servicer uses regional remarketing departments to sell the repossessed vehicles. Once the vehicles are sold, any remaining deficiency balances are then charged off.

Physical Damage Insurance

      In general, each receivable requires the obligor:

      o to keep the related financed vehicle insured against loss or damage for the actual cash value of the financed vehicle in an amount sufficient to pay the lesser of either the full insurable interest in the financed vehicle or the entire outstanding principal balance of the receivable and any accrued but unpaid interest and other charges; and

      o to furnish the originator with an agreement to provide insurance, naming the originator as loss payee.

      The dealer agreements require the dealers to establish that the required insurance coverage is in effect at the time the related receivable is purchased by the originator.

Extensions

      The master servicer has specific procedures with respect to receivable extensions. Extensions may be granted to a current or delinquent obligor to cure a short-term cash flow problem and an extension fee may be charged. Extensions are granted on an individual basis, and in the sole discretion of the master servicer, and are reported and monitored closely. The master servicer limits extensions to a maximum of three extensions over the life of the receivable and rarely rewrites contracts or loans.

Prepayment

      The receivables may provide for prepayment fees in the event of full prepayment to the extent permitted by the various states' laws. There are no prepayment fees imposed in the event of partial prepayments.

                                The Originator

      Wachovia Dealer Services will be the originator with respect to receivables owned by the issuing entity.

      Wachovia Dealer Services and its predecessors and affiliates have underwritten and purchased motor vehicle installment sale contracts and installment loans since 1973. Wachovia Dealer Services purchases receivables across the full spectrum of the non-prime and prime credit quality markets. It offers competitive rates commensurate with the risks inherent in each obligor's ability to make payments under its receivable. Wachovia Dealer Services has been publicly securitizing its motor vehicle finance receivables since 1985. Wachovia Dealer Services sponsored over 60 public retail receivables securitizations between 1985 and 2005 when the merger of Wachovia Corporation with Westcorp and Wachovia Dealer Services was announced. There have been no defaults in any of its public retail receivables securitizations, and Wachovia Dealer Services has not taken any actions outside of its ordinary performance to prevent any such events.

      Substantially all receivables are nonrecourse to the originating dealer or lender. For new vehicles, the original amount financed does not exceed the sum of the dealer's cost, taxes, license fees, service warranty cost and, if applicable, premiums for credit life, credit disability or GAP insurance and, in some cases, miscellaneous costs. Over-advances (i.e., advances in excess of the amount specified in the previous sentence) may be made under certain circumstances to assist a dealer in selling a vehicle by permitting a lower down payment, and in some cases no down payment, based on the creditworthiness of the applicant. For used vehicles, the amount financed does not exceed the wholesale "blue book" value for the vehicle plus the related expenses and the over-advances just described. Wachovia Dealer Services does not have a fixed maximum amount financed as a percentage of the wholesale or retail value of the financed vehicle. Any amount financed in excess of the wholesale value of the financed vehicle is dependent upon the creditworthiness of the applicant.

      Each receivable is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined on a simple interest basis. Wachovia Dealer Services does not have minimum maturity requirements; however, receivables with maturities of less than three years are seldom purchased or originated due to low customer demand.

      The underwriting process for nearly 95% of applications received by Wachovia Dealer Services begins with an electronic submission of each application to the Wachovia Dealer Services underwriting computer system. Once the application has been submitted, the computer system automatically obtains credit bureau information on the applicant and routes it to one of Wachovia Dealer Services' proprietary credit scorecards. Applications not submitted electronically are sent via fax for data entry into the computer system.

      Wachovia Dealer Services uses credit scoring to differentiate credit applicants and to rank order credit risk in terms of expected default probabilities, which enables Wachovia Dealer Services to tailor contract and loan pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default; therefore, Wachovia Dealer Services would structure and price the transaction to compensate for this higher default risk. Multiple scorecards are used to accommodate the full spectrum of contracts and loans Wachovia Dealer Services purchases and originates. In addition to a credit score, the system highlights certain aspects of the credit application which have historically been correlated with the creditworthiness of the borrowers.

      Credit analysts are responsible for properly structuring and pricing deals to meet Wachovia Dealer Services' risk-based criteria. Credit analysts review the information, structure and price of an application and determine whether to approve or decline it, or make a counteroffer to the dealer. Each credit analyst's lending levels and approval authorities are established based on the individual's credit experience and portfolio performance, credit manager audit results and quality control review results. Higher levels of approvals are required for higher credit risk and are controlled by system driven parameters and limits. System driven controls include limits on interest rates, contract term, contract advances, payment to income ratios, debt to income ratios, collateral values and low side overrides.

      Once adequate approval has been received, the computer system automatically sends a fax back to the dealer with Wachovia Dealer Services' credit decision, specifying approval, denial or conditional approval based upon modification to the transaction such as increase in down payment, reduction of term or the addition of a co-signer. As part of the approval process, the system or the credit analyst may require that some of the information be verified, such as income, employment, residence or credit history of the applicant. The system increases efficiency by automatically denying approval in certain circumstances without additional underwriting being performed. These automated notices are controlled by parameters set by Wachovia Dealer Services to be consistent with Wachovia Dealer Services' credit policy.

      If the dealer and obligor accept the terms of the approval, the dealer is required to deliver the necessary documentation for each receivable to the appropriate office. The operations group audits such documents for completeness and consistency with the application, providing final approval and funding of the receivable. A direct deposit is made or a check is prepared and is promptly sent to the dealer for payment. The dealer's proceeds include an up-front dealer participation paid to the dealer for consideration of the acquisition of the related receivable. The completed file is then forwarded to the records center for imaging.

      Under the direction of Wachovia Dealer Services' credit pricing committee, the chief credit officer of Wachovia Dealer Services oversees credit risk management, sets underwriting policy, monitors contract and loan pricing and tracks compliance to underwriting policies and re-underwrites select contracts and loans. If re-underwriting statistics are unacceptable, all monthly and quarterly incentives are forfeited by the office that originated the receivables. Wachovia Dealer Services' internal quality control group reviews contracts and loans, on a statistical sampling basis, to ensure adherence to established lending guidelines and proper documentation requirements. Credit managers within each regional business center provide direct management oversight to each credit analyst. In addition, the chief credit officer provides oversight management to ensure that all credit managers and analysts are following overall corporate guidelines.

                                  The Depositor

      WDS Receivables LLC, a Nevada limited liability company organized on February 27, 2006, will be the depositor with respect to each series of securities. The sole equity member of the depositor is Wachovia Dealer Services. The depositor maintains its principal executive offices at 444 East Warm Springs Road, Suite 116, Las Vegas, Nevada 89119. Its telephone number is
(702) 407-4317.

      The depositor will acquire receivables to be included in each issuing entity from the originator in an arm's-length transaction. The depositor will not retain any interest in the Financed Vehicles and will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicle and no administrative obligations with respect to any issuing entity.

      The depositor was organized for the purposes of establishing issuing entities, selling beneficial interests therein and acquiring and selling assets to such issuing entities. None of the depositor, its parent or any of the depositor's affiliates will insure or guarantee the receivables or the securities of any series. The depositor will be responsible for paying the costs of forming the issuing entity, legal fees for certain transaction parties, Rating Agency fees and certain other transaction costs.

      The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. The depositor is not a party to any legal proceeding that could reasonably be expected to have a material impact on the issuing entity or the interests of the securityholders.

                              The Issuing Entities

      The depositor will create a separate issuing entity for each securitization. Each issuing entity will be either a Delaware statutory trust or a common law trust established to issue the related series of notes and/or certificates. Each issuing entity will be established for the transactions described in this prospectus and in the prospectus supplement. Each issuing entity will not issue any additional securities after issuing the securities described in a prospectus supplement. The principal offices of the issuing entity and the owner trustee will be specified in the prospectus supplement.

      Each issuing entity will only engage in the following activities, and does not have the discretion to engage in activities other than the following activities:

      o     entering into the applicable transaction documents;

      o acquiring, holding and managing its receivables, their proceeds, its credit or other enhancement, if any, and other assets of the issuing entity;

      o     issuing its securities;

      o     making payments on the securities; and

      o other activities that are necessary, suitable or incidental to the above activities.

                                  The Trustees

      The owner trustee and the indenture trustee for each issuing entity will be identified in the prospectus supplement. You will find the addresses of the principal offices of the issuing entity and each trustee, as well as a description of their experience as trustees, in the prospectus supplement.

The Owner Trustee

      The owner trustee's main duties will be:

      o creating the issuing entity by filing a certificate of trust with the Delaware Secretary of State or, in the case of a common law trust, by complying with applicable state law;

      o maintaining (or causing to be maintained) a certificate distribution account for the benefit of the certificateholders or the holders of the residual interest in the issuing entity; and

      o     executing documents on behalf of the issuing entity.

      The owner trustee's liability in connection with the issuance and sale of the related securities is limited solely to its express obligations set forth in the trust agreement and the sale and servicing agreement. The depositor will reimburse and indemnify the owner trustee for all liabilities, losses, damages and expenses that are incurred by the owner trustee or arise out of its actions in connection with the issuing entity, except where such liabilities, losses, damages or expenses arise from the owner trustee's willful misconduct, bad faith or negligence. The owner trustee will not be liable for any error in judgment made in good faith and will not be liable for any action taken at the direction of the administrator, the depositor or any certificateholder. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.

      The depositor will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee's performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors of judgment) of the owner trustee or as a result of breaches of representation made by the owner trustee in the trust agreement. The master servicer will indemnify the owner trustee for liabilities and damages caused by the master servicer's willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as master servicer.

      The issuing entity will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any indemnities due to the owner trustee, to the extent such amounts have not been paid or reimbursed by the depositor or the administrator. The issuing entity will pay these amounts to the owner trustee on each Distribution Date up to any limit specified in the prospectus supplement before the issuing entity makes any payment to securityholders. Except following the occurrence of an Event of Default, the issuing entity will pay these amounts to the owner trustee in excess of the limit only after the servicing fee and all required interest and principal payments on that Distribution Date are paid in full. Except as otherwise provided in the prospectus supplement, following the occurrence of an Event of Default, all owner trustee fees, expenses and indemnities will be paid first.

      The owner trustee may resign at any time by notifying the depositor and the administrator. The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or certain rating conditions. No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place. The depositor will reimburse the owner trustee and the successor owner trustee for any expenses associated with the replacement of the owner trustee.

      The trust agreement will terminate when:

      o the last receivable is paid in full, settled, sold or charged off and all collections are applied; or

      o the issuing entity has paid all the notes in full and all other amounts payable by it under the transaction documents.

      Upon termination of the trust agreement, any remaining issuing entity assets will be distributed to the certificateholders and the issuing entity will be terminated.

The Indenture Trustee

      Duties of the Indenture Trustee. Except upon the occurrence and during the continuation of an Event of Default, the indenture trustee:

      o will perform those duties and only those duties that are specifically set forth in the related indenture;

      o may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture as to the truth of the statement and the correctness of the opinions expressed in those certificates or opinions; and

      o will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.

      If an Event of Default shall have occurred and be continuing, the indenture trustee will be required to exercise the rights and powers vested in it by the related indenture and to use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

      Compensation, Indemnification. The master servicer shall pay or cause to be paid to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys' fees, incurred by it in connection with the administration of the issuing entity and the performance of its duties under the related indenture. The indenture trustee will not however be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The indenture trustee will not be liable:

      o for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

      o for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the related indenture; or

      o for interest on any money received by it except as the indenture trustee and the issuing entity may agree in writing.

      The indenture trustee will not be deemed to have knowledge of any Event of Default unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the related indenture.

      Replacement of Indenture Trustee. The holders of notes evidencing at least 51% of the aggregate principal amount of the notes may remove the indenture trustee without cause by notifying the trustees, the depositor and each Rating Agency of that removal and, following that removal, may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy the applicable requirements of the Trust Indenture Act and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or must otherwise be acceptable to each Rating Agency.

      The indenture trustee may resign at any time by notifying the issuing entity and the noteholders. The issuing entity will be required to remove the indenture trustee if the indenture trustee:

      o ceases to be eligible to continue as the indenture trustee under the indenture;

      o     is adjudged to be bankrupt or insolvent;

      o     comes under the charge of a receiver or other public officer; or

      o     otherwise becomes incapable of acting.

      Upon the resignation or removal of the indenture trustee, or the failure of the noteholders to appoint a successor indenture trustee following the removal of the indenture trustee without cause, the administrator will be required promptly to appoint a successor indenture trustee under the indenture. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of such appointment by the successor indenture trustee.

                        Property of the Issuing Entity

      The property of each issuing entity will consist of a pool of motor vehicle installment loans or installment sale contracts secured by security interests in Financed Vehicles financed by those loans or contracts, and the receivables with respect thereto and, except as otherwise set forth in the prospectus supplement, all payments received thereunder after the applicable Cutoff Date. The receivables were or will be (i) originated, either via direct channels or indirectly by dealers or lenders and (ii) purchased by the originator, directly or indirectly, pursuant to agreements with dealers or lenders.

      The receivables will be serviced by the master servicer and subserviced by Wachovia Dealer Services or one or more other subservicers. On or prior to the Closing Date for an issuing entity, the originator will sell the related receivables to the depositor and the depositor, in turn, will sell the receivables to the issuing entity.

      To the extent provided in the prospectus supplement, the originator will convey additional receivables known as Subsequent Receivables to the issuing entity as frequently as daily during the Pre-Funding Period specified in the prospectus supplement. An issuing entity will purchase any Subsequent Receivables with amounts deposited in a pre-funding account. Up to 50% of the net proceeds from the sale of the securities issued by an issuing entity may be deposited into a pre-funding account for the purchase of Subsequent Receivables. The Pre-Funding Period, if any, will not exceed the period of one year after the Closing Date. If the eligibility criteria for an issuing entity's acquisition of Subsequent Receivables are different from the eligibility criteria for the receivables acquired by the issuing entity on the Closing Date, the prospectus supplement will set forth those differences.

      The property of each issuing entity will also include:

      o     security interests in the Financed Vehicles;

      o the rights to proceeds, if any, from claims on certain theft, physical damage, credit life and credit disability insurance policies, if any, covering the Financed Vehicles or the obligors;

      o the rights of the originator and the depositor to certain documents and instruments relating to the receivables;

      o amounts as from time to time may be held in one or more accounts maintained for the issuing entity;

      o any credit or cash flow enhancement described herein (including any hedging arrangement) specified in the prospectus supplement;

      o certain payments and proceeds with respect to the receivables held by the master servicer;

      o certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

      o     any and all proceeds of the above items.

      The issuing entity's rights and benefits with respect to the property of the issuing entity will be assigned to the indenture trustee for the benefit of the noteholders.

      In the alternative, the property of an issuing entity may consist of a pool of notes secured by receivables and the related Financed Vehicles and all proceeds generated by the receivables and Financed Vehicles. If the property of an issuing entity includes secured notes, we will provide more specific information about the origination and servicing of the secured notes and the consequences of including secured notes in an issuing entity in the prospectus supplement.

                             The Receivables Pools

The Receivables

      Criteria for Selecting the Receivables. The receivables to be held by each issuing entity have been or will be originated, either via direct channels or indirectly by a dealer or lender and purchased by Wachovia Dealer Services under an agreement between Wachovia Dealer Services and the dealer or lender, as applicable. Receivables of the originator will be transferred to the depositor under a receivables purchase agreement for sale by the depositor to the applicable issuing entity.

      Subsequent Receivables may be originated, either via direct channels or indirectly by dealers or lenders at a later date using credit criteria different from those which were applied to the receivables transferred to an issuing entity on the applicable Closing Date and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity may vary significantly from those of the receivables transferred to the issuing entity on the Closing Date.

      If so specified in the prospectus supplement, the receivables may include loans made to borrowers whose credit histories show previous financial difficulties or who otherwise have insufficient credit histories to meet the credit standards imposed by most traditional automobile financing sources. Receivables with borrowers of these types are commonly referred to as "sub-prime" or "non-prime" receivables.

      The receivables to be held by each issuing entity will be purchased by the depositor from the originator in accordance with several criteria, including that each receivable:

      o is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed without reinstatement;

      o     was originated in the United States;

      o     has a fixed or variable interest rate;

      o provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the prospectus supplement; and

      o satisfies the other criteria, if any, set forth in the prospectus supplement.

      Terms of the receivables included in each issuing entity which are material to investors will be described in the prospectus supplement.

      Underwriting of Receivables. The receivables will have been underwritten as described under "The Originator".

      Simple Interest Receivables. The receivables will provide for the application of payments on the simple interest method that provides for the amortization of the receivable over a series of fixed level payment monthly installments. Each monthly installment under a receivable consists of an amount of interest which is calculated on the basis of the aggregate principal balance multiplied by the Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. Except as otherwise provided in the prospectus supplement, as payments are received under a receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an obligor on a receivable pays a fixed monthly installment before its scheduled due date:

      o the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

      o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

      Conversely, if an obligor pays a fixed monthly installment after its scheduled due date:

      o the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

      o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

      In either case, the obligor pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

      We Will Provide More Specific Information About the Receivables in the Prospectus Supplement. Information with respect to each pool of receivables of an issuing entity will be set forth in the prospectus supplement, including, to the extent appropriate:

      o the portion of the receivables pool secured by new Financed Vehicles and by used Financed Vehicles;

      o     the aggregate principal balance of all of the receivables;

      o the average principal balance of the receivables and the range of principal balances;

      o     the number of receivables in the receivables pool;

      o the geographic distribution of receivables in the receivables pool;

      o     the weighted average Contract Rate and the range of such rates;

      o the weighted average original term and the range of original terms;

      o the weighted average remaining term and the range of remaining terms;

      o     the scheduled weighted average life; and

      o     the distribution by Contract Rate.

                               Static Pool Data

      Static pool data consisting of delinquency, cumulative loss and prepayment data for securitized pools of retail motor vehicle receivables purchased or originated by the originator will be made available through a website specified in the related prospectus supplement. Except as stated below, the static pool data provided through the website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement. We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the securitized pools sponsored by the originator. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the receivables to be purchased by the issuing entity set forth in the prospectus supplement. Such differences, along with the varying economic conditions applicable to those securitized pools, may make it unlikely that the receivables described in any prospectus supplement will perform in the same way that any of those securitized pools has performed.

      Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

      o with respect to information regarding prior securitized pools that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006;

      o with respect to information regarding the pool described in the prospectus supplement, information about the pool for periods before January 1, 2006;

      Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a cd-rom accompanying the related prospectus supplement. The related prospectus supplement will specify how static pool data will be presented.

                    Maturity and Prepayment Considerations

      The weighted average lives of the securities of any issuing entity will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. "Prepayments" for these purposes includes the following circumstances:

      o prepayments by obligors, who may repay at any time without penalty;

      o the depositor may be required to repurchase a receivable sold to the issuing entity if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach;

      o the master servicer may be obligated to purchase a receivable from the issuing entity if certain breaches of covenants occur or if the master servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final scheduled Distribution Date for the securities with the latest maturity specified in the prospectus supplement;

      o partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums;

      o     liquidations of the receivables due to default; and

      o partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

      In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of an issuing entity on each Distribution Date since that amount will depend, in part, on the amount of principal collected on the issuing entity's receivables during the related Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the issuing entity.

      The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its Financed Vehicle without the depositor's consent. These factors may also include unemployment, servicing decisions, seasoning of receivables, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the prepayment of a large group of receivables is the difference between the interest rates on the receivables and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the receivables, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

      The prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the issuing entity.

                     Note Factors and Trading Information

      The master servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or on certificates that have been issued with a principal balance.

General

      Calculation of the Factor for Your Class of Securities. The master servicer will compute a separate factor for (i) each class of notes issued and
(ii) certificates issued with a principal balance. The factor for each class of securities will be computed by the master servicer prior to each distribution with respect to the related class of notes or certificates indicating the remaining outstanding principal amount of that class of securities, as of the applicable Distribution Date. The master servicer will compute the factor after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of the related class of notes or certificates.

      Your Portion of the Outstanding Amount of the Securities. For each security you own, your portion of that class of notes or certificates, as applicable, will be the product of:

      o     the original denomination of your security; and

      o the factor relating to your class of securities computed by the master servicer in the manner described above.

The Note Factors Will Decline as the Issuing Entity Makes Payments on the Securities

      The factor for each class of notes and certificates with a principal balance, if any, will initially be 1,000.0000. The factors will then decline to reflect reductions, as applicable, in:

      o     the aggregate principal balance of the applicable class of notes;
            or

      o the aggregate principal balance of the applicable class of certificates.

      These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the originator or the master servicer and liquidations of the receivables.

Additional Information

      The noteholders and the certificateholders, as applicable, will receive reports on or about each Distribution Date concerning, with respect to the:

      o related Collection Period, payments received on the receivables, the aggregate principal balance of the receivables, note factors for each class of notes and certificates described above, as applicable, and various other items of information; and

      o preceding Distribution Date, as applicable, amounts allocated or distributed on the preceding Distribution Date and any reconciliation of those amounts with information provided by the master servicer.

      In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                                Use of Proceeds

      Unless the prospectus supplement provides for other applications, the net proceeds from the sale of the securities of an issuing entity will be applied:

      o by the depositor to the purchase of the receivables from the originator;

      o if the issuing entity has a pre-funding account, by the depositor to make the deposit into that account;

      o if the issuing entity has a yield supplement account, by the depositor to make the deposit into that account;

      o if the issuing entity has a reserve fund or any other account established for the issuing entity as specified in the prospectus supplement, by the depositor to make the initial deposit into each such account;

      o by the depositor to pay for certain expenses incurred in connection with the purchase of the receivables and sale of the securities; and

      o     for any other purposes specified in the prospectus supplement.

                               Principal Documents

      In general, the operations of an issuing entity will be governed by the following documents:

--------------------------------------  ---------------------------------  --------------------------------------
              Document                              Parties                          Primary Purposes
--------------------------------------  ---------------------------------  --------------------------------------
Trust Agreement                         The owner trustee and the          Creates the issuing entity
                                        depositor
                                                                           Provides for issuance of
                                                                           certificates and payments to
                                                                           certificateholders

                                                                           Establishes rights and duties of the
                                                                           owner trustee

                                                                           Establishes rights of
                                                                           certificateholders
--------------------------------------  ---------------------------------  --------------------------------------
Indenture                               The issuing entity, as issuer      Provides for issuance of the notes,
                                        of the notes, and the indenture    the terms of the notes and payments
                                        trustee                            to noteholders

                                                                           Establishes rights and duties of the
                                                                           indenture trustee

                                                                           Establishes rights of noteholders
--------------------------------------  ---------------------------------  --------------------------------------
Sale and Servicing Agreement            The depositor, the master          Effects sale of receivables to the
                                        servicer and the issuing entity    issuing entity
                                        as purchaser
                                                                           Contains representations and
                                                                           warranties of the depositor
                                                                           concerning the receivables

                                                                           Contains servicing obligations of
                                                                           the master servicer

                                                                           Provides for compensation to the
                                                                           master servicer

                                                                           Directs how cash flow will be
                                                                           applied to expenses of the issuing
                                                                           entity and payments on its securities
--------------------------------------  ---------------------------------  --------------------------------------

      Various provisions of these documents are described throughout this prospectus and in the prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents as used in the related series that differ in a material way from the provisions described in this prospectus.

      A form of each of these principal documents has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                  Certain Information Regarding the Securities

General

      The prospectus supplement will describe:

      o the timing, amount and priority of payments of principal and interest on each class of the securities;

      o the interest rates or the formula for determining the interest rates;

      o     the method of determining the amount of the principal payments;

      o the priority of the application of the issuing entity's available funds to its expenses and payments on its securities; and

      o the allocation of losses on the receivables among the classes of securities.

      The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to:

      o principal payments with disproportionate, nominal or no interest payments;

      o interest payments with disproportionate, nominal or no principal payments; or

      o residual cash flow remaining after all other classes have been paid.

      Each class of securities entitled to receive interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the prospectus supplement. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by an issuing entity may be greater than, equal to or less than the aggregate initial principal balance of the receivables held by that issuing entity.

      Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on specified Distribution Dates, which will be described in the prospectus supplement.

Fixed Rate Securities

      Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the prospectus supplement.

Floating Rate Securities

      Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any.

      The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, United States government treasury securities rates, or negotiable certificates of deposit rates.

      A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

      o a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; provided, that the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

      o a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

      Each issuing entity issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the owner trustee or the indenture trustee. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

      If an issuing entity issues floating rate notes, it may enter into interest rate swaps or interest rate caps with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes. The material terms of these arrangements and information about the counterparties will be described in the prospectus supplement.

Optional Redemption

      In order to avoid excessive administrative expense, the master servicer and/or the originator (as specified in the prospectus supplement) will have the option to purchase the receivables on any Distribution Date following the last day of a Collection Period as of which the aggregate principal balance of the receivables is 10% (or such other percentage set forth in the prospectus supplement) or less of the aggregate principal balance of the receivables transferred to the issuing entity as of the Closing Date, calculated as of the Cutoff Date, plus, if an issuing entity may acquire Subsequent Receivables during the Pre-Funding Period, the aggregate principal balance of such Subsequent Receivables as of the related Subsequent Cutoff Date or Dates. The purchase price for the receivables will equal the lesser of the fair market value of the receivables and the aggregate Purchase Amounts thereof as of the end of the related Collection Period; provided, however, that the purchase price must equal or exceed the aggregate principal amount of the securities, accrued and unpaid interest thereon through the related interest period, plus all amounts due to the master servicer in respect of its servicing compensation, any unreimbursed Advances and all amounts owed to the trustees. The master servicer or the originator, as applicable, will notify the trustees, the depositor, the originator or master servicer, as applicable, and the Rating Agencies of its intent to exercise this optional purchase right no later than 30 days prior to the related Distribution Date. The exercise of this right will effect early retirement of the securities of the related issuing entity.

Book-Entry Registration

      The Issuing Entities May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except for the securities, if any, of an issuing entity retained by the depositor or an affiliate thereof, each class of securities offered through this prospectus and a prospectus supplement may initially be represented by one or more certificates registered in the name of Cede & Co., DTC's nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the prospectus supplement and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of that class. Beneficial owners will not be recognized by the indenture trustee as "holders", as such term will be used in the indenture. Beneficial owners will only be permitted to exercise the rights of holders indirectly through DTC and its participants, as further described below.

      If a class of securities is issued in book-entry form, all references in this prospectus and in the prospectus supplement to actions by holders of that class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the prospectus supplement to distributions, notices, reports and statements to securityholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the related securities for distribution to the related securityholders in accordance with DTC's procedures with respect thereto. The rules applicable to DTC and its participants are on file with the SEC.

      The prospectus supplement will specify whether the holders of the notes or certificates of the issuing entity may hold their respective securities as book-entry securities.

      To facilitate subsequent transfers, all senior securities deposited by participants with DTC will be registered in the name of Cede & Co., as nominee of DTC. The deposit of senior securities with DTC and their registration in the name of Cede & Co. will not change beneficial ownership. DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such senior securities are credited, which may or may not be the ultimate owners. Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      You may hold your securities through DTC in the United States, Clearstream or Euroclear in Europe or in any manner described in the prospectus supplement. The global securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

      Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

      Except as required by law, none of the administrator, the depositor, the originator, the issuing entity, the master servicer, any underwriter, the owner trustee or the indenture trustee will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any issuing entity held by DTC's nominee, DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

      Trading Between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream Customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream Customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last Distribution Date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream Customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream Customer's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream Customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositaries, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositaries, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last Distribution Date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream Customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream Customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream Customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

      o borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear participant.

      The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct or indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward the payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the prospectus supplement provides that Book-Entry Securities will be issued, the only "noteholder" or "certificateholder", as applicable, will be DTC's nominee. Securityholders will not be recognized by the applicable trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

      Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these securities, may be limited due to the lack of a physical certificate for these securities.

      Neither DTC nor Cede & Co. will consent or vote with respect to the senior securities. Under its usual procedures, DTC will mail an omnibus proxy to the indenture trustee or the owner trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede & Co.'s consenting or voting rights to those participants to whose accounts the related securities will be credited on that record date, identified in a listing attached to the omnibus proxy.

      DTC will advise the administrator of each issuing entity that it will take any action permitted to be taken by a securityholder under the related indenture or trust agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

      Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

      The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the issuing entity), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any issuing entity securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

      The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by Euroclear Bank, S.A./N.V., acting as the Euroclear operator. The Euroclear operator has a banking license from the Belgian Banking and Finance Commission. As such, it is regulated and examined by the Belgian Banking and Finance Commission.

      All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

      Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any issuing entity securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among DTC, Clearstream and Euroclear participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Securities

      With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator or the master servicer advises the indenture trustee or the owner trustee, as applicable, in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the securities and neither the administrator nor the indenture trustee, in the case of notes, is able to locate a qualified successor or (2) after the occurrence of an Event of Default or an Event of Servicing Termination under the related indenture or trust agreement, as applicable, with respect to the securities, holders representing not less than 51% of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the owner trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the notes or certificates is no longer in the best interest of the holders of the securities.

      Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the owner trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Securities representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the owner trustee will reissue the securities as Definitive Securities to the securityholders.

      Distributions of principal of, and interest on, the Definitive Securities will thereafter be made by the indenture trustee or the owner trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date specified for such securities in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or trustee. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

      Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the owner trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the owner trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

      On or prior to each Distribution Date, the master servicer or administrator will prepare and provide to the indenture trustee and/or owner trustee a statement to be delivered to the securityholders on such Distribution Date. Each statement to be delivered to securityholders will include, to the extent applicable to those securityholders, the following information, and any other information so specified in the prospectus supplement, with respect to the Distribution Date or the related Collection Period, as applicable:

      (1) the amount of the distribution allocable to principal of each class of securities;

      (2) the amount of the distribution allocable to interest on or with respect to each class of securities;

      (3) the amount of the distribution allocable to draws from any reserve fund or payments in respect of any other credit or cash flow enhancement arrangement;

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

      (4) the aggregate principal balance of the receivables in the issuing entity as of the close of business on the last day of the related Collection Period;

      (5)   any credit enhancement amount;

      (6) the aggregate principal balance and the appropriate factor for each class of notes, and the aggregate principal balance and the appropriate factor for each class of certificates, if any, each after giving effect to all payments reported under clause (1) above on that date;

      (7) the amount of the servicing fee paid to the master servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

      (8) the amount of the aggregate losses realized on the receivables during the Collection Period;

      (9) previously due and unpaid interest payments, plus interest accrued on the unpaid interest to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

      (10) previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

      (11) the aggregate amount to be paid in respect of receivables, if any, repurchased in respect of the Collection Period;

      (12) the balance of any reserve fund, if any, on that date, after giving effect to changes on that date;

      (13) the amount of advances to be made by the master servicer in respect of the Collection Period, if any;

      (14) for each Distribution Date during any Pre-Funding Period, the amount remaining in the pre-funding account;

      (15) for the first Distribution Date that is on or immediately following the end of any Pre-Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being distributed as payments of principal on the securities; and

      (16) the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of the credit or cash flow enhancement arrangement, and the change in any shortfall from the preceding statement.

      Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates, if any, of any issuing entity will be expressed as a dollar amount per $1,000 of the initial principal amount of such securities.

      Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each issuing entity, the applicable trustee will mail to each person who at any time during such calendar year was a securityholder and received any payment with respect to the issuing entity a statement containing certain information for the purposes of the securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

Reports to be Filed with the SEC

      The depositor will, or will cause the administrator to, file for each issuing entity the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

      o Reports on Form 8-K (Current Report), following the issuance of the series of securities of the issuing entity, including as exhibits to the Form 8-K (i) the agreements or other documents specified in the prospectus supplement, if applicable and (ii) the opinions related to the tax consequences and the legality of the securities being issued that are required to be filed under applicable securities laws;

      o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

      o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date. The content of a report on Form 10 D will be substantially similar to the information to be furnished under "Reports to Securityholders"; and

      o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits. The annual report will include the master servicer's report on its assessment of compliance with servicing criteria and the accountants' attestation report on such assessment described under "Description of the Receivables Transfer and Servicing Agreement--Evidence as to Compliance".

      The depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to an issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. The reports and any information included in a report will neither be examined nor, except to the extent of the accountants' attestation report referred to above, reported on by an independent public accountant. Each issuing entity will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement for the issuing entity. Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under the issuing entity's specific number, which will be a series number assigned to the file number of the depositor, which is 333-138043.

Securities Owned by the Issuing Entity, the Depositor, the Originator, the Master Servicer or their Affiliates

      Except as otherwise described in the transaction documents relating to a series of securities issued by an issuing entity, any securities owned by the issuing entity, the depositor, the originator, the master servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of securities except that such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents, unless all of the securities of the related class or classes are owned by the issuing entity, the depositor, the originator, the master servicer or any of their respective affiliates.

Limitation on Right to Institute Bankruptcy Proceedings

      Each trustee and each securityholder, by accepting the related securities or a beneficial interest therein, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                                 The Indenture

      Each issuing entity that issues notes will issue one or more classes of notes under an indenture between the issuing entity and the related indenture trustee. A form of indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each issuing entity that issues notes. The prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Events of Default

      With respect to the notes issued by an issuing entity, except as otherwise provided in the prospectus supplement, "Events of Default" under the related indenture will consist of:

      o a default in the payment of interest on any note of the Controlling Class for five or more days;

      o a default in the payment of the principal of any note on the related final scheduled Distribution Date;

      o a default in the observance or performance of any other material covenant or agreement of the issuing entity made in the indenture and such default not having been cured for a period of 60 days after written notice thereof has been given to the issuing entity by the depositor or the indenture trustee or to the issuing entity, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

      o any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the issuing entity by the depositor or the indenture trustee or to the issuing entity, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or its property as specified in the indenture; and

      o other events, if any, set forth in the indenture or the prospectus supplement.

      The amount of principal due and payable to noteholders of an issuing entity under the related indenture until the final payment generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for that class of notes.

Rights Upon Event of Default

      If an Event of Default should occur and be continuing with respect to the notes of any issuing entity, the related indenture trustee or holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes may, upon prior written notice to each Rating Agency, declare the principal of such notes to be immediately due and payable. That declaration may be rescinded by the holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes at any time before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if both of the following occur:

      o the issuing entity has paid or deposited with the indenture trustee enough money to pay:

            (1) all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default giving rise to the declaration of acceleration had not occurred; and

            (2) all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

      o all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

      If the notes have been declared immediately due and payable by the indenture trustee or the noteholders following the occurrence of an Event of Default, the indenture trustee may, and at the direction of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class shall, institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the issuing entity, or elect to maintain the property of the issuing entity and continue to apply proceeds from the property of the issuing entity as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the property of the issuing entity following the occurrence of an Event of Default, other than a default for five or more days in the payment of interest on the notes of the Controlling Class or a default in the payment of any required principal payment on the notes, unless:

      o the holders of 100% of the notes issued by the issuing entity consent to the sale, excluding notes held by the originator, the master servicer or any of their respective affiliates;

      o the proceeds of the sale will be sufficient to pay in full the principal amount of and accrued but unpaid interest on the notes; or

      o the indenture trustee determines that the property of the issuing entity would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due had the notes not been declared due and payable and the holders of notes evidencing not less than 66 2/3% of the aggregate principal amount of the Controlling Class consent to the sale.

      The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the issuing entity to pay principal of and interest on the notes on an ongoing basis.

      If the property of the issuing entity is sold following the occurrence of an Event of Default, the indenture trustee will apply or cause to be applied the proceeds of that sale first to pay all amounts due to the indenture trustee as compensation under the indenture and then as available funds as described in the prospectus supplement under "Description of the Notes--Priority of Distributions Will Change if the Notes are Accelerated Following an Event of Default".

      If the property of the issuing entity is sold following the occurrence of an Event of Default and the proceeds of that sale are insufficient to pay in full the principal amount of and all accrued but unpaid interest on the notes, the indenture trustee will withdraw available amounts from the reserve fund in respect of that shortfall.

      Subject to the provisions of the indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to notes of the issuing entity, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Prior to acceleration of the maturity of the notes, the holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related issuing entity. No such waiver will impair the right of any noteholder with respect to any subsequent or other default or Event of Default.

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

      No holder of a note of any issuing entity will have the right to institute any proceeding with respect to the related indenture, unless:

      o the holder previously has given to the indenture trustee written notice of a continuing Event of Default;

      o the holders of not less than 25% in principal amount of the Controlling Class of notes have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

      o the holder or holders have offered such indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

      o the indenture trustee has for 60 days after the notice, request and offer of indemnity failed to institute the proceeding; and

      o no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes.

      If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of noteholders, each holding notes evidencing less than 51% of the aggregate principal amount of the Controlling Class, the indenture trustee in its sole discretion will determine what action, in any, will be taken with respect to such requests.

      With respect to any issuing entity, neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate, if any, representing an ownership interest in the issuing entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the issuing entity contained in the applicable indenture. The indenture trustee will covenant that it will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

Issuing Entity Indenture Covenants

      Each indenture will subject the related issuing entity to the following covenants.

      Restrictions on Merger and Consolidation. Each issuing entity may not consolidate with or merge into any other entity, unless:

      o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

      o the entity expressly assumes the issuing entity's obligation to make due and punctual payments upon the notes of the related issuing entity and the performance or observance of every agreement and covenant of the issuing entity under the indenture;

      o no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

      o the issuing entity has been advised in writing that the ratings of the notes and the certificates, if any, of the issuing entity then in effect would not be qualified, reduced or withdrawn by any Rating Agency as a result of the merger or consolidation;

      o the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any related noteholder or certificateholder, if any;

      o any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken; and

      o the issuing entity has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

      Other Negative Covenants. Each issuing entity will not, among other things--except as expressly permitted by the applicable agreements:

      o sell, transfer, exchange or otherwise dispose of any of its assets;

      o claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related issuing entity, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity or its property;

      o     dissolve or liquidate in whole or in part;

      o permit the lien of the related indenture to be subordinated or otherwise impaired;

      o permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under the indenture except as may be expressly permitted thereby;

      o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics' or certain other liens and except as may be created by the terms of the related indenture; or

      o permit the lien of the related indenture not to constitute a valid and perfected first priority security interest in the assets of the issuing entity, other than with respect to any such tax, mechanics' or other lien.

      No issuing entity may engage in any activity other than as described under "The Issuing Entities". No issuing entity will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates, if any, and as a result of any advances made to it by the master servicer or otherwise in accordance with the related sale and servicing agreement or other documents relating to the issuing entity.

List of Noteholders

      Any three or more holders of the notes of any issuing entity may, by written request to the related indenture trustee accompanied by a copy of the communication that the requesting noteholders propose to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the issuing entity.

Annual Compliance Statement

      Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the related indenture.

Indenture Trustee's Annual Report

      If required by the Trust Indenture Act, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

Modification of Indenture

      Except as otherwise provided in the prospectus supplement, any issuing entity, together with the related indenture trustee, may, without the consent of the noteholders of the issuing entity, but with prior written notice to each Rating Agency, execute a supplemental indenture for the purpose of, among other things, adding to the covenants of the issuing entity for the benefit of noteholders, curing any ambiguity, correcting or supplementing any provision of the indenture which may be inconsistent with any other provision of the indenture, any other transaction document or of this prospectus or a prospectus supplement or adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture which will not be inconsistent with other provisions of the indenture; provided, however, that no such supplemental indenture may materially adversely affect the interests of any noteholder.

      The issuing entity and the applicable indenture trustee, may with the consent of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class of notes and with prior written notice to each Rating Agency, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the noteholders; provided, however, that no such supplemental indenture may (i) materially and adversely affect the interests of any noteholders or (ii) without the consent of all noteholders affected by such supplemental indenture:

      o change the final scheduled distribution date or the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect to any note, change the application of collections on or the proceeds of a sale of the property of the issuing entity to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

      o impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payments;

      o reduce the percentage of the aggregate principal amount of the Controlling Class the consent of the holders of notes of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

      o modify or alter the provisions of the indenture regarding the voting of notes held by the issuing entity, any other obligor on the notes, the originator, the depositor, the master servicer or any of their respective affiliates or modify or alter the definition of note balance or the definition of Controlling Class;

      o reduce the percentage of the note balance the consent of the holders of notes of which is required to direct the indenture trustee to sell or liquidate the property of the issuing entity after an Event of Default if the proceeds of the sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

      o reduce the percentage of the aggregate principal amount of the notes of the Controlling Class the consent of the holders of notes of which is required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes of the Controlling Class necessary to amend the indenture or any other documents relating to the issuing entity;

      o affect the calculation of the amount of interest or principal payable on any note on any Distribution Date, including the calculation of any of the individual components of such calculation;

      o affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the indenture; or

      o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

      A supplemental indenture will be deemed not to materially adversely affect the interests of any noteholder if the person requesting the supplemental indenture:

      o has delivered prior written notice of such supplemental indenture to each Rating Agency; and

      o obtains and delivers to the indenture trustee an opinion of counsel to the effect that such supplemental indenture would not materially and adversely affect the interests of any noteholder.

      No supplemental indenture will be permitted unless an opinion of counsel is delivered to the indenture trustee to the effect that the supplemental indenture will not materially adversely affect the taxation of any note or any noteholder, or adversely affect the tax status of the issuing entity.

Resignation of Indenture Trustee Due to Conflict of Interest

      If an issuing entity issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act and may be required to resign as trustee for one or more of classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

Satisfaction and Discharge of Indenture

      The indenture will be discharged with respect to the collateral securing the related notes upon:

      o delivery to the indenture trustee for cancellation of all the notes or, if all notes not delivered to the indenture trustee for cancellation have become due and payable, upon the irrevocable deposit with the indenture trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the notes;

      o payment by the issuing entity of all amounts due under the indenture and the other transaction documents;

      o delivery to the indenture trustee of an officer's certificate and an opinion of counsel, which may be internal counsel to the depositor or the master servicer, stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been satisfied; and

      o delivery to the indenture trustee of an opinion of counsel to the effect that the satisfaction and discharge of the indenture will not cause any noteholder to be treated as having sold or exchanged its notes for purposes of Section 1001 of the Internal Revenue Code.

       Description of the Receivables Transfer and Servicing Agreements

      This summary describes certain material provisions of the documents under which the depositor will purchase the receivables from the originator, an issuing entity will purchase the receivables from the depositor and the master servicer will service the receivables on behalf of the issuing entity. These documents are the receivables purchase agreement and the sale and servicing agreement. See "Principal Documents". This summary also describes certain material provisions of the trust agreement. Forms of these documents have been filed as exhibits to the Registration Statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each issuing entity; the prospectus supplement will give you additional information on the material provisions specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

Sale and Assignment of Receivables

      When the issuing entity issues securities, the originator will transfer and assign, without recourse, to the depositor its entire interest in the related receivables, together with its security interests in the related Financed Vehicles, under a receivables purchase agreement. The depositor will then transfer and assign to the applicable trustee, without recourse, under a sale and servicing agreement its entire interest in those receivables, including its security interests in the related Financed Vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the sale and servicing agreement.

      Sale and Assignment of Subsequent Receivables. The prospectus supplement for the issuing entity will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the originator to the depositor and by the depositor to the applicable issuing entity from time to time during any Pre-Funding Period on each Subsequent Transfer Date.

      Receivables in Electronic Format. Following the construction of an electronic vaulting system (including licensing the use of specific software) designed to meet all UCC Article 9 and American National Standards Institute standards to permit the perfection of a security interest in receivables evidenced by electronic installment sale contracts and installment loans through control and to transfer the security interest in that type of receivable to an issuing entity, certain of the receivables of an issuing entity may be maintained in electronic form. For a discussion of certain risks associated with installment sale contracts and installment loans maintained in electronic format, see "Risk Factors - Interests of other persons in the receivables could reduce the funds available to make payments on your securities" and "Material Legal Issues Relating to the Receivables - General".

      Representations and Warranties. In each receivables purchase agreement, the originator will represent and warrant to the depositor, who will in turn assign its rights under the agreement to the applicable issuing entity under the related sale and servicing agreement, among other things, that at the date of issuance of the related notes and/or certificates, if any, or at the applicable Subsequent Transfer Date:

      o each receivable has been originated for the retail financing of a motor vehicle by an obligor located in one of the states of the United States or the District of Columbia and contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

      o each receivable and the sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state and, to the best of the originator's knowledge, local laws, rulings and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Rees-Levering Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

      o each receivable represents the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

      o immediately prior to the sale and assignment thereof to the issuing entity, each receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the originator as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the originator as secured party, which security interest is assignable and has been so assigned by the originator to the depositor and by the depositor to the issuing entity;

      o as of the Cutoff Date, there are no rights of rescission, setoff, counterclaim or defense, and the originator has not received written notice of the same being asserted or threatened, with respect to any receivable;

      o as of the Cutoff Date, there are no liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

      o except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any receivable exists, no continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists and the originator has not waived any of the foregoing;

      o each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle; and

      o any other representations and warranties that may be set forth in the prospectus supplement.

      Originator Must Repurchase Receivables Relating to a Breach of Representation or Warranty. The originator will agree in the receivables purchase agreement to repurchase from the issuing entity any receivable as to which the originator has breached a representation or warranty (including by means of a subsequently discovered breach of any local law or ruling or regulation thereunder) if that breach materially and adversely affects the interest of the depositor, the issuing entity, any securityholder or any credit enhancer in that receivable and the originator has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which the originator becomes aware of, or receives written notice of, such breach. The originator will repurchase such receivable as of the last day of such Collection Period by depositing an amount equal to the Purchase Amount into the collection account on the related Deposit Date. The depositor will assign to the issuing entity, pursuant to the sale and servicing agreement, all of its rights under each receivables purchase agreement, including its right to cause the originator to repurchase receivables as to which there has been a breach of a representation or warranty. Alternatively, if so specified in the prospectus supplement, the originator will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute receivable to be summarized in the prospectus supplement. The repurchase obligation of the originator under the related receivables purchase agreement, as assigned to the issuing entity under the sale and servicing agreement, or, if applicable, the substitution alternative with respect thereto, constitutes the sole remedy available to the certificateholders, if any, the owner trustee, any noteholders or the indenture trustee for any such uncured breach.

      Servicing of the Receivables. Under each sale and servicing agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, the master servicer will service and administer the receivables held by the issuing entity and, as custodian on behalf of the issuing entity, maintain possession of the installment loan or installment sale contract agreements and any other documents relating to such receivables. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan or installment sale contract agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the master servicer's possession or otherwise stamped or marked to reflect the transfer to the issuing entity. The obligors under the receivables will not be notified of the transfer. However, UCC financing statements reflecting the sale and assignment of the receivables by the depositor to the issuing entity will be filed, and the master servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because the receivables will remain in the master servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the issuing entity if a subsequent purchaser were to obtain physical possession of one or more of the receivables without knowledge of the assignment, the issuing entity's interest in the receivables could be defeated. See "Material Legal Issues Relating to the Receivables--Security Interests in the Financed Vehicles".

Accounts

      The master servicer will establish and maintain for each issuing entity, in the name of the related indenture trustee on behalf of the related noteholders, one or more collection accounts into which all payments made on or with respect to the related receivables will be deposited. The master servicer will establish and maintain with the related indenture trustee a note payment account in the name of such indenture trustee on behalf of the related noteholders, into which amounts released from the collection account and any other accounts of the issuing entity for payment to such noteholders will be deposited and from which all payments to such noteholders will be made. In the case of an issuing entity that issues certificates, the master servicer will establish and maintain with the related indenture trustee a certificate payment account in the name of the related owner trustee on behalf of the related certificateholders, into which amounts released from the collection account and any other accounts of the issuing entity for distribution to such certificateholders will be deposited and from which all distributions to such certificateholders will be made.

      Any other accounts to be established with respect to an issuing entity, including any pre-funding account, yield supplement account, negative carry account or reserve fund, will be described in the prospectus supplement.

      All funds on deposit in the issuing entity accounts will be invested in Eligible Investments as provided in the sale and servicing agreement. Eligible Investments are generally limited to obligations or securities that mature on or before the Business Day preceding the Distribution Date following the Collection Period during which the investment is made (or, in the case of any reserve fund, on or before the Business Day preceding the Distribution Date following the date of such investment). Thus, the amount of cash available in any reserve fund at any time may be less than the balance of the reserve fund. If the amount required to be withdrawn from any reserve fund to cover shortfalls in collections on the related receivables, as provided in the prospectus supplement, exceeds the amount of cash in the reserve fund, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders, if any, could result, which could, in turn, increase the average lives of the notes or the certificates, if any, of the related issuing entity. All net investment earnings on funds on deposit in the issuing entity accounts will be deposited in the related collection account or distributed as provided in the prospectus supplement.

      The issuing entity accounts will be maintained as Eligible Deposit Accounts, which satisfy certain requirements of the Rating Agencies.

Servicing Procedures

      The master servicer, pursuant to the sale and servicing agreement, will service, manage, maintain custody of and collect amounts due under the receivables. The master servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the related issuing entity and will, consistent with the sale and servicing agreement, follow such collection procedures as it follows with respect to motor vehicle retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such receivables. The master servicer may, consistent with its normal procedures, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the master servicer to purchase the receivable while others may result in the master servicer making advances with respect to the receivable. The master servicer may be obligated to purchase or make advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the date set forth in the prospectus supplement, or, if set forth in the prospectus supplement, the master servicer changes the Contract Rate or the total amount or number of scheduled payments of such receivable. If the master servicer determines that eventual payment in full of a receivable is unlikely, the master servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the Financed Vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

Collections

      With respect to each issuing entity, the master servicer will deposit all payments on the related receivables and all proceeds of such receivables collected during each Collection Period into the related collection account within two Business Days after receipt thereof. However, at any time that and for so long as (1) Wachovia Bank, or its successor, is the master servicer,
(2) there exists no Event of Servicing Termination and (3) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the prospectus supplement is satisfied, the master servicer will not be required to deposit such amounts into the collection account until related Deposit Date. Except as otherwise provided in the prospectus supplement, the master servicer will deposit collections received during a Collection Period into the collection account on the related Deposit Date. Pending deposit into the collection account, collections may be invested by the master servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the master servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the prospectus supplement, the master servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the master servicer.

      Collections on a receivable made during a Collection Period which are not late fees, prepayment charges or certain other similar fees or charges shall be applied first to any outstanding advances made by the master servicer with respect to such receivable and then to the scheduled payment.

Advances

      If so provided in the prospectus supplement, on or before the Business Day prior to each Distribution Date, the master servicer shall make an Advance by depositing into the collection account an amount equal to the amount of interest that would have been due on the related receivables at their respective Contract Rates for the related Collection Period, assuming that the receivables are paid on their respective due dates, minus the amount of interest actually received on the receivables during the Collection Period. If the calculation results in a negative number, an amount equal to that amount shall be paid to the master servicer in reimbursement of outstanding Advances. In addition, in the event that a receivable becomes a defaulted receivable, the amount of accrued and unpaid interest owing on that receivable, but not including interest for the Collection Period, shall be withdrawn from the collection account and paid to the master servicer in reimbursement of outstanding Advances. No advances of principal will be made with respect to receivables.

      The master servicer will deposit all Advances into the applicable collection account on the related Deposit Date.

Servicing Compensation and Expenses

      Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a specified percentage per annum of the aggregate principal balance of the related receivables as of the first day of that Collection Period. The servicing fee percentage applicable to each issuing entity will be specified in the prospectus supplement. If so specified in the prospectus supplement, the master servicer also may be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment and other administrative fees and expenses collected during that Collection Period and, if so specified in the prospectus supplement, the net investment earnings on funds deposited in the issuing entity accounts and other accounts with respect to the issuing entity. The master servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the related Distribution Date.

      The servicing fee and the supplemental servicing fee are intended to compensate the master servicer for performing the functions of a third party servicer of the receivables as an agent for the related issuing entity, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and policing the collateral. The fees will also compensate the master servicer for administering the receivables, including making advances, accounting for collections, furnishing monthly and annual statements to the trustees with respect to distributions and generating federal income tax information for the related issuing entity. The fees, if any, also will reimburse the master servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables.

Distributions

      All distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities entitled thereto will be made by the owner trustee or indenture trustee to the related noteholders or certificateholders beginning on the first Distribution Date. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of an issuing entity will be set forth in the prospectus supplement. On or prior to each Deposit Date, the master servicer will determine the amount of available funds for distribution to securityholders on the related Distribution Date and will direct the indenture trustee and/or the owner trustee to make such distributions as described in the prospectus supplement.

Credit and Cash Flow Enhancement

      Any Form of Credit Enhancement May be Limited and May only Apply to Certain Classes of Securities. To the extent provided in the prospectus supplement, credit and cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series. The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of securities of a given series, if any, will be set forth in the prospectus supplement and will be in the form of any one or more of the following:

    Form of Credit and Cash Flow                                          Purpose
             Enhancement
Subordination                           One or more classes of securities of a series may be subordinated to one or more other classes of securities of the same series, by providing that payments will be made on the senior classes of securities prior to payments on the subordinated classes. Subordination enhances the likelihood of timely receipt by the senior securityholders of the full amounts of principal and interest required to be paid to them and affords holders of each senior class of securities limited protection against losses in respect of the receivables and default by the issuer with respect to more senior classes of securities.

Overcollateralization                   Overcollateralization generally represents the difference between the aggregate principal amount of the receivables (plus any pre-funding amounts)
                                        less the aggregate principal balance of the related series of securities. The amount of overcollateralization is generally available to absorb losses on the receivables not otherwise covered by collections, thereby providing additional funds to be available to be paid to securityholders.

                                                         51

Reserve Fund                            A reserve fund will typically be funded by an initial deposit by the depositor on the Closing Date in the amount set forth in the applicable prospectus supplement and, if the related issuing entity has a Pre-Funding
                                        Period, will also be funded on each Subsequent Transfer Date to the extent described in the applicable prospectus supplement. The amount on deposit in a reserve fund may also be increased on each Distribution Date thereafter up to the specified reserve fund balance by the deposit of certain excess interest collections in respect of the receivables collected during the related
                                        Collection Period remaining after securityholders have been paid amounts owed to them and after the master servicer has been reimbursed for any outstanding advances and paid all applicable servicing compensation with respect to that
                                        Collection Period. The master servicer, however, will account to the owner trustee, the indenture trustee, the noteholders and the certificateholders, if any, with respect to the related issuing entity as if all deposits, distributions, and transfers were made individually. The applicable prospectus supplement may also specify (1) a minimum balance to be maintained in the reserve fund and what funds are available for deposit to reinstate that balance and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount. The amounts held in the reserve fund may be applied towards distributions required to be made to securityholders on any Distribution Date, to the extent of a shortfall in collections with respect to the related Collection Period.

Yield Supplement Account                A yield supplement account is typically created with a deposit of cash by the depositor at the time of offering of a series of securities by an issuing entity and intended to supplement the interest collections on receivables with relatively low interest rates. Certain amounts on deposit in the yield supplement account may be drawn on certain Distribution Dates to be applied in accordance with the priority of distributions set forth in the applicable prospectus supplement.

Negative Carry Account                  A negative carry account is typically created with an initial deposit of cash by the depositor at the time of offering of a series of securities by an issuing entity and intended to supplement investment earnings on any amounts deposited in a pre-funding account, to the extent such investment earnings are expected to be less than the sum of the weighed average interest on the related securities. Certain amounts on deposit in the negative carry account may be drawn on certain Distribution Dates to be applied in accordance with the priority of distributions set forth in the applicable prospectus supplement.

Letters of Credit, Credit or            Letters of credit, credit or liquidity facilities may be provided by the
Liquidity Facilities                    sponsor or a third-party and may be drawn upon under specified terms and conditions, in the event that collections and other available funds are insufficient to cover required payments of principal and/or interest on any
                                        Distribution Date, with respect to one or more classes of a series of securities.

Surety Bonds                            The entity issuing the surety bond will agree to pay principal and/or interest generally up to a maximum, to the extent the issuing entity does not have sufficient amounts available from collections and other available funds to make such payments on any Distribution Date.

Insurance Policies                      Pursuant to an insurance policy and subject to the conditions contained therein, the insurance provider will agree to pay principal and/or interest to the holders of a particular class or classes of securities of a series, to the extent that the issuing entity does not have sufficient amounts available from collections and

                                                         52

                                        other available funds to make such payments on any Distribution Date.

Guaranteed Investment Contracts         In connection with a guaranteed investment contract, the issuer of the guaranteed investment contract will receive a deposit in connection with the issuance of the securities of a series and will purchase investments that are held in its general account. The issuer of the guaranteed investment contract is then contractually obligated to repay the principal and/or specified interest to the holders of one or more classes of securities of a series in an amount specified in the guaranteed investment contract.

Interest Rate or Currency Swaps         Swaps are generally used in transactions in which the interest rate on the receivables is different from the interest rate on the securities or the currency in which the receivables are denominated is different from the currency in which the securities are denominated. Pursuant to the swap agreement, the swap counterparty will agree to make specified payments to the indenture trustee for payment to the holders of one or more classes of securities of a series in an amount designed to mitigate the currency or interest rate risk related to that particular series.

Yield Supplement Agreements             A yield supplement agreement is a contractual agreement of a third-party or the sponsor, pursuant to which such person agrees to pay a sum to the indenture trustee sufficient to increase the effective yield on receivables that bear interest at relatively low interest rates as compared to the weighted average interest rate on the securities of a series.

Cash Deposits                           Cash deposits generally are derived from funds loaned from the sponsor or a third-party that are pledged to the indenture trustee secure payments on the securities of a particular series. Cash deposits are typically available to be drawn upon once all other available credit enhancement has been exhausted.

      The credit or cash flow enhancement for the benefit of any class or securities of the issuing entity is intended to enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due on the securities and decrease the likelihood that the securityholders will experience losses. The credit or cash flow enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest due on the securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the prospectus supplement.

      Depositor May Replace Credit or Cash Flow Enhancement with Rating Confirmation. If so provided in the prospectus supplement, the depositor may replace the credit enhancement for any class of securities with another form of credit enhancement described herein without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the qualification, reduction or withdrawal of the rating of any class of securities of the related issuing entity.

Statements to Trustees and Issuing Entities

      Prior to each Distribution Date with respect to securities of each issuing entity, the master servicer will provide to the trustees as of the close of business on the last day of the related Collection Period the report that is required to be provided to securityholders described under "Certain Information Regarding the Securities--Reports to Securityholders".

Evidence as to Compliance

      Each sale and servicing agreement will provide that the master servicer and any subservicer, as applicable, will furnish annually to the depositor and each trustee a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12-month period ended December 31 (or, in the case of the first statement, the period from the applicable Closing Date to December 31), beginning with the first year that is at least four months after the Closing Date. The servicing criteria generally include four categories:

      o     general servicing considerations;

      o     cash collection and administration;

      o     investor remittances and reporting; and

      o     pool asset administration.

The report is required to disclose any material instance of noncompliance with the servicing criteria.

      Each sale and servicing agreement will provide that a firm of independent public accountants will furnish annually to the indenture trustee and owner trustee an attestation as to whether the master servicer's assessment of its compliance with the applicable servicing criteria referred to in the preceding paragraph is fairly stated in all material respects, or a statement that the firm cannot express that view.

      Each sale and servicing agreement will also require the master servicer to deliver annually to the depositor, each trustee and each Rating Agency, substantially simultaneously with the delivery of the accountants' statement referred to above, a certificate signed by an officer of the master servicer stating that the master servicer has fulfilled its obligations under such agreement during the preceding 12-month period ended December 31 (or, in the case of the first certificate, the period from the applicable Closing Date to December 31). If there has been a default in the fulfillment of any such obligation in any material respect, the certificate will describe each such default. The master servicer will be required under each sale and servicing agreement to give each trustee notice of certain Events of Servicing Termination.

      Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Master Servicer

      Each sale and servicing agreement will provide that the master servicer may not resign from its obligations and duties as master servicer thereunder, except upon a determination that the master servicer's performance of its duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or owner trustee, as applicable, or a successor master servicer has assumed the servicing obligations and duties under the sale and servicing agreement. The master servicer will also have the right to delegate any of its duties under those agreements to Wachovia Dealer Services or a third party without the consent of any securityholder or the confirmation of any rating. The master servicer, however, will remain responsible and liable for its duties under those agreements as if it had made no delegations.

      Each sale and servicing agreement will further provide that neither the master servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuing entity or the related noteholders or certificateholders, if any, for taking any action or for refraining from taking any action under the sale and servicing agreement or for errors in judgment; except that neither the master servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each sale and servicing agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the master servicer's servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The master servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement, the rights and duties of the parties thereto and the interests of the related securityholders thereunder. In that event, the master servicer's legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the issuing entity, and the master servicer will be entitled to be reimbursed therefor.

      Under the circumstances specified in each sale and servicing agreement, any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the master servicer, will be the successor of the master servicer under the sale and servicing agreement.

Events of Servicing Termination

      Events of Servicing Termination under each sale and servicing agreement will consist of:

      o the failure of the master servicer to make any required payment or deposit under the sale and servicing agreement and the continuance of such failure unremedied beyond the earlier of five Business Days following the date that payment or deposit was due or, in the case of a payment or deposit to be made no later than a Distribution Date or the related Deposit Date, such Distribution Date or Deposit Date, as applicable;

      o the failure of the master servicer to deliver to the owner trustee or the indenture trustee the monthly report relating to the payment of amounts due to noteholders or, in the event that certificates are publicly offered, certificateholders, and the continuance of such failure unremedied beyond the earlier of three Business Days following the date that report was due and the related Deposit Date;

      o the failure of the master servicer to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement that materially and adversely affects the rights of the depositor, the noteholders or, in the event that certificates are sold to unaffiliated third parties, certificateholders, and the continuance of such failure unremedied for 60 days after written notice of that failure shall have been given to the master servicer by the depositor, the owner trustee or the indenture trustee or to the master servicer by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class or, after the notes have been paid in full, the holders of certificates evidencing not less than 25% of the Certificate Balance;

      o any representation or warranty of the master servicer made in the sale and servicing agreement or in any certificate delivered pursuant thereto or in connection therewith, other than any representation or warranty relating to a receivable that has been purchased by the master servicer, shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the master servicer by the depositor, the owner trustee or the indenture trustee or to the master servicer by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

      o the occurrence of certain Insolvency Events with respect to the master servicer; and

      o     any other events set forth in the prospectus supplement.

Rights Upon Event of Servicing Termination

      As long as an Event of Servicing Termination under a sale and servicing agreement shall have occurred and be continuing, the related indenture trustee or holders of not less than 51% (or such larger amount as may be specified in the prospectus supplement) of the aggregate principal account of the Controlling Class of notes and, after the notes have been paid in full, the owner trustee or the holders of certificates evidencing not less than 51% (or such larger amount as may be specified in the prospectus supplement) of the Certificate Balance, if any, may terminate all the rights and obligations of the master servicer under the sale and servicing agreement, whereupon the indenture trustee, owner trustee or a successor master servicer appointed by the indenture trustee or owner trustee

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

will succeed to all the responsibilities, duties and liabilities of the master servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements.

      If, however, Wachovia Bank is the master servicer, a conservator or receiver has been appointed for the master servicer, and no Event of Servicing Termination other than this appointment has occurred and is continuing, the FDIC, as conservator or receiver for the master servicer, may have the power to prevent the indenture trustee, the noteholders, the owner trustee or the certificateholders, if any, from effecting a transfer of servicing. If the indenture trustee or, after the notes have been paid in full, the owner trustee, is unwilling or unable to act as successor master servicer, it may appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer with a net worth of not less than $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts and installment loans. The indenture trustee or, after the notes have been paid in full, the owner trustee, may arrange for compensation to be paid to the successor master servicer; provided, however, that the servicing compensation paid to the successor master servicer may not be greater than the servicing compensation paid to the master servicer under the sale and servicing agreement without the prior written consent of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class of notes or, after the notes have been paid in full, the holders of certificates evidencing not less than 51% of the Certificate Balance. The predecessor master servicer will be obligated to pay the costs and expenses associated with the transfer of servicing to the successor master servicer. Such amounts, if not paid by the predecessor master servicer, will be paid out of collections on the receivables. In the event that the indenture trustee or owner trustee is legally unable to act as master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. The indenture trustee or owner trustee may make such arrangements for compensation to be paid to the successor master servicer.

Waiver of Past Events of Servicing Termination

      The holders of not less than 51% of the Controlling Class of notes and, after the notes have been paid in full, the owner trustee or the holders of certificates evidencing not less than 51% of the Certificate Balance, may, on behalf of all the noteholders and certificateholders, if any, waive any Event of Servicing Termination under the sale and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the issuing entity accounts or to the certificate payment account, if any, in accordance with the sale and servicing agreement. No waiver of a default by the master servicer in the performance of its obligations under the sale and servicing agreement will impair the rights of securityholders with respect to any subsequent or other Event of Servicing Termination.

Amendment

      The parties to each of the Receivables Transfer and Servicing Agreements may amend any of the agreements, with the consent of the indenture trustee but without the consent of the related securityholders, to cure any ambiguity, to correct or supplement any provision in any Receivables Transfer and Servicing Agreement that may be inconsistent with any other provision in such Receivables Transfer and Servicing Agreement or the prospectus supplement or to add, change or eliminate any other provisions with respect to matters or questions arising under such Receivables Transfer and Servicing Agreement that are not inconsistent with the provisions of such Receivables Transfer and Servicing Agreement; provided, however, that no such amendment may materially adversely affect the interests of any noteholder or, after the notes have been paid in full, any certificateholder. An amendment will be deemed not to materially adversely affect the interests of any noteholder or certificateholder if the person requesting the amendment obtains and delivers to the indenture trustee or, in the case of certificateholders, the owner trustee:

      o     an opinion of counsel to that effect; or

      o a letter from each Rating Agency to the effect that the amendment would not result in a qualification, downgrading or withdrawal of its then-current rating of any class of securities.

      Each Receivables Transfer and Servicing Agreement may also be amended from time to time by the parties thereto, with the consent of the indenture trustee and the consent of the holders of notes evidencing at least 66 2/3%

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

of the aggregate principal amount of the Controlling Class or, after the notes have been paid in full, the holders of certificates evidencing at least 66 2/3% of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Receivables Transfer and Servicing Agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may:

      o increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the receivables or distributions that are required to be made for the benefit of the securityholders, change the interest rate applicable to any class of notes or the required reserve fund amount for any reserve fund, without the consent of all holders of notes then outstanding or change the certificate rate applicable to any class of certificates or, after the notes have been paid in full, the required reserve fund amount for any reserve fund, without the consent of all holders of certificates then outstanding; or

      o reduce the percentage of the aggregate principal amount of the notes of the Controlling Class the consent of the holders of which is required for any amendment to such Receivables Transfer and Servicing Agreement without the consent of all holders of notes then outstanding.

      No amendment to any Receivables Transfer and Servicing Agreement will be permitted unless an opinion of counsel is delivered to the indenture trustee to the effect that the amendment will not adversely affect the tax status of the issuing entity, the notes or any noteholder or, after the notes have been paid in full, any certificateholder.

Payment of Notes

      The indenture trustee will agree in the related indenture upon the payment in full of all outstanding notes of a given issuing entity and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement.

Termination

      With respect to each issuing entity, the obligations of the master servicer, the originator, the depositor and the trustees under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables, (2) the payment to noteholders and certificateholders, if any, of the related issuing entity of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the exercise by the master servicer or the originator of its optional right to purchase the receivables described under "Certain Information Regarding the Securities--Optional Redemption" or the occurrence of the event described below.

      As more fully described in the prospectus supplement, any outstanding notes of the related issuing entity will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them under the related trust agreement will effect early retirement of the certificates of such issuing entity.

List of Certificateholders

      Any three or more holders of the certificates of any issuing entity or one or more holders of the certificates of any issuing entity evidencing not less than 25% of the Certificate Balance may, by written request to the related certificate registrar accompanied by a copy of the communication that the requesting certificateholders propose to send, obtain access to the list of all certificateholders maintained by the owner trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under such certificates.

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

                   Description of the Administration Agreement

      We summarize below some of the important terms of the administration agreement. We will file a copy of the administration agreement with the SEC after the issuing entity issues the notes. This summary is not a complete description of all of the provisions of the administration agreement. We refer you to that document.

      Wachovia Bank will be the administrator of the issuing entity under an administration agreement. The administrator will provide notices on behalf of the issuing entity and perform all administrative obligations of the issuing entity under the transaction documents. These obligations include obtaining and preserving the issuing entity's qualification to do business where necessary, notifying the Rating Agencies and the indenture trustee of events of default, inspecting the indenture trustee's books and records, monitoring the issuing entity's obligations for the satisfaction and discharge of the indenture, causing the master servicer to comply with its duties and obligations under the sale and servicing agreement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture. The administrator will be entitled to receive a monthly administration fee as compensation for the performance of its obligations under the administration agreement, which fee will be paid by the master servicer.

                Material Legal Issues Relating to the Receivables

General

      The receivables are "tangible chattel paper" or, in the case of certain of the receivables if so specified in the prospectus supplement, are "electronic chattel paper", in each case as defined in the UCC. Under the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The originator and the depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the depositor and the issuing entity in the related receivables. The master servicer will hold the receivables transferred to each issuing entity, either directly or through subservicers, as custodian for the related indenture trustee or owner trustee, as applicable, and the issuing entity. The depositor will take all action that is required to perfect the rights of the indenture trustee or the owner trustee, as applicable, and the issuing entity in the receivables. However, the receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the issuing entity. If, through inadvertence or otherwise, another party purchases or takes a security interest in the receivables for new value in the ordinary course of business and takes possession of the receivables without actual knowledge of the issuing entity's interest, the purchaser or secured party will acquire an interest in the receivables superior to the interest of the issuing entity. The depositor and the master servicer will be obligated to take those actions which are necessary to protect and perfect the issuing entity's interest in the receivables and their proceeds.

      Some of the receivables may be evidenced by electronic installment sales contracts and installment loans, which are classified as "electronic chattel paper" under the UCC. A security interest in electronic chattel paper is perfected through the secured party maintaining control of the electronic chattel paper. Each sale and servicing agreement relating to an issuing entity that owns installment sale contracts or installment loans maintained in electronic format will obligate the master servicer to maintain control of any electronic chattel paper evidencing the issuing entity's receivables. The receivables of an issuing entity may not include electronic installment sale contracts or installment loans unless the master servicer has licensed the use of a specific software suite and constructed an electronic vaulting system to maintain such contracts and loans in electronic form that is designed to meet all UCC Article 9 and American National Standards Institute standards to permit the perfection of a security interest in receivables evidenced by electronic installment sale contracts and installment loans and to transfer the security interest in such receivables to the applicable issuing entity. In the event that an issuing entity owns electronic contracts or loans, another person could acquire an interest in that type of receivable that is superior to an issuing entity's interest in such a receivable if the issuing entity loses control over the authoritative copy of the related electronic installment sale contract or installment loan and another party purchases that receivable without knowledge of the issuing entity's security interest. The issuing entity could lose control over an electronic installment sale contract or installment loan if, through fraud, negligence, other misconduct or error, or as a result of a computer virus or a hacker's actions, a person other than the issuing entity were able to modify or duplicate the authoritative copy of that contract or loan. We cannot assure you that the system will maintain control over an issuing entity's electronic installment sale contracts or installment loans.

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

      The law governing the perfection of a security interest in electronic installment sale contracts by control was relatively recently enacted. As a result, there is a risk that the systems employed by the master servicer to maintain control of the electronic installment sale contracts and installment loans may not be sufficient as a matter of law to create in favor of an issuing entity a perfected security interest in the receivables evidenced by such contracts and loans.

Security Interests in the Financed Vehicles

      Retail installment sale contracts and installment loans such as the receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts and loans also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

      Unless otherwise specified in the prospectus supplement, the originator will be obligated to have taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on the vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related Financed Vehicles under the UCC. Because the master servicer will continue to service the receivables, the obligors on the receivables will not be notified of the sales from the originator to the depositor or from the depositor to the issuing entity, and no action will be taken to record the transfer of the security interest from the originator to the depositor or from the depositor to the issuing entity by amendment of the certificates of title for the Financed Vehicles or otherwise.

      Each receivables purchase agreement will provide that the originator will assign to the depositor its interests in the Financed Vehicles securing the receivables assigned by the originator to the depositor. With respect to each issuing entity, the sale and servicing agreement will provide that the depositor will assign its interests in the Financed Vehicles securing the related receivables to the issuing entity. However, because of the administrative burden and expense, none of the originator, the depositor, the master servicer or either trustee will amend any certificate of title to identify either the depositor or the issuing entity as the new secured party on the certificate of title relating to a Financed Vehicle nor will any entity execute and file any transfer instrument. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the originator's rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee nor the owner trustee may have a perfected security interest in the Financed Vehicle. However, UCC financing statements with respect to the transfer to the depositor of the originator's security interest in the Financed Vehicles and the transfer to the issuing entity of the depositor's security interest in the Financed Vehicles will be filed. In addition, the master servicer or the custodian will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the indenture trustee in accordance with the sale and servicing agreement.

      In most states, the assignments under the receivables purchase agreement and the sale and servicing agreement will be effective to convey the security interest of the originator in a Financed Vehicle without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, in those states in which re-registration of a Financed Vehicle is not necessary to convey a perfected security interest in the Financed Vehicle to the issuing entity, the issuing entity's security interest could be defeated through fraud or negligence because the issuing entity will not be listed as legal owner on the related certificate of title. Moreover, in other states, in the absence of an amendment and re-registration, a perfected security interest in the Financed Vehicles may not have been effectively conveyed to the issuing entity. In those other states, however, in the absence of fraud, forgery or administrative error by state recording officials, the notation of the originator's lien on the certificate of title will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. UCC financing statements with respect to the transfer of the originator's security interest in the Financed Vehicles to the depositor and with respect to the transfer of the originator's security interest in the Financed Vehicles to the issuing entity will be filed. In the receivables purchase agreement, the originator will

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

represent and warrant to the depositor, who will in turn assign its rights under that agreement to the issuing entity under the related sale and servicing agreement, that the originator obtained a perfected first-priority security interest in each Financed Vehicle prior to its sale and assignment of the related receivable. If there are any Financed Vehicles as to which the originator failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of that Financed Vehicle or subsequent creditors who take a perfected security interest in that Financed Vehicle. The failure, however, would constitute a breach of the originator's representations and warranties under the receivables purchase agreement. Accordingly, unless the breach was cured, the originator would be required to repurchase the related receivable from the issuing entity.

      In most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract or installment loan to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the obligor procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the master servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle, the master servicer must surrender possession of the certificate of title or will receive notice as a result of its lien and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the master servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of the security interests in the Financed Vehicles.

      In most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a perfected security interest, even a first priority perfected security interest, in the vehicle. The Internal Revenue Code also grants priority to certain federal tax liens over a perfected security interest in a motor vehicle. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The originator will represent and warrant to the depositor in the related receivables purchase agreement, and the depositor will in turn assign its rights under the receivables purchase agreement to the related issuing entity in each sale and servicing agreement that, as of the related Closing Date, it has no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes, relating to a Financed Vehicle that are prior to, or equal or coordinate with, the originator's security interest in such Financed Vehicle created by the related receivable. If this representation and warranty is breached and not cured with respect to a Financed Vehicle, the originator will be required to repurchase the related receivable from the issuing entity. However, a prior or equal lien for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or the securityholders in the event such a lien or confiscation arises, and any prior or equal lien arising after the Closing Date for an issuing entity would not give rise to a repurchase obligation.

Enforcement of Security Interests in Financed Vehicles

      The master servicer on behalf of each issuing entity may take action to enforce its security interest by repossession and resale of the Financed Vehicles securing the issuing entity's receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan or contract by voluntary surrender, "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. Following a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract or loan. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the

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

date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid balance.

      The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

      Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations and Matters Relating to Bankruptcy

      Wachovia Dealer Services and the depositor each intend, and Wachovia Dealer Services will represent and warrant to the depositor in each receivables purchase agreement, that each transfer of receivables from Wachovia Dealer Services to the depositor constitutes a sale of the receivables rather than a pledge of the receivables to secure indebtedness of the depositor. Wachovia Dealer Services and the depositor will take steps in structuring the transactions contemplated hereby (i) so that the transfer of the receivables from Wachovia Dealer Services to the depositor and from the depositor to the issuing entity constitutes a sale, rather than a pledge of the receivables to secure indebtedness of Wachovia Dealer Services or the depositor, as the case may be, and (ii) to reduce the risk that a bankruptcy filing with respect to Wachovia Dealer Services would adversely affect the securities or that the depositor would become a debtor in a voluntary or involuntary bankruptcy case, although there can be no assurance that payments on the securities will not be delayed or reduced as a result of a bankruptcy proceeding. These steps include:

      o a reasoned opinion of counsel on each Closing Date delivered to the depositor, stating that, subject to various assumptions and qualification, in the event of a bankruptcy filing with respect to Wachovia Dealer Services, the assets and liabilities of the depositor should not properly be substantively consolidated with the assets and liabilities of Wachovia Dealer Services; and

      o specific provisions on the limited liability company agreement of the depositor restricting the activities of the depositor and requiring the depositor to follow specific operating procedures designed to support its treatment as an entity separate from Wachovia Dealer Services.

      However, if Wachovia Dealer Services or the depositor were to become a debtor under the Bankruptcy Code or similar insolvency laws, it is possible that a creditor or trustee in bankruptcy of Wachovia Dealer Services or the depositor, as the case may be, as debtor-in-possession, may argue that the sale of the receivables by Wachovia Dealer Services or the depositor, as the case may be, was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the noteholders or certificateholders, if any. In addition, if a transfer of receivables from Wachovia Dealer Services to the depositor is treated as a pledge rather than a sale, a tax or government lien on the property of Wachovia Dealer


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


Services arising before the transfer of a receivable to the depositor may have priority over the depositor's interest in that receivable.

Certain Regulatory Matters

      If the bank regulatory authorities supervising Wachovia Bank were to find that any obligation of Wachovia Bank or any of its affiliates (including Wachovia Dealer Services) under any securitization or other agreement, or any activity of Wachovia Bank or any of its affiliates, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to Wachovia Bank or any of its affiliates, such regulatory authorities may have the power under applicable laws to order Wachovia Bank or any such affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, Wachovia Bank and such affiliates may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the applicable regulatory authority.

      The OCC previously found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements. That bank then agreed to a consent order with the OCC, which required that bank, among other things, to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant issuing entity in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

      While Wachovia Bank has no reason to believe that any applicable regulatory authority would consider provisions relating to Wachovia Bank or any of its affiliates or the payment or amount of a servicing fee to Wachovia Bank or any of its affiliate, or any other obligation of Wachovia Bank or any of its affiliates under any Receivables Transfer and Servicing Agreement or any indenture, to be unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered Wachovia Bank or any of its affiliates (including for this purpose, Wachovia Dealer Services) to rescind or amend these agreements, payments to you could be delayed or reduced.

Consumer Protection Laws

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Rees-Levering Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Servicemembers Civil Relief Act, the Military Families Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

      The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract or loan, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

      Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the issuing entity, as holder of the receivables, will be subject to any claims or defenses that the

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purchaser of a Financed Vehicle may assert against the seller of the Financed
Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

      If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement, and would create an obligation of the originator to repurchase the receivable unless the breach were cured.

      Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

      Under each receivables purchase agreement, the originator will warrant to the depositor, who will in turn assign its rights under the receivables purchase agreement to the applicable issuing entity under the related sale and servicing agreement, that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the issuing entity for violation of any law and that claim materially and adversely affects the issuing entity's interest in a receivable, the violation would constitute a breach of the warranties of the originator under the receivables purchase agreement and would create an obligation of the originator to repurchase the receivable unless the breach is cured.

Other Matters

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or loan or change the rate of interest and time of repayment of the indebtedness.

      Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor's receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's receivable and is later called to active duty) (i) is entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service, (ii) may be entitled to a stay of proceedings on foreclosures and similar actions and
(iii) may have the maturity of the receivable extended, or the payments lowered and the payment schedule adjusted. In addition, pursuant to California law, under certain circumstances California residents called into active duty with the National Guard or the reserves can defer payments on retail installment sale contracts and installment loans, including the receivables. Application of either of the two foregoing acts or similar acts under state law would adversely affect, for an indeterminate period of time, the ability of the master servicer to foreclose on an affected receivable during the obligor's period of active duty status. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the related issuing entity's rights with respect to the receivable and the related Financed Vehicle in a timely fashion.

      Furthermore, Subtitle F of Section 670 of the recently enacted John Warner National Defense Authorization Act for Fiscal 2007 (codified at 10 U.S.C. ss. 49), subject to certain exemptions for the financing of the purchase of vehicles, (i) places a cap on annual interest rates of 36% on loans made to U.S. military personnel, (ii) creates restrictive conditions under which a member of the U.S. military or such person's dependents may be extended credit and (iii) prohibits restrictions on prepaying loans made to members of the U.S. military.

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                    Material Federal Income Tax Consequences

      The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of securities to investors who purchase the securities in the initial distribution and who hold the securities as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. The summary does not purport to deal with all federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies, dealers in securities, holders that hold the notes or certificates, if any, as part of a hedge, straddle, "synthetic security" or other integrated transaction for United States federal income tax purposes and holders whose functional currency is not the United States dollar.

      The following summary is based upon current provisions of the Internal Revenue Code, Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each issuing entity will be provided with an opinion of Sidley Austin LLP, as federal tax counsel to each issuing entity, regarding certain federal income tax matters discussed below. A legal opinion, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each issuing entity and the notes, certificates, if any, and related terms, parties and documents applicable to the issuing entity. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates, if any. As a result, the IRS may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates, if any.

      Unless otherwise specified, the following summary relates only to holders of the notes or certificates that are United States Persons. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes or certificates, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of notes or certificates that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of notes or certificates, as the case may be.

      Sidley Austin LLP, as federal tax counsel to each issuing entity, is of the opinion that:

      o Unless otherwise specified in the prospectus supplement, assuming compliance with all of the provisions of the applicable agreement, for federal income tax purposes:

            (1)   the notes will be characterized as debt; and

            (2) the issuing entity will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

      o Therefore the issuing entity will not be subject to an entity level tax for federal income tax purposes.

      Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Trusts Treated as Partnerships

Tax Characterization of the Issuing Entity as a Partnership

      In the opinion of Sidley Austin LLP, federal tax counsel to each issuing entity, an issuing entity that is treated as a partnership for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the issuing entity itself will not be subject to

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tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      If an issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity's taxable income would include all its income on the receivables and may possibly be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, if any, and the related certificateholders could be liable for any tax that is unpaid by the issuing entity.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders and beneficial owners of notes will agree by their purchase of notes or beneficial interests therein, as the case may be, to treat the notes as debt for federal income tax purposes. In the opinion of Sidley Austin LLP, except as otherwise provided in the prospectus supplement, the notes will be classified as debt for federal income tax purposes. The discussion below assumes that this characterization is correct.

      Original Issue Discount, etc. The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the Treasury regulations relating to original issue discount (or, the original issue discount regulations), that any original issue discount on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by their weighted average maturities included in their term) and that the noteholder does not make an election to accrue all income from the notes, all within the meaning of the original issue discount regulations. The determination of full years to maturity and the accrual of original issue discount, if any, should be made using a reasonable prepayment assumption pursuant to Section 1272(a)(6) of the Internal Revenue Code. To date, the IRS has not issued any guidance under Section 1272(a)(6) of the Internal Revenue Code. We suggest that you consult your tax advisor as to the operation of these rules. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to the notes will be provided in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered to have been issued with original issue discount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the original issue discount regulations, a holder of a note issued with a de minimis amount of original issue discount must include any original issue discount in income, on a pro rata basis, as principal payments are made on the note. A subsequent purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

      A holder of a note having a fixed maturity of one year or less, known as a "Short-Term Note", may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under
Section 1281 of the Internal Revenue Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

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      Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount and original issue discount previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

      Foreign Holders. Interest payments made, or accrued, to a noteholder who is a Foreign Person that is an individual or corporation for federal income tax purposes generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the issuing entity or the depositor (including a holder of 10% of the outstanding certificates, if any), a "controlled foreign corporation" with respect to which the issuing entity or the depositor is a "related person" within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (ii) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person's name and address. In the case of a Foreign Person that is an individual or a corporation (or an entity treated as such for federal income tax purposes), if a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or substitute form provided by the Foreign Person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax unless the Foreign Person provides a properly executed (i) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (ii) IRS Form W-8ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person's conduct of a trade or business in the United States. In addition, if the Foreign Person is a foreign corporation, it is subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable tax treaty. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates. A Foreign Person other than an individual or corporation (or an entity treated as such for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in case of notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

      Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

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      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Sidley Austin LLP, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of Sidley Austin LLP, the issuing entity would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Payments on the notes treated as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of issuing entity expenses. For a discussion of the tax treatment of an equity interest in the issuing entity, see "Tax Consequences to Holders of the Certificates".

Tax Consequences to Holders of the Certificates

      Treatment of the Issuing Entity as a Partnership. Unless otherwise provided in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders, including the depositor in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes, the depositor and the originator is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A Variety of Alternative Characterizations are Possible. Because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the issuing entity. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. See "--Tax Consequences to Holders of the Notes". The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in United States dollars, principal and interest are distributed on the certificates, a series of securities includes a single class of certificates and that the certificates are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. As a partnership, the issuing entity will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the issuing entity. The issuing entity's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of receivables. The issuing entity's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees and losses or deductions upon collection or disposition of receivables.

      Guaranteed Payments. Under the trust agreement, payments on certificates at a pass-through certificate rate (including accruals on amounts previously due on the certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Internal Revenue Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the issuing entity and ordinary income to the certificateholders. The issuing entity will have a taxable year based on the taxable year of the owners of its equity and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders are required to include the payments in income in their taxable year that ends with or includes the last day of the issuing entity's taxable year in which the issuing entity deducts the payments.

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      Allocation of Tax Items. The rules applicable to debt instruments related to original issue discount, market discount and bond premium do not apply to partnership interests. The treatment of premium or discount at original purchase is unclear. If the certificateholder is considered to receive the certificate in exchange for a contribution to the issuing entity, a discount could result in immediate income (as a capital shift in favor of the certificateholder treated as a guaranteed payment) and a premium could result in an amortizable deduction (as a capital shift treated as a guaranteed payment that is only deductible over time). If the certificateholder is considered to purchase an outstanding interest, then any discount generally would result in gain only once the certificateholder received distributions in excess of such certificateholder's tax basis (or upon sale) and any discount would result in a loss upon the liquidation of the issuing entity (or upon sale). The character of the loss generally would be capital upon sale, but could be ordinary at liquidation if all notes had been retired (which generally would be a miscellaneous itemized deduction for individuals subject to limitations on deduction for regular tax purposes and non-deductible for alternative minimum tax purposes). Losses and deductions generally will be allocated to the certificateholders only to the extent the certificateholders are reasonably expected to bear the economic burden of those losses or deductions. Any losses allocated to certificateholders could be characterized as capital losses, and the certificateholders generally would only be able to deduct those losses against capital gain income, and the deductions would only be able to be characterized as capital losses, and the certificateholders generally would only be able to deduct those losses against capital gain income, and the deductions would be subject to the limitations set forth below. Accordingly, a certificateholder's taxable income from the issuing entity could exceed the cash it is entitled to receive from the issuing entity.

      That allocation will be reduced by any amortization by the issuing entity of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the issuing entity will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating issuing entity income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through or certificate rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on issuing entity income even if they have not received cash from the issuing entity to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing plan, Plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the holder under the Internal Revenue Code.

      An individual taxpayer's share of expenses of the issuing entity (including fees to the master servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the issuing entity.

      The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. Unless otherwise indicated in the prospectus supplement, the depositor will represent that the receivables were not issued with original issue discount, and, therefore, the issuing entity should not have original issue discount income. However, the purchase price paid by the issuing entity for the receivables may be greater or less than the aggregate principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

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      If the issuing entity acquires the receivables at a market discount or premium, the issuing entity will elect to include that discount in income currently as it accrues over the life of the receivables or to offset that premium against interest income on the receivables. As indicated above, a portion of that market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. Under Section 708 of the Internal Revenue Code, the issuing entity will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the issuing entity will be considered to have contributed the assets consisting of the old partnership to a new partnership in exchange for interests in the partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a taxable sale or exchange.

      The issuing entity may not comply with certain technical requirements that apply if a constructive termination were to occur. Furthermore, the issuing entity might not be able to comply due to a lack of data. As a result, the issuing entity may be subject to certain tax penalties and may incur additional expenses if a constructive termination occurs and it fails to comply with the necessary requirements.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of issuing entity income (includable in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the principal amount of the notes and other liabilities of the issuing entity. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Between Transferors and Transferees. In general, the issuing entity's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the issuing entity might be reallocated among the certificateholders. The depositor is authorized to revise the issuing entity's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The adjusted tax basis of the issuing entity's assets will not be adjusted to reflect that higher (or lower) basis unless (i) there is a "substantial basis reduction" within the meaning of the Internal Revenue Code and the issuing entity

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

does not qualify as a "securitization partnership" for this purpose or (ii) the issuing entity were to file an election under Section 754 of the Internal Revenue Code. Absent guidance to the contrary, the issuing entity intends to take the position that it will qualify as a securitization partnership for this purpose. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for the certificates.

      Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the issuing entity. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The owner trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the issuing entity and will report each certificateholder's allocable share of items of issuing entity income and expense to holders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of the person, (b) whether the person is a United States Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing and (c) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act, is not required to furnish this information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related trust agreement or sale and servicing agreement and, therefore, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the issuing entity.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for these purposes, the issuing entity may withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Internal Revenue Code, as if the income were effectively connected to a United States trade or business, at the highest rate of tax applicable to their United States domestic counterparts in the case of foreign corporations, partnerships, trusts and estates and individual nonresident aliens, respectively. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a holder's withholding status, the issuing entity may

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

rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalty of perjury.

      Each foreign holder might be required to file a United States individual or corporate income tax return on its share of the issuing entity's income, and in the case of a corporation, may be subject to the branch profits tax. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the issuing entity on IRS Form W-8BEN, or substantially identical form, in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity, taking the position that no taxes were due because the issuing entity was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a Foreign Person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the issuing entity. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, certificateholders will be subject to United States federal income tax and withholding tax unless eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      A Foreign Person that is not an individual or corporation (or an entity treated as such for federal income tax purposes) may be subject to more complex rules. In particular, in the case of certificates held by a foreign partnership or foreign issuing entity, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Trusts in Which all Certificates are Retained by the Depositor or an Affiliate of the Depositor

Tax Characterization of the Issuing Entity

      In the opinion of Sidley Austin LLP, federal tax counsel to each issuing entity, an issuing entity which issues one or more classes of notes to investors and all the certificates of which are retained by the depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the issuing entity itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the issuing entity will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

      Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In the opinion of Sidley Austin LLP, except as otherwise provided in the prospectus supplement, the notes will be classified as debt for federal income tax purposes. Assuming this characterization of the notes is correct, the federal income tax consequences to noteholders described under "--Trusts Treated as Partnerships--Tax Consequences to Holders of the Notes" would apply to the noteholders.

      If, contrary to the opinion of Sidley Austin LLP, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, this class or classes of notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and more likely in the view of Sidley Austin LLP, the issuing entity would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in a partnership could have adverse tax consequences to certain holders of the notes. For example, income to certain tax-exempt entities, including pension funds, might be treated as "unrelated business taxable income", income to foreign holders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of issuing entity expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described under "--Trusts Treated as Partnerships--Tax Consequences to Holders of the Certificates" would apply to the holders of the notes.

                         Certain State Tax Consequences

      The activities of servicing and collecting the receivables will be undertaken by the master servicer. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of securities in all of the state taxing jurisdictions in which they are already subject to tax. We suggest that securityholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates, if any.

      The federal and state tax discussions set forth above are included for information only and may not be applicable depending upon a securityholder's particular tax situation. We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA Considerations

      Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the Internal Revenue Code from engaging in certain transactions involving plan assets with persons that are "parties in interest" under ERISA or "a disqualified person" under the Internal Revenue Code with respect to the Plan. Certain governmental plans, although not subject to ERISA or the Internal Revenue Code, are subject to a Similar Law that imposes similar requirements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code or under Similar Law for these persons.

      Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase and holding of the securities--for example:

      o PTCE 96-23, which exempts certain transactions effected by an "in-house asset manager";

      o PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

      o PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

      o PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; and

      o PTCE 84-14, which exempts certain transactions effected by a "qualified professional asset manager".

      In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code may apply to the purchase and holding of the securities.

      There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions may not apply to transactions involved in the operation of an issuing entity if, as described below, the assets of the issuing entity are considered to include plan assets.

      ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the issuing entity would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the issuing entity under the rules discussed below. There may also be an improper delegation of the responsibility to manage plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the issuing entity.

      Pursuant to the Plan Assets Regulation, in general when a Plan acquires an equity interest in an entity such as the issuing entity and the interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by Benefit Plan Investors is not "significant". In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A "publicly-offered security" is a security that is (1) freely transferable, (2) part of a class of securities that is owned at the close of the initial offering by 100 or more investors independent of the issuer and of each other, and (3) either (a) part of a class of securities registered under
Section 12(b) or 12(g) of the Exchange Act or (b) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year in which the offering occurred. Equity participation by Benefit Plan Investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors. In calculating this percentage, the value of any equity interest held by a person, other than a Benefit Plan Investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded. The likely treatment in this context of notes and certificates of an issuing entity will be discussed in the prospectus supplement. However, it is anticipated that any certificates will be considered equity interests in the issuing entity for purposes of the Plan Assets Regulation, and that the assets of the issuing entity may therefore constitute plan assets if such certificates are acquired by Plans. In that event, the fiduciary and prohibited transaction restrictions of ERISA and
Section 4975 of the Internal Revenue Code would apply to transactions involving the assets of the issuing entity.

      As a result, except in the case of certificates, if any, with respect to which the Exemption is available (as described below), which are "publicly-offered securities" or in which there will be no significant investment by Benefit Plan Investors, any certificates generally shall not be transferred and the owner trustee shall not register any proposed transfer of certificates unless it receives:

      o a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan, including assets that may be held in an insurance company's separate or general accounts where assets in the accounts may be deemed "plan assets" for purposes of ERISA; or

      o an opinion of counsel in form and substance satisfactory to the owner trustee and the depositor that the purchase and holding of the certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction under ERISA or
            Section 4975 of the Internal Revenue Code or a violation of any Similar Law and will not subject either trustee or the depositor to any obligation in addition to those undertaken in the trust agreement or the sale and servicing agreement, as applicable.

      Transfers of certificates that would be eligible for coverage under the Exemption if they met the rating requirements of the Exemption may also be registered if the transferee is an "insurance company general account" that is investing assets of a Plan and that represents that its acquisition and holding of the certificates satisfy the requirements for exemptive relief under Parts I and III of PTCE 95-60.

      Unless otherwise specified in the prospectus supplement, the notes may be purchased by or with assets of a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Moreover, any person considering an investment in the notes on behalf of or with assets of a Plan should consult with counsel if the depositor, the originator, the master servicer, an underwriter, the indenture trustee, the owner trustee, a provider of credit support or any of their respective affiliates:

      o has investment or administrative discretion with respect to the Plan's assets;

      o has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan's assets for a fee and pursuant to an agreement or understanding that the advice:

      o will serve as a primary basis for investment decisions with respect to the Plan's assets; and

      o     will be based on the particular investment needs for the Plan; or

      o     is an employer maintaining or contributing to the Plan.

      Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements but may be subject to a Similar Law. A governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code. A fiduciary of a governmental or church plan considering a purchase of securities should consult its legal advisors to confirm that the acquisition and holding of the security will not result in a non-exempt violation of any applicable Similar Law.

      A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Certificates

      Unless otherwise specified in the prospectus supplement, the following discussion applies only to securities that are rated BBB- (or its equivalent) or better.

      The United States Department of Labor has granted to the lead underwriter named in the prospectus supplement the Exemption, which grants exemptive relief from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, representing interests in asset-backed pass-through issuers, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include fully-secured motor vehicle installment loans and installment sale contracts. The Exemption will apply to the acquisition, holding and resale of the certificates by a Plan, or by a person investing assets of a Plan, provided that the conditions, highlighted below, are met.

      Among the conditions which must be satisfied for the Exemption to apply to the certificates are the following:

      (1) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the issuer unless the issuer holds only certain types of assets, such as fully-secured motor vehicle installment loans or installment sale contracts;

      (3) the certificates acquired by the Plan have received a rating at the time of acquisition that is in one of the three highest generic rating categories (four, in a transaction of the type described in clause (2) above) of an Exemption Rating Agency;

      (4) the owner trustee is not an affiliate of any other member of the Restricted Group, other than an underwriter;

      (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables; and the sum of all payments made to and retained by the master servicer represents not more than reasonable compensation for the master servicer's services under the applicable agreement and reimbursement of the master servicer's reasonable expenses in connection therewith;

      (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

      (7) for certain types of issuers, the documents establishing the issuer and governing the transaction include certain provisions intended to protect the assets of the issuer from creditors of the depositor.

      The Exemption, as amended, provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Obligations supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the issuing entity, may be transferred to the issuing entity during the ERISA Pre-Funding Period, instead of being required to be either identified or transferred on or before the Closing Date. The relief is available when the pre-funding arrangements satisfy certain conditions.

      The Exemption would also provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an entity containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements:

      (1) in the case of the acquisition of securities in connection with the initial issuance, at least 50% of each class of securities in which Plans invest and at least 50% of the issuing entity's securities in the aggregate are acquired by persons independent of the Restricted Group;

      (2) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the issuing entity;

      (3) the Plan's investment in securities does not exceed 25% of all of the securities outstanding at the time of the acquisition; and

      (4) immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This exemptive relief does not apply to Plans sponsored by a member of the Restricted Group.

      The rating of a security may change. If a class of securities no longer has a rating from at least one Exemption Rating Agency that satisfies the requirements of the Exemption (generally BBB- or Baa3 or better), securities of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it). Securities of a class that ceases to satisfy the ratings requirements of the Exemption may be purchased by an insurance company general account investing plan assets if the purchase and holding satisfy the requirements of Sections I and III of PTCE 95-60.

      The prospectus supplement will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply. It is not clear that the Exemption will apply to securities issued by an issuer that has a revolving period. If the issuer intends for the Exemption to apply to its sales of securities to Plans, it may prohibit sales until the expiration of the revolving period.

      Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, as amended, and the potential consequences in their specific circumstances, prior to making the investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

      The Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under
Section 401(c), the Department of Labor published general account regulations providing guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code. The general account regulations do not exempt from treatment as "plan assets" assets in an insurance company's general account that support insurance policies issued to Plans after December 31, 1998. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase. The general account regulations should not, however, adversely affect the applicability of PTCE 95-60.

                              Plan of Distribution

      The securities of each series that are offered by this prospectus and a prospectus supplement will be offered through one or more of the following methods. The prospectus supplement will provide specified details as to the method of distribution for the offering.

Sales Through Underwriters

      If specified in the prospectus supplement, on the terms and conditions set forth in an underwriting agreement, the depositor will agree to sell, or cause the related issuing entity to sell, to the underwriters named in the prospectus supplement the notes and certificates of the issuing entity specified in the underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and certificates of the related issuing entity set forth in the prospectus supplement and the underwriting agreement.

      Each prospectus supplement will either:

      o set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes and certificates; or

      o specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

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

      After the initial public offering of the notes and certificates, the public offering prices and the concessions may be changed.

      Each underwriting agreement will provide that the depositor and the originator will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

      Each issuing entity may, from time to time, invest the funds in its issuing entity accounts in investments acquired from such underwriters or from Wachovia Bank.

      Under each underwriting agreement with respect to a given issuing entity, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that issuing entity, some of which may not be registered or may not be publicly offered.

      The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the prospectus supplement.

      The underwriters may make a market in the securities, but they are not obligated to do so. In addition, any market-making may be discontinued at any time at their sole discretion.

      If you initially receive an electronic copy of the prospectus and prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and prospectus supplement upon request to the underwriter. Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and prospectus supplement to you free of charge.

Foreign Sales

      United Kingdom. If any securities of a series are offered in the United Kingdom, each underwriter will represent and agree that:

      o in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by the issuing entity;

      o it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of any of the offered securities in circumstances in which
            Section 21(1) of the FSMA does not apply to the issuing entity;
            and

      o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to those securities in, from or otherwise involving the United Kingdom.

      European Economic Area. In relation to each Relevant Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed, and each further underwriter or dealer will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State:

      o in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

      o at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      o at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year,
            (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      o at any time in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to
            Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

      Ireland. Each underwriter has severally represented to and agreed with the depositor that: (i) in respect of a local offer (within the meaning of Section 38(l) of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland) of securities in Ireland, it has complied and will comply with Section 49 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland; and (ii) at all times:

      o it has complied and will comply with all applicable provisions of the Investment Intermediaries Acts, 1995 to 2000 of Ireland (as amended) with respect to anything done by it in relation to the securities or operating in, or otherwise involving, Ireland and, in the case of an underwriter acting under and within the terms of an authorization to do so for the purposes of European Union Council Directive 93/22/EEC of 10 May 1993 (as amended or extended), it has complied with any codes of conduct made under the Investment Intermediaries Acts, 1995 to 2000 of Ireland (as amended) and, in the case of an underwriter acting within the terms of an authorization granted to it for the purposes of European Union Council Directive 2000/12/EC of 20 March 2000 (as amended or extended), it has complied with any codes of conduct or practice made under Section 117(l) of the Central Bank Act, 1989 of Ireland (as amended); and

      o it has only issued or passed on, and it will only issue or pass on, in Ireland or elsewhere, any document received by it in connection with the issue of the securities to persons who are persons to whom the document may otherwise lawfully be issued or passed on.

Other Placements

      To the extent set forth in the prospectus supplement, securities of a given series may be offered by placements with institutional investors through dealers or by direct placements with institutional investors. The prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities.

      Purchasers of securities, including dealers, may, depending upon the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

Stabilization Transactions, Short Sales and Penalty Bids

      Until the distribution of the securities of a series being offered pursuant to this prospectus and a prospectus supplement is completed, rules of the SEC may limit the ability of the related underwriters and certain selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the securities.

      The underwriters may make short sales in the securities being sold in connection with an offering (i.e., they sell more notes or certificates than they are required to purchase in the offering). This type of short sale is commonly referred to as a "naked" short sale because the related underwriters do not have an option to purchase these additional securities in the offering. The underwriters must close out any naked short position by purchasing notes or certificates, as the case may be, in the open market. A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the notes or certificates in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters' purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the notes or the certificates, as the case may be, or preventing or retarding a decline in the market price of the notes or certificates.

      The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of such securities, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those securities as part of the offering.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discouraged resales of the security.

      Neither the depositor nor any of the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the related securities. In addition, neither the depositor nor any of the underwriters will make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                     Ratings

      Except as otherwise provided in the prospectus supplement, it is a condition to the issuance of each class of securities of each issuing entity that will be offered pursuant to this prospectus and a prospectus supplement that they shall have been rated in one of the four highest rating categories by each Rating Agency.

      Each rating will be based on, among other things, the adequacy of the issuing entity's assets and any credit enhancement and will reflect the Rating Agency's assessment solely of the likelihood that holders of securities of the related class will receive payments to which those securityholders are entitled under the related indenture or trust agreement, as applicable. No rating will constitute an assessment of the likelihood that principal prepayments on the receivables will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an optional redemption of the related series of securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each rating should be evaluated independently of any other price or suitability for a particular investor. No rating will address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      We can give you no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to the erosion in the adequacy of the value of the issuing entity's assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit or cash flow enhancement provider or a change in the rating of the credit or cash flow enhancement provider's long-term debt.

                                 Legal Opinions

      Certain legal matters relating to the securities of any series, including certain federal income tax matters, will be passed upon for the depositor and the related issuing entity by Sidley Austin LLP, San Francisco, California. Certain legal matters relating to each issuing entity that is a Delaware statutory trust have been passed upon for the depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware. Counsel for the underwriters of each series will be identified in the prospectus supplement.

                                Glossary of Terms

      Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

      "Additional Obligations" means all Obligations transferred to the issuing entity after the Closing Date.

      "Advance" means an amount equal to the amount of interest that would have been due on a receivable at its Contract Rate for the related Collection Period, assuming that such receivable is paid on its due date, minus the amount of interest actually received on such receivable during such Collection Period.

      "Bank Holding Company Act" means the Bank Holding Company Act of 1956, as amended.

      "Bankruptcy Code" means Title 11 of the United States Code, as amended.

      "Benefit Plan Investor" means any:

      o "employee benefit plan" (as defined in Section 3(3) of ERISA), that is subject to Part 4 of Title I of ERISA;

      o "plan" to which Section 4975 of the Internal Revenue Code applies, including individual retirement accounts and Keogh plans; or

      o entity whose underlying assets include plan assets by reason of a plan's investment in such entity, including without limitation, as applicable, an insurance company general account.

      "Book-Entry Securities" means the notes and certificates, if any, that are held in the United States through DTC and in Europe through Clearstream or Euroclear.

      "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware, the state in which the executive offices of the indenture trustee are located, the State of North Carolina, the State of California and the State of Nevada are authorized by law, regulation or executive order to be closed.

      "Certificate Balance" means with respect to (i) all certificates of a class that has a balance, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or (ii) any certificate of a class that has a balance, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

      "Clearstream" means Clearstream Banking, a societe anonyme and a professional depository under the laws of Luxembourg.

      "Clearstream Customer" means a participating organization of Clearstream.

      "Closing Date" means that date specified in the prospectus supplement on which the issuing entity issues its securities.

      "Collection Period" means with respect to securities of each issuing entity, the period specified in the prospectus supplement.

      "Contract Rate" means the per annum interest borne by a receivable.

      "Controlling Class" means, with respect to any issuing entity, the most senior class of notes described in the prospectus supplement as long as any notes of such class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding. After all notes have been paid, the certificates, if any, will be the controlling class of securities of the issuing entity.

      "Cutoff Date" means the "Cutoff Date" specified in the prospectus supplement.

      "Definitive Certificates" means any certificates that are issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

      "Definitive Notes" means any notes that are issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

      "Definitive Securities" means Definitive Notes and Definitive Certificates, if any.

      "Deposit Date" means, for each Distribution Date, the Business Day preceding such Distribution Date.

      "Depository" means DTC and any successor depository selected by the indenture trustee or the administrator, as applicable.

      "Distribution Date" means the date specified in the prospectus supplement for the payment of principal of and interest on the securities.

      "DTC" means The Depository Trust Company and any successor depository selected by the indenture trustee or the administrator, as applicable.

      "Eligible Deposit Account" means either:

      o     a segregated account with an Eligible Institution; or

      o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

      "Eligible Institution" means:

      o     Wachovia Bank;

      o the corporate trust department of the indenture trustee or the corporate trust department of the owner trustee; or

      o any other depository institution organized under the laws of the United States or any state or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any one of the states thereof or the District of Columbia qualified to take deposits and subject to supervision and examination by federal or state banking authorities (a) which at all times has (i) a long-term unsecured debt rating in one of the four highest ratings categories by each Rating Agency or (ii) a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating otherwise acceptable to the Rating Agencies and (b) whose deposits are insured by the FDIC.

      "Eligible Investments" means:

      o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

      o demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

      o commercial paper having, at the time of such investment, a rating in the highest rating category from each Rating Agency;

      o investments in money market funds having the highest rating from each Rating Agency;

      o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency; and

      o     any other investment acceptable to each Rating Agency.

      Eligible Investments are generally limited to obligations or securities which mature on or before the Distribution Date in the Collection Period succeeding the Collection Period in which the investment is made (or, in the case of any reserve fund, on or before the Deposit Date following the date of such investment).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Pre-Funding Period" means, with respect to the Exemption, a 90-day or three-month period following the Closing Date during which, subject to certain conditions, Additional Obligations may be transferred to the issuing entity.

      "Euroclear" means a professional depository operated by Euroclear Bank, S.A./N.V.

      "European Economic Area" means the European Union member states , together with Iceland, Liechtenstein and Norway.

      "Events of Default" under each indenture will consist of the events specified under "The Indenture--Events of Default".

      "Events of Servicing Termination" under each sale and servicing agreement will consist of the events specified under "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination".

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exemption" means the exemption granted by Prohibited Transaction Exemption 96-22, 61 Fed. Reg. 14828 (April 3, 1996), as amended.

      "Exemption Rating Agency" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch Ratings.

      "FDIC" means the Federal Deposit Insurance Corporation, and its successors.

      "Financed Vehicle" means a new or used automobile, minivan, sport utility vehicle, light duty truck, motorcycle or commercial vehicle financed by a receivable.

      "Foreign Person" means a nonresident alien, foreign corporation or other non-United States Person.

      "FSMA" means the Financial Services and Markets Act 2000, as amended.

      "Insolvency Event" means, with respect to any entity, certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service, and its successors.

      "Military Families Relief Act" means the California Military Families Financial Relief Act, as amended.

      "Obligations" means, with respect to the Exemption, contracts, loans or other secured receivables.

      "OCC" means the Office of the Comptroller of the Currency, and its successors.

      "Plan" means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

      "Plan Assets Regulation" means a regulation, 29 C.F.R. Section 2510.3-101, issued by the Department of Labor, as modified by Section 3(42) of ERISA.

      "Pre-Funding Period" means the period specified in the prospectus supplement following the Closing Date during which the depositor will sell Subsequent Receivables to the issuing entity.

      "Prospectus Directive" means Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 and includes any relevant implementing measure in each Relevant Member State.

      "PTCE" means Prohibited Transaction Class Exemption.

      "Purchase Amount" means a price at which the originator or the master servicer must purchase a receivable from an issuing entity, equal to the unpaid principal balance of such receivable as of the last day of the related Collection Period plus interest accrued on such receivable at the Contract Rate on the last day of the Collection Period as to which such receivable is purchased.

      "Rating Agency" means a nationally recognized rating agency named in the prospectus supplement providing, at the request of the depositor, a rating on one or more classes of the securities issued by the issuing entity.

      "Receivables Transfer and Servicing Agreements" means, collectively, each sale and servicing agreement under which an issuing entity will purchase receivables from the depositor and the master servicer will agree to service such receivables, each trust agreement under which an issuing entity will be created and certificates will be issued and each administration agreement under which the master servicer, or such other person named in the prospectus supplement, will undertake certain administrative duties with respect to the issuing entity.

      "Record Date" means the Business Day immediately preceding each Distribution Date or, if Definitive Securities are issued, the last day of the preceding Collection Period.

      "Rees-Levering Act" means the Rees-Levering Motor Vehicle Sales and Finance Act, as amended.

      "Registration Statement" means the registration statement, together with all amendments and exhibits thereto, filed by the depositor with the SEC under the Securities Act relating to the certificates and notes offered by this prospectus and a prospectus supplement.

      "Relevant Member State" means each member state of the European Economic Area.

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

      "Restricted Group" means, with respect to the issuing entity, the originator, any underwriter, any trustee, any servicer, any insurer, any obligor with respect to receivables included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity, any counterparty to an eligible swap agreement included in the issuing entity and any affiliate of such parties.

      "SEC" means the Securities and Exchange Commission, and its successors.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Short-Term Note" means a note that has a fixed maturity date of not more than one year from the issue date of such note.

      "Similar Law" means any federal, state or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

      "Subsequent Cutoff Date" means, with respect to a Subsequent Receivable, the date specified by the depositor in accordance with the sale and servicing agreement, which is expected to be not more than ten Business Days immediately preceding the related Subsequent Transfer Date.

      "Subsequent Receivables" means additional receivables sold by the depositor to the issuing entity during a Pre-Funding Period after the Closing Date.

      "Subsequent Transfer Date" means each date during the Pre-Funding Period specified as a transfer date in the prospectus supplement on which Subsequent Receivables will be sold by the depositor to the applicable issuing entity.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

      "UCC" means the Uniform Commercial Code in effect in the applicable jurisdiction.

      "United States" means the United States of America.

      "United States Person" generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:

      o a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

      o the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States Person.

      "Wachovia Bank" means Wachovia Bank, National Association, and its successors.

      "Wachovia Dealer Services" means Wachovia Dealer Services, Inc. (formerly known as WFS Financial Inc), and its successors.

                                 $1,950,000,000
                      Wachovia Auto Loan Owner Trust 2007-1
                                (Issuing Entity)
                                  -----------
                      Wachovia Bank, National Association
                   Sponsor, Master Servicer and Administrator

                         Wachovia Dealer Services, Inc.
                                   Originator

                               WDS Receivables LLC
                                    Depositor
                                  -----------

            $384,000,000                      %  Class A-1 Asset Backed Notes
            $613,000,000                      %  Class A-2 Asset Backed Notes
            $359,000,000                      %  Class A-3a Asset Backed Notes
            $359,000,000       LIBOR Plus     %  Class A-3b Asset Backed Notes
            $ 75,000,000                      %  Class B Asset Backed Notes
            $ 80,000,000                      %  Class C Asset Backed Notes
            $ 80,000,000                      %  Class D Asset Backed Notes
            $ 50,000,000                      %  Class E Asset Backed Notes(1)

(1) The Class E Asset Backed Notes are not being offered by this prospectus supplement and will not be purchased by the underwriters but will instead be transferred to the Depositor on the closing date as partial consideration for the transfer of the receivables and related assets from the Depositor to the Issuing Entity. The Depositor may, from time to time, offer the Class E Asset Backed Notes as more fully described under "Underwriting" in this prospectus supplement.


                   --------------------------
                     PROSPECTUS SUPPLEMENT
                   --------------------------


      You should rely only on the information contained or incorporated by reference in this prospectus supplement. WDS Receivables LLC has not authorized anyone to provide you with additional or different information. WDS Receivables LLC is not offering the Offered Notes in any state in which the offer is not permitted.

      Dealers will deliver a prospectus when acting as underwriters of the Offered Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Notes will deliver a prospectus until 90 days after the date of this prospectus supplement.


                        Underwriters of the Class A Notes

Wachovia Securities
                      Credit Suisse
                                       Guzman & Company
                                                           RBS Greenwich Capital

        Underwriter of the Class B Notes, Class C Notes and Class D Notes

                               Wachovia Securities

                                     , 2007